Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

LICENSE AND COLLABORATION AGREEMENT

by and between

STOKE THERAPEUTICS, INC.

and

Biogen International GmbH

Dated as of February 14, 2025

TABLE OF CONTENTS

Page

Article 1 DEFINITIONS 1

Article 2 LICENSE GRANT 22

Section 2.1 Licensed Product 22

2.1.1 Licenses to BIG 22

2.1.2 Licenses to Stoke 22

Section 2.2 Option Product 23

2.2.1 Option 23

2.2.2 Option Data Package 23

2.2.3 Option Exercise 23

2.2.4 Option Product Licenses 24

Section 2.3 Sublicenses 26

Section 2.4 Existing Agreement 26

Section 2.5 No Other Rights 26

Section 2.6 Transfer of Know-How and Technical Assistance 26

Section 2.7 Exclusivity 27

2.7.1 Non-Compete 27

2.7.2 Exceptions 28

2.7.3 Acknowledgement 29

Article 3 GOVERNANCE 29

Section 3.1 Joint Steering Committee 29

3.1.1 Formation 29

3.1.2 Composition 29

3.1.3 Responsibilities 29

3.1.4 Meetings and Minutes 30

3.1.5 Procedural Rules 31

Section 3.2 Subcommittees 31

3.2.1 General 31

3.2.2 Joint Development Committee 31

3.2.3 Joint Commercialization Committee 32

Section 3.3 Decision Making 33

3.3.1 Process 33

3.3.2 Dispute Resolution 33

3.3.5 Day-to-Day Conduct 34

Section 3.4 Limitation on Authority 34

Section 3.5 Discontinuation of JSC and Subcommittees 34

Section 3.6 Alliance Managers 35

Section 3.7 Cooperation 35

Section 3.8 Expenses 35

Article 4 DEVELOPMENT 35

Section 4.1 Global Development 35

Section 4.2 Territory Development Plans 36

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Section 4.3 Rights and Responsibilities of Development 37

4.3.1 Performance 37

4.3.2 Development Outside of Territory 37

4.3.3 Subcontracting 37

4.3.4 Diligence 37

Section 4.4 Development Records; Report; and Data Sharing 37

4.4.1 Development Records 37

4.4.2 Development Reports; Data Sharing 38

Section 4.5 Costs of Development Activities 38

4.5.1 Cost Sharing 38

4.5.2 Payments 39

Section 4.6 Additional Global Studies 40

4.6.1 Proposal for New Global Studies 40

Section 4.7 Backup Products 41

Article 5 REGULATORY 41

Section 5.1 Regulatory Responsibilities. 41

5.1.1 Responsibilities of Stoke 41

5.1.2 Responsibilities of BIG 41

Section 5.2 Right of Reference 42

Section 5.3 Regulatory Updates 42

Section 5.4 Pharmacovigilance Agreement and Global Safety Database 42

Article 6 Manufacturing And Supply 43

Section 6.1 Technology Transfer 43

Section 6.2 Clinical Supply 43

Section 6.3 Commercial Supply 44

Section 6.4 Stoke Manufacture 44

Article 7 Commercialization 44

Section 7.1 Commercialization Responsibilities 44

Section 7.2 Diligence 45

Section 7.3 Commercialization Updates 45

Section 7.4 Pricing 45

7.4.1 Restrictions on BIG 45

7.4.2 Restrictions on Stoke 45

7.4.3 Additional Procedures 46

Article 8 PAYMENTS AND RECORDS 46

Section 8.1 Upfront Payment 46

Section 8.2 Option Exercise Fee 46

Section 8.3 Milestone Payments 46

8.3.1 Pre-Commercial Milestone 46

8.3.2 First Commercial Sale Milestones 47

8.3.3 Sales Milestones 47

8.3.4 Milestone Payment Procedures 48

Section 8.4 Royalties 49

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8.4.1 Royalty Rates 49

8.4.2 Royalty Reductions 50

8.4.3 Mechanics of Adjustments; Floor 51

8.4.4 Royalty Reports 51

Section 8.5 Third Party Licenses 51

Section 8.6 Other Payment Procedures 52

Section 8.7 Mode of Payment; Foreign Exchange 52

Section 8.8 Taxes 52

8.8.1 General 52

8.8.2 Withholding 53

8.8.3 Value Added Tax 53

Section 8.9 Interest on Late Payments 54

Section 8.10 Financial Records 55

Section 8.11 Audit 55

8.11.1 Procedures 55

Section 8.12 Right to Offset 55

Section 8.13 Stoke Third Party Obligations 55

Article 9 Intellectual property 56

Section 9.1 Intellectual Property Ownership 56

9.1.1 Ownership of IP Arising Under This Agreement 56

9.1.2 Disclosure and Assistance Regarding Joint IP 56

9.1.3 Exceptions 56

9.1.4 Assignment Obligation 56

Section 9.2 Maintenance and Prosecution of Patent Rights 56

9.2.1 Stoke Platform Patent Rights 56

9.2.2 Other Patent Rights 57

9.2.3 Settlement of Defense Proceedings 59

9.2.4 Patent Term Extensions 59

9.2.5 Orange Book Listings 59

9.2.6 Common Interest Disclosures 59

9.2.7 Cooperation 60

Section 9.3 Enforcement 60

9.3.1 Notice 60

9.3.2 Stoke Platform Patent Rights 61

9.3.3 Other Patent Rights 61

9.3.4 Generic Competition 62

9.3.5 Stoke Territory 63

9.3.6 Recovery 63

9.3.7 Cooperation 64

Section 9.4 Infringement Claims by Third Parties 64

9.4.1 Notice 64

9.4.2 Control 64

9.4.3 Recovery 65

Section 9.5 Product Trademarks 65

Section 9.6 International Nonproprietary Name 65

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Article 10 REPRESENTATIONS, WARRANTIES AND COVENANTS 65

Section 10.1 Mutual Representations and Warranties 66

Section 10.2 Additional Representations, Warranties and Covenants of Stoke 66

Section 10.3 Additional Representations, Warranties and Covenants of BIG 71

Section 10.4 Mutual Covenants 72

Section 10.5 Bring-Down Disclosure Schedule 73

Section 10.6 DISCLAIMER 73

Article 11 INDEMNIFICATION 73

Section 11.1 By Stoke 73

Section 11.2 By BIG 74

Section 11.3 Procedure 74

Article 12 LIMITATIONS OF LIABILITY; INSURANCE 75

Section 12.1 LIMITATION OF DAMAGES 75

Section 12.2 Insurance 75

Article 13 CONFIDENTIALITY 76

Section 13.1 Confidential Information 76

13.1.1 Confidential Information 76

13.1.2 Restrictions 76

13.1.3 Exceptions 76

13.1.4 Permitted Disclosures 77

Section 13.2 Terms of this Agreement; Publicity 77

13.2.1 Restrictions 77

13.2.2 Review 78

Section 13.3 Publication 78

Section 13.4 Relationship to the Confidentiality Agreement 79

Section 13.5 Attorney-Client Privilege 79

Article 14 TERM & TERMINATION 79

Section 14.1 Term of this Agreement 79

Section 14.2 Termination by Mutual Agreement 79

Section 14.3 Termination by Either Party 79

14.3.1 Material Breach 79

14.3.2 Termination for Anti‑Corruption Non‑Compliance 80

14.3.3 Insolvency 80

Section 14.4 Termination by BIG 80

14.4.1 Without Cause 80

14.4.2 Safety 80

Section 14.5 Termination by Stoke 81

Section 14.6 [***] 81

Section 14.7 Effects of Termination 82

14.7.1 Termination of Licenses 82

14.7.2 Non-Cancellable Costs 82

14.7.3 Inventory 82

14.7.4 Confidential Information 82

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14.7.5 Clinical Trials 83

14.7.6 Sublicense Survival 83

14.7.7 Reversion of Products 83

Section 14.8 BIG Rights in Lieu of Termination 85

Section 14.9 Survival 86

Article 15 MISCELLANEOUS 86

Section 15.1 Entire Agreement; Amendment 86

Section 15.2 Rights in Bankruptcy 86

Section 15.3 Independent Contractors 87

Section 15.4 Governing Law; Service 87

Section 15.5 Dispute Resolution 87

15.5.1 Procedures 87

Section 15.6 Language for Communications; Notice 88

Section 15.7 Specific Performance 90

Section 15.8 Compliance with Law; Severability 90

Section 15.9 Non-Use of Names 90

Section 15.10 Successors and Assigns 90

Section 15.11 Waivers 91

Section 15.12 No Third Party Beneficiaries 91

Section 15.13 Force Majeure 91

Section 15.14 Headings; Exhibits; Appendices 91

Section 15.15 Interpretation 92

Section 15.16 Counterparts Electronic or Facsimile Signatures 92

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List of Exhibits and Schedules

Licensed Patent Rights: Exhibit 1.104

Licensed Product-Specific Patent Rights: Exhibit 1.104(b)

[***]: Exhibit 1.149

Stoke Platform Patent Rights: Exhibit 1.104(a)

Existing Agreement copy: Exhibit 2.4

Initial Global Development Plan: Exhibit 4.1

Principal Terms of Clinical Supply Agreement: Exhibit 6.2

Initial Disclosure Schedule: Exhibit 10.2

Existing Patent Rights: Exhibit 10.2.1

Existing Agreements: Exhibit 10.2.7

Press Release: Exhibit 13.2.1

Schedule 2.2.2: Option Data Package Contents

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Confidential Execution Version

LICENSE AND COLLABORATION AGREEMENT

This License and Collaboration Agreement (this “Agreement”) is entered into as of February 14, 2025 (the “Effective Date”) by and between Stoke Therapeutics, Inc., a Delaware corporation (“Stoke”) and Biogen International GmbH, a Swiss limited liability company (“BIG”). Stoke and BIG are each hereafter referred to individually as a “Party” and together as the “Parties”.

WHEREAS, Stoke is a clinical stage biopharmaceutical company that develops therapies based on ASOs (as defined below) for rare diseases;

WHEREAS, BIG is a commercial stage biopharmaceutical company with expertise in research, development, manufacturing and commercialization of pharmaceutical and biologics products; and

WHEREAS, BIG and Stoke desire to collaborate to develop and commercialize zorevunersen (STK-001), an ASO directed to SCN1A (as defined below), as well as potentially other products directed to SCN1A, in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

Article 1
DEFINITIONS

All references to particular Exhibits, Articles or Sections mean the Exhibits to, and Articles and Sections of, this Agreement, unless otherwise specified. For the purposes of this Agreement and the Exhibits and Appendices hereto, the following words and phrases have the following meanings:

Section 1.1
“Accounting Standards” means, U.S. Generally Accepted Accounting Principles (GAAP) as generally and consistently applied through each Party’s and its Affiliates’ organization.
Section 1.2
“Additional Compound” has the meaning set forth in Section 1.3.
Section 1.3
“Additional Licensed Product” means any pharmaceutical product that (a) comprises or contains, as an active pharmaceutical ingredient, an ASO Directed To SCN1A Controlled by Stoke or its Affiliate as of the Effective Date or at any time during the Term other than the Initial Compound (such other compound, “Additional Compound”), [***], and (b) is designed to be delivered intrathecally.
Section 1.4
“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person, for as long as such control exists. For purposes of this definition, “control” means the direct or indirect ownership of more than fifty percent (50%) of the voting or economic interest of a Person, or the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of a Person. For clarity, once a Person ceases to be an Affiliate of a Party, then, without any further action, such Person shall cease to have any rights, including license and sublicense rights, under this Agreement by reason of being an Affiliate of such Party.
Section 1.5
“Agreement” has the meaning set forth in the Preamble.
Section 1.6
“Alliance Manager” has the meaning set forth in Section 3.6.
Section 1.7
“Annual Net Sales” means cumulative Net Sales over a single Calendar Year.
Section 1.8
“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, any laws or regulations implementing the OECD Convention Against Bribery of Foreign Public Officials in International Business Transactions, any anti-bribery or anti‑corruption laws and other similar anti-corruption laws, prohibiting bribery, kickbacks or other unlawful or improper means of obtaining business or commercial advantages, including applicable local and international anti-bribery and anti-corruption laws and regulations applicable to the Licensed Products or Option Products (after Option Exercise Effective Date) in either Party’s territory.
Section 1.9
“Antitrust Clearance” has the meaning set forth in Section 2.2.4(c).
Section 1.10
“Antitrust Consents” has the meaning set forth in Section 2.2.4(c).
Section 1.11
“Antitrust Laws” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act and the Federal Trade Commission Act of 1914, each as amended, and all other applicable Law, whether federal, state, or foreign, that is designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, lessening of competition, or abuse of dominance through merger or acquisition or any structured collaboration.
Section 1.12
“Arising Know-How” means any and all Know-How discovered, invented, developed, or otherwise made by or on behalf of a Party or its Affiliates or its or their Sublicensees, whether singly or jointly with another, in connection with the performance of such Party’s activities or exercise of rights under this Agreement.
Section 1.13
“ASO” means a single-stranded antisense oligonucleotide (including any analog, variant, mimic, or mimetic thereof), in unconjugated form, that modulates the expression of a gene target (a) directly via hybridization to an RNA of such gene target, thus affecting its transcription, splicing, stability or translation, or (b) indirectly via hybridization to an RNA that regulates such gene target.
Section 1.14
“BIG” has the meaning set forth in the Preamble.
Section 1.15
“BIG Collaboration IP” means BIG Collaboration Know-How, BIG Collaboration Patent Rights and BIG or its Affiliate’s interest in any Joint Know-How and Joint Patent Rights.
Section 1.16
“BIG Collaboration Know-How” means all Arising Know-How

discovered, invented, developed or otherwise made by or on behalf of BIG or its Affiliates or its or their Sublicensees in the performance of activities or exercise of rights under this Agreement, excluding any Stoke Platform Improvement Know-How and Joint Know-How.
Section 1.17
“BIG Collaboration Patent Rights” means all Patent Rights Covering BIG Collaboration Know-How.
Section 1.18
“BIG Indemnified Parties” has the meaning set forth in Section 11.1.
Section 1.19
“BIG Privacy and Security Obligations” has the meaning set forth in Section 10.3.7.
Section 1.20
“BIG Territory” means worldwide except for the Stoke Territory.
Section 1.21
“BIG Territory Development Plan” has the meaning set forth in Section 4.2.
Section 1.22
“Bring-Down Date” has the meaning set forth in Section 2.2.4(d).
Section 1.23
“Bring-Down Disclosure Schedule” has the meaning set forth in Section 10.2.
Section 1.24
“Business Day” means a day other than a Saturday or Sunday or a day on which banking institutions in the Commonwealth of Massachusetts or in Baar, Switzerland is permitted or required to be closed.
Section 1.25
“Calendar Quarter” means each of the three (3) month periods ending March 31, June 30, September 30 and December 31; provided, however, that: (a) the first Calendar Quarter of the Term shall extend from the Effective Date to the end of the first complete Calendar Quarter thereafter; and (b) the last Calendar Quarter shall extend from the beginning of the Calendar Quarter in which this Agreement expires or terminates until the effective date of such expiration or termination.
Section 1.26
“Calendar Year” means each of the twelve (12) month periods ending December 31; provided, however, that: (a) the first Calendar Year of the Term shall extend from the Effective Date to the end of the first complete Calendar Year thereafter; and (b) the last Calendar Year shall extend from the beginning of the Calendar Year in which this Agreement expires or terminates until the effective date of such expiration or termination.
Section 1.27
“Centralized Approval Procedure” means the procedure through which a MAA filed with the EMA results in a single marketing authorization valid in all European Union member states, Iceland, Norway and Liechtenstein.
Section 1.28
“Clinical Supply Agreement” has the meaning set forth in Section 6.2.
Section 1.29
“Clinical Trial Application” or “CTA” means an application filed with a Regulatory Authority for authorization to commence clinical studies, including (a) an IND as defined in the FFDCA or any successor application or procedure filed with the FDA, EMA, or any equivalent in other countries or regulatory jurisdictions, and (b) all supplements, amendments, variations, extensions and renewals thereof that may be filed with respect to the foregoing.
Section 1.30
“CMC” means chemistry, manufacturing and controls activities in connection with a pharmaceutical product.
Section 1.31
“CMO” means contract manufacturing organization.
Section 1.32
“Combination Product” means a Licensed Product that [***].
Section 1.33
“Commercialization” means any and all processes and activities conducted to establish and maintain sales for a Licensed Product or Option Product (after Option Exercise Effective Date), including processes and activities to market, advertise, promote, store, transport, distribute, import, export, offer to sell (including pricing and reimbursement and value and access activities as well as observational research and evidence generation including economic value), detail, sell a pharmaceutical product, conduct other commercialization activities, including activities conducted in connection with commercial launch, such as branding (including activities to obtain international nonproprietary names and other nonproprietary names for a Licensed Product or Option Product (after Option Exercise Effective Date), and research relating to product naming), establishing a sales force, forecasting mechanisms, drug pricing analyses and launch strategies, including in support of any of the foregoing (including training, materials, public relations and market research), and “Commercialize” shall have the correlative meaning with respect to such activities; provided, that Commercialization shall exclude Development and Manufacturing.
Section 1.34
“Commercially Reasonable Efforts” means, with respect to the efforts and resources to be expended by a Party (“Obligated Party”) with respect to any objective, activity or decision to be undertaken with respect to the Development, Manufacture or Commercialization of a Licensed Product or Option Product (after Option Exercise Effective Date), the efforts and resources to accomplish such objective, activity or decision that would be comparable with the efforts and resources that such Party would normally use to accomplish a similar objective, activity or decision with respect to its other pharmaceutical compounds or products that are at a similar stage of development or product life, are in a similar therapeutic and disease area and are of similar market potential taking into account all relevant legal, medical, scientific, technical and commercial and other factors including: [***]. Without limiting the foregoing, Commercially Reasonable Efforts requires that a Party at a minimum: [***]. In addition, with regard to BIG’s obligations relating to the Development, Manufacture and Commercialization of Licensed Product(s) or Option Product(s) (after Option Exercise Effective Date) hereunder, it is anticipated that the level of effort may change over time, including to reflect changes in the status of the product in particular countries or markets. For the avoidance of doubt, where a Party has an obligation to use Commercially Reasonable Efforts, the efforts of such Party and its Affiliates and its and their subcontractors and (sub)licensees/Sublicensees shall be considered in determining whether such Party has satisfied such obligation.
Section 1.35
“Competing Product” means any pharmaceutical product that a Party or its Affiliates is prohibited from Exploiting pursuant to Section 2.7.

Section 1.36
“Competitive Infringement” has the meaning set forth in Section 9.3.2.
Section 1.37
“Confidential Disclosure Agreement” means the Mutual Confidential Disclosure Agreement entered into by and between Stoke and Biogen MA Inc., a BIG Affiliate, dated March 26, 2024.
Section 1.38
“Confidential Information” has the meaning set forth in Section 13.1.1.
Section 1.39
“Control” or “Controlled” means, with respect to any Know-How, Patent Right, Regulatory Filings, or other Intellectual Property Rights, the possession (whether by ownership or license, other than by a license or sublicense granted pursuant to this Agreement) by a Party or its Affiliate of the ability to grant to the other Party a license or access as provided herein to such Know-How, Patent Right, Regulatory Filing or other Intellectual Property Rights, without violating the terms of any agreement or other arrangement of such Party or its Affiliate with any Third Party, in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such license or access, provided that a Party or its Affiliate will not be deemed to Control any Know-How, Patent Right, Regulatory Filings, or other Intellectual Property Rights under an agreement with a Third Party entered into by such Party or its Affiliate after the Effective Date unless the Parties agree to an allocation of payments thereunder in accordance with Section 8.5. Notwithstanding the foregoing, in the event of a Sale Transaction of a Party, such Party shall not be deemed to Control: (a) any Know-How, Patent Right, Regulatory Filings, or other Intellectual Property Rights owned or licensed by the acquirer (or any of its Affiliates) of such Party immediately prior to the closing of such a Sale Transaction; or (b) any Know-How, Patent Right, Regulatory Filings, or other Intellectual Property Rights that the acquirer (or any of its Affiliates) of such Party subsequently develops without accessing or practicing any Licensed IP, Option IP, BIG Collaboration IP or any Confidential Information of the other Party (or any Confidential Information of both Parties), in each case ((a) and (b)), except to the extent that such Know-How, Patent Right, Regulatory Filings, or other Intellectual Property Rights (i) is actually used by such Party or its Affiliates, or the acquirer of such Party, to Exploit a Licensed Product or Option Product following the closing of such Sale Transaction or (ii) was Controlled by such Party or its Affiliates prior to the closing of such Sale Transaction.
Section 1.40
“Convicted Individual” or “Convicted Entity” is an individual or entity, as applicable, who has been convicted of a criminal offense that falls within the ambit of 21 U.S.C. §335a (a) or 42 U.S.C. §1320a – 7(a), but has not yet been excluded, debarred, suspended, or otherwise declared ineligible.
Section 1.41
“Costs” means both internal expenses and actual external costs and expenses incurred.
Section 1.42
“Cover” means (a) with respect to Know-How, that the Exploitation of a given molecule, pharmaceutical product, or item uses or would require the use such Know-How and (b) with respect to a Patent Right, that the Exploitation of a given molecule, pharmaceutical product, or item would infringe a claim of such Patent Right, or, as to a claim that is included in a pending Patent Right, would infringe such pending claim if such pending claim were to issue without modification (in each case in the absence of ownership of, or a license under, such Patent Right). Cognates of the word “Cover” have correlative meanings.

Section 1.43
“Covered Results” has the meaning set forth in Section 13.3.
Section 1.44
“Data” means any and all data, including preclinical data, safety and efficacy data, pharmacology data, chemistry data (including analytical, product characterization, Manufacturing, and stability data), toxicology data, data arising from any clinical trial (including investigator reports (both preliminary and final), statistical analyses, expert opinions and reports, safety and other electronic databases), together with supporting data, medical affairs data and data generated from early patient access programs or compassionate access programs.
Section 1.45
“Data Security and Privacy Laws” mean all applicable Laws relating to the privacy, Processing and security of Personal Data.
Section 1.46
“Debarred Entity” is a corporation, partnership, or association that has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from submitting or assisting in the submission of any abbreviated drug application, or a subsidiary or affiliate of such a corporation, partnership, or association.
Section 1.47
“Debarred Individual” is an individual who has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from providing services in any capacity to a Person that has an approved or pending drug or biological product application.
Section 1.48
“Defense Proceeding” has the meaning set forth in Section 9.2.1.
Section 1.49
“Development” means those activities required or useful to obtain and maintain Regulatory Approval(s) of a Licensed Product or Option Product (after Option Exercise Effective Date), including test and diagnostic method development and stability testing, assay development and audit development, pre-clinical/non-clinical trials (including toxicology, pharmacokinetic, metabolism and excretion studies), formulation development, CMC development, manufacturing process development including commercial scale-up development, pharmacodynamics, quality assurance/quality control development, statistical analysis, clinical trials, medical affairs, packaging development, regulatory affairs, biomarker strategy and development, report writing and statistical analysis, the preparation, filing and prosecution of Regulatory Approval applications, and “Develop” shall have the correlative meaning with respect to such activities; provided, that Development shall exclude Commercialization. For clarity, the term Development shall include the conduct of a clinical study after receipt of a Regulatory Approval.
Section 1.50
“Directed To” means, with respect to an ASO and a target, that such ASO is designed or known to bind to or otherwise modulate such target for therapeutic benefit.
Section 1.51
“Disclosing Party” has the meaning set forth in Section 13.1.1.
Section 1.52
“Dispute” has the meaning set forth in Section 15.5.1.
Section 1.53
“Divestiture” means, with respect to a Competing Product, (a) an outright sale or assignment of all material rights in such Competing Product to a Third Party, or (b) an exclusive out-license of all Development and Commercialization rights with respect to such Competing Product with no further material role, influence or authority of such Party or any of its

Affiliates with respect to such Competing Product (for clarity, the right of such divesting Party or its Affiliates to receive reports, royalties, milestones or other payments in connection with an exclusive licensee’s Development or Commercialization of such Competing Product shall not be deemed a material role, influence or authority for purposes of this definition). When used as a verb, “Divest” and “Divested” means to cause a Divestiture.
Section 1.54
“Dollars” or “$” means United States Dollars.
Section 1.55
“Effective Date” has the meaning set forth in the preamble.
Section 1.56
“EMA” means the European Medicines Agency or any successor entity thereto.
Section 1.57
“Emperor Study” means the phase 3 clinical trial having the protocol entitled “EMPEROR: A Multicenter, Randomized, Double-blind, Sham-controlled, Parallel Group, Phase 3 study Evaluating the Efficacy, Safety, and Tolerability of Zorevunersen (STK-001) in Patients With Dravet Syndrome”.
Section 1.58
“European Union” or “EU” means the European Union, as its membership may be altered from time to time, and any successor thereto.
Section 1.59
“EU5 Countries” means France, Germany, Italy, Spain, and the United Kingdom.
Section 1.60
“Excluded Individual” or “Excluded Entity” is (i) an individual or entity, as applicable, who has been excluded, debarred, suspended, or is otherwise ineligible to participate in federal health care programs such as Medicare or Medicaid by the Office of the Inspector General (OIG/HHS) of the U.S. Department of Health and Human Services; or (ii) is an individual or entity, as applicable, who has been excluded, debarred, suspended, or is otherwise ineligible to participate in federal procurement and non-procurement programs, including those produced by the U.S. General Services Administration (GSA).
Section 1.61
“Executive Officers” means (a) with respect to Stoke, [***], or any other person that such officer designates from time to time, and (b) with respect to BIG, [***], or any other person that such officer designates from time to time.
Section 1.62
“Existing Agreement” has the meaning set forth in Section 10.2.7.
Section 1.63
“Existing Patent Rights” has the meaning set forth in Section 10.2.1.
Section 1.64
“Exploit” means to make, have made, use, distribute, sell, offer for sale, sell and import, including to research, develop, modify, enhance, improve, register, distribute, commercialize, export or otherwise dispose of, and, with respect to any Licensed Product or Option Product (after Option Exercise Effective Date), to Develop, Manufacture or Commercialize. Cognates of the word “Exploit” shall have correlative meanings.
Section 1.65
“FDA” means the United States Food and Drug Administration or any successor entity thereto.

Section 1.66
“FDA’s Disqualified/Restricted List” is the list of clinical investigators restricted from receiving investigational drugs, biologics, or devices if the FDA has determined that the investigators have repeatedly or deliberately failed to comply with regulatory requirements for studies or have submitted false information to the study sponsor or the FDA.
Section 1.67
“Field” means all human and non-human diagnostic, prophylactic and therapeutic uses.
Section 1.68
“First Commercial Sale” means, with respect to a Licensed Product or Option Product (after Option Exercise Effective Date) and a country or other jurisdiction in the BIG Territory, the first sale for monetary value for use or consumption by the end user of such Licensed Product or Option Product in such country or other jurisdiction after Regulatory Approval has been obtained in such country or other jurisdiction. Sales prior to receipt of Regulatory Approval for such Licensed Product or Option Product in such country or other jurisdiction, such as so-called “treatment IND sales”, “expanded early access programs”, “named patient programs” or “named patient sales”, and “compassionate use programs” or “compassionate use sales”, shall not be construed as a First Commercial Sale.
Section 1.69
“Force Majeure Event” has the meaning set forth in Section 15.13.
Section 1.70
“FTE” means the equivalent of the work of one (1) employee full time for one (1) Calendar Year consisting of a total of [***] hours per Calendar Year of work.
Section 1.71
“FTE Costs” means, with respect to a Party for any period, the applicable FTE Rate multiplied by the applicable number of FTE hours of such Party performing the applicable activity described hereunder during such period.
Section 1.72
“FTE Rate” means an initial rate of [***] per FTE, which shall apply through December 31, 2025. Thereafter, the FTE Rate shall be changed annually by the JSC on a Calendar Year basis to reflect any year-to-year percentage increase or decrease (as the case may be), consistent with the Consumer Price Index for All Urban Consumers (CPI U) for the U.S. City Average, calculated by the Bureau of Labor Statistics during the immediately preceding Calendar Year.
Section 1.73
“GCP” means good clinical practices as such standard is defined in accordance with the applicable guidance and regulations including the International Conference of Harmonization (ICH).
Section 1.74
“Generic Product” means, with respect to a Licensed Product or Option Product (after Option Exercise Effective Date), any product that is approved in reliance, in whole or in part, on the prior Regulatory Approval (or on safety or efficacy data submitted in support of the prior Regulatory Approval) of such Licensed Product or Option Product as determined by the applicable Regulatory Authority, including any product authorized for sale (i) in the U.S. pursuant to Section 505(b)(2) or Section 505(j) of the FFDCA (21 U.S.C. §355(b)(2) and 21 U.S.C. §355(j), respectively), (ii) in the EU pursuant to a provision of Articles 10, 10a or 10b of Parliament and Council Directive 2001/83/EC as amended (including an application under Article 6.1 of Parliament and Council Regulation (EC) No 726/2004 that relies for its content on any such provision), or (iii) in any other country or jurisdiction pursuant to all equivalents of such provisions, including any amendments and successor statutes with respect to any of the foregoing. For clarity, a product licensed, marketed, sold, manufactured, or produced by BIG, its Affiliates, or Sublicensees under the same NDA as a Licensed Product or Option Product will not constitute a Generic Product.
Section 1.75
“Global Development Activities” has the meaning set forth in Section 4.1.
Section 1.76
“Global Development Budget” has the meaning set forth in Section 4.1.
Section 1.77
“Global Development Plan” has the meaning set forth in Section 4.1.
Section 1.78
“Global Study Opt-In Notice” has the meaning set forth in Section 4.6.2.
Section 1.79
“Governmental Authority” means any court, agency, department, bureaus, commissions, councils, authority or other instrumentality of any supra-national, federal, national, state, county, regional, provincial, local city or other political subdivision.
Section 1.80
“ICC” has the meaning set forth in Section 15.5.2.
Section 1.81
“Immaterial Changes” means a change or series of related changes to a Global Development Plan that [***].
Section 1.82
“IND” means (a) an investigational new drug application, clinical trial application or similar application for authorization to commence clinical studies filed with a Regulatory Authority, and (b) all supplements and amendments that may be filed with respect to the foregoing.
Section 1.83
“Indemnitee” has the meaning set forth in Section 11.3.
Section 1.84
“Indemnitor” has the meaning set forth in Section 11.3.
Section 1.85
“Infringement” has the meaning set forth in Section 9.3.1.
Section 1.86
“Initial Compound” means zorevunersen (STK-001).
Section 1.87
“Initial Disclosure Schedule” has the meaning set forth in Section 10.2.
Section 1.88
“Initial Licensed Product” means a pharmaceutical product that (a) comprises or contains, as an active pharmaceutical ingredient, the Initial Compound and (b) is designed to be delivered intrathecally.
Section 1.89
“Intellectual Property Rights” means all Know-How, trade secrets, copyrights, Patent Rights, trademarks, service marks, goodwill, moral rights, and any and all other intellectual property or proprietary rights (including applications relating thereto), whether or not now known or hereafter recognized in any jurisdiction.
Section 1.90
“Intrathecal SCN1A Product” means any pharmaceutical product that (a) comprises or contains, as an active pharmaceutical ingredient, an ASO Directed To SCN1A [***], and (b) is designed to be delivered intrathecally.

Section 1.91
“Issuing Party” has the meaning set forth in Section 13.2.2.
Section 1.92
“Joint Commercialization Committee” or “JCC” has the meaning set forth in Section 3.2.1.
Section 1.93
“Joint Development Committee” or “JDC” has the meaning set forth in Section 3.2.1.
Section 1.94
“Joint IP” means the Joint Know-How and Joint Patent Rights.
Section 1.95
“Joint Know-How” means all Arising Know-How discovered, invented, developed or otherwise made jointly by or on behalf of (a) BIG or its Affiliates or its or their Sublicensees and (b) Stoke or its Affiliates or its or their Sublicensees, in each case in the performance of activities or exercise of rights under this Agreement, excluding any Stoke Platform Improvement Know-How.
Section 1.96
“Joint Patent Rights” means any Patent Rights that claim Joint Know-How.
Section 1.97
“Joint Steering Committee” or “JSC” has the meaning set forth in Section 3.1.1.
Section 1.98
“Know-How” means proprietary techniques, technology, trade secrets, inventions (whether patentable or not), methods, know-how, Data and results (including pharmacological, toxicological and clinical data and results), and analytical and quality control data and results, regulatory documents, and other information regarding Materials.
Section 1.99
“Labeling” means any and all (a) labels and other written, printed or graphic matter, including artwork, upon a product or any container utilized with a product; (b) product packaging; or (c) the product package inserts.
Section 1.100
“Law” means, individually and collectively, any and all laws, ordinances, rules, orders, directives, administrative circulars and regulations of any kind whatsoever of any Governmental Authority within the applicable jurisdiction.
Section 1.101
“Lead Development Party” has the meaning set forth in Section 4.1(a).
Section 1.102
“Licensed IP” means (a) Licensed Patent Rights, (b) Licensed Know-How, and (c) Stoke and its Affiliate’s interest in any Joint Know-How and Joint Patent Rights.
Section 1.103
“Licensed Know-How” means all Know-How Controlled by Stoke or its Affiliates as of the Effective Date or during the Term (including Stoke Platform Improvement Know-How) that is necessary or reasonably useful for (a) Exploitation of a Licensed Product in the Field in the BIG Territory or (b) Development or Manufacture of a Licensed Product in the Field in the Stoke Territory for Exploitation of a Licensed Product in the Field in the BIG Territory.
Section 1.104
“Licensed Patent Rights” means all Patent Rights Controlled by Stoke or its Affiliates as of the Effective Date or during the Term that Cover the Licensed Know-How, or are otherwise necessary or reasonably useful for (a) Exploitation of a Licensed Product in the Field in the BIG Territory, or (b) Development or Manufacture of a Licensed Product in the Field in the Stoke Territory for Exploitation of a Licensed Product in the Field in the BIG Territory. Licensed Patent Rights existing as of the Effective Date are listed in Exhibit 1.104.
Section 1.105
“Licensed Product” means, as applicable, (a) an Initial Licensed Product or (b) an Additional Licensed Product.
Section 1.106
“Licensed Product-Specific Know-How” means any Licensed Know-How that Covers the composition of matter, formulation, or method of use or making, of a Licensed Product and is not Stoke Platform Know-How.
Section 1.107
“Licensed Product-Specific Patent Rights” means any Licensed Patent Rights that (a) Cover the composition of matter, formulation, or method of use or making a Licensed Product, Initial Compound, or Additional Compound, and (b) are not Stoke Platform Patent Rights. All Licensed Product-Specific Patent Rights existing as of the Effective Date are set forth in Exhibit 1.104(b).
Section 1.108
“Losses” has the meaning set forth in Section 11.1.
Section 1.109
“Manufacture” or “Manufacturing” means, with respect to a Licensed Product or Option Product (after Option Exercise Effective Date), any and all processes and activities directed to producing, manufacturing, processing, sourcing of materials, filling, finishing, packaging, Labeling, inspecting, quality controls testing, quality assurance and release, receiving, holding, shipping or storage of a Licensed Product or Option Product (after Option Exercise Effective Date) or any raw materials or packaging materials with respect thereto, or any intermediate of any of the foregoing, including process and cost optimization, process qualification and validation, commercial manufacture, stability and release testing, and quality control.
Section 1.110
“Manufacturing Process” has the meaning set forth in Section 6.1.
Section 1.111
“Marketing Authorization Application” or “MAA” means a new drug application or product license application or its equivalent filed with and accepted by the FDA or EMA after completion of human clinical trials to obtain marketing approval for a pharmaceutical product, or any comparable application filed with and accepted by the regulatory authorities of a country or region.
Section 1.112
“Materials” means any proprietary biological, chemical, or other physical substance, including cells, cell lines, reagents, plasmids, proteins, assays, compositions of matter and compounds, and excluding off-the-shelf or commercially available materials.
Section 1.113
“MHLW” means the Ministry of Health, Labour and Welfare of Japan, working together with the Pharmaceuticals and Medical Devices Agency, and any successor agency or administration thereto.
Section 1.114
“Net Sales” means, with respect to a Licensed Product or Option Product (after Option Exercise Effective Date) during the Royalty Term, the gross amount invoiced by or on behalf of BIG or its Affiliates or its or their Sublicensees (excluding distributors) (each of the foregoing Persons, a “Selling Party”) for the sale or other disposition of such Licensed Product or Option Product to a Third Party (including Third Party distributors), in bona fide arms’ length transactions in the BIG Territory, less the following deductions (from the gross amount invoiced), in each case, with respect to such Licensed Product or Option Product: [***].

Such amounts will be determined consistent with a Selling Party’s customary practices and in accordance with Accounting Standards. It is understood that any accruals for individual items reflected in Net Sales are periodically (at least quarterly) trued up and adjusted by each Selling Party consistent with its customary practices and in accordance with Accounting Standards.

Notwithstanding any provision to the contrary set forth in this Agreement, Net Sales will not be imputed to transfers of such Licensed Product or Option Product to Third Parties as bona fide samples, as donations, for clinical trial purposes, any early access program or expanded access program, any compassionate sales or use program (including named patient program or single patient program) or any indigent program (provided that in each case sales made pursuant to any such program after Regulatory Approval and during the Royalty Term shall be included in Net Sales) or for similar bona fide business purposes in accordance with applicable Law.

Sale or transfer of such Licensed Products or Option Products between any of the Selling Parties will not result in any Net Sales unless a Selling Party is an end user, with such other Net Sales to be based only on any subsequent sales or dispositions to a non-Selling Party. To the extent that any Selling Party receives consideration other than or in addition to cash upon the sale or disposition of such Licensed Product or Option Product to a non-Selling Party in a given country, Net Sales will be calculated based on [***].

For purposes of calculating Net Sales, all Net Sales shall be converted into Dollars in accordance with Section 8.7.

In the case of any Combination Product sold in a given country and reporting period, Net Sales for the purpose of determining royalties and Sales Milestones of the Combination Product in such country will be calculated by [***].

If, on a country-by-country basis in a particular reporting period, such Licensed Product or Option Product that contains the same active pharmaceutical ingredient as included in such Combination Product as its sole active pharmaceutical ingredient(s) is sold separately in the same indication in a country, but the product that contains the Other Components in the Combination Product as its sole active pharmaceutical ingredient(s) is not sold separately in the same indication in such country, then Net Sales for the purpose of determining royalties and Sales Milestones of the Combination Product for such country will be calculated by [***].

If, on a country-by-country basis in a particular reporting period, such Licensed Product or Option Product that contains the same active pharmaceutical ingredient as included in such Combination Product as its sole active pharmaceutical ingredient(s) is not sold separately in the same indication in such country, but the product that contains the Other Components in the Combination Product as its sole active pharmaceutical ingredient(s) is sold separately in the same indication in such country, then Net Sales for the purpose of determining royalties and Sales Milestones of the Combination Product for such country will be calculated by [***].

If neither such Licensed Product or Option Product that contains the same active pharmaceutical ingredient as included in such Combination Product as its sole active pharmaceutical ingredient(s) nor the product that contains the Other Components in the Combination Product as its sole active pharmaceutical ingredient(s) are sold separately in the same indication in a given country during a particular reporting period, then Net Sales for such Combination Product in such country will be determined in good faith by the Parties based on the relative fair market values of such Licensed Product or Option Product and such product for such indication in such country.

Section 1.115
“NMPA” means the National Medical Products Administration of the PRC and any successor agency or administration thereto.
Section 1.116
“Non-Intrathecal SCN1A Product” means any pharmaceutical product that (a) comprises or contains, as an active pharmaceutical ingredient, an ASO Directed To SCN1A [***] and (b) is not designed to be delivered intrathecally.
Section 1.117
“Non-Proposing Party” has the meaning set forth in Section 4.6.1.
Section 1.118
“Non-Publishing Party” has the meaning set forth in Section 13.3.1.
Section 1.119
“Obligated Party” has the meaning set forth in Section 1.34.
Section 1.120
“Option” has the meaning set forth in Section 2.2.1.
Section 1.121
“Option Compound” has the meaning set forth in Section 1.130.
Section 1.122
“Option Data Package” has the meaning set forth in Section 2.2.2.
Section 1.123
“Option Exercise Effective Date” has the meaning set forth in Section 2.2.3.
Section 1.124
“Option Exercise Fee” has the meaning set forth in Section 8.2.
Section 1.125
“Option Exercise Notice” has the meaning set forth in Section 2.2.3.
Section 1.126
“Option IP” means (a) Option Patent Rights, (b) Option Know-How and (c) and Stoke and its Affiliate’s interest in any Joint Know-How and Joint Patent Rights.
Section 1.127
“Option Know-How” means, with respect to each Option Product, all Know-How Controlled by Stoke or any of its Affiliates as of the Effective Date or at any time during the Term (including Stoke Platform Improvement Know-How), that is necessary or reasonably useful for (i) Exploitation of the applicable Option Product in the Field in the BIG Territory and (ii) Development or Manufacture of the applicable Option Product in the Field in the Stoke Territory for Exploitation of such Option Product in the Field in the BIG Territory.
Section 1.128
“Option Patent Rights” means, with respect to each Option Product, all Patent Rights Controlled by Stoke or any of its Affiliates as of the Effective Date or at any time during the Term that Cover the Option Know-How, or are otherwise necessary or reasonably useful for (a) Exploitation of the applicable Option Product in the Field in the BIG Territory, or (b)

Development or Manufacture of the applicable Option Product in the Field in the Stoke Territory for Exploitation of such Option Product in the Field in the BIG Territory.
Section 1.129
“Option Period” has the meaning set forth in Section 2.2.3.
Section 1.130
“Option Product” means (a) any pharmaceutical product that (i) comprises or contains, as an active pharmaceutical ingredient, an ASO Directed To SCN1A Controlled by Stoke or its Affiliate as of the Effective Date or at any time during the Term (such compound, “Option Compound”), [***], and (ii) is not designed to be delivered intrathecally, and (b) any improvements, modifications or derivatives of the foregoing product in clause (a) made by or on behalf of either Party after the Option Exercise Effective Date to the extent comprising or containing, as an active pharmaceutical ingredient, an ASO Directed To SCN1A and not designed to be delivered intrathecally. For clarity, an Option Product includes any pharmaceutical product comprising or containing the Initial Compound or an Additional Licensed Compound and not designed to be delivered intrathecally.
Section 1.131
“Option Product License” has the meaning set forth in Section 2.2.4.
Section 1.132
“Option Product-Specific Know-How” means any Option Know-How that Covers the composition of matter, formulation, or method of use or making, of an Option Product and is not Stoke Platform Know-How.
Section 1.133
“Option Product-Specific Patent Rights” means any Option Patent Rights that Cover the composition of matter, formulation, or method of use or making an Option Product and are not Stoke Platform Patent Rights.
Section 1.134
“Option Product Third Party Agreement” has the meaning set forth in Section 2.2.2.
Section 1.135
“Other Components” has the meaning set forth in Section 1.32.
Section 1.136
“Out-of-Pocket Costs” mean costs and expenses paid to Third Parties (or payable to Third Parties and accrued in accordance with Accounting Standards) by a Party or its Affiliates and incurred in the performance of the relevant activity under this Agreement, including the cost of materials and services (including Third Party consultants) and any taxes and duties thereon. Out-of-Pocket Costs exclude (a) capital expenditures and financing costs, (b) internal costs of a Party or its Affiliates, including FTE Costs and financial and legal costs, and (c) any costs or expenses of a Party or its Affiliates to the extent caused by such Party or its Affiliate’s breach of this Agreement.
Section 1.137
“Owed Party” has the meaning set forth in Section 8.6.
Section 1.138
“Owing Party” has the meaning set forth in Section 8.6.
Section 1.139
“Party” and “Parties” has the meaning set forth in the Preamble.
Section 1.140
“Patent Rights” means (a) all national, regional and international patents and patent applications in any country or jurisdiction worldwide, including provisional patent applications; (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications; (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents, design patents and certificates of invention; (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b) and (c)); and (e) any similar rights, including so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing patent applications and patents.
Section 1.141
“Patent Term Extension” has the meaning set forth in Section 9.2.4.
Section 1.142
“Payee” has the meaning set forth in Section 8.8.2.
Section 1.143
“Payment” has the meaning set forth in Section 8.8.2.
Section 1.144
“Payor” has the meaning set forth in Section 8.8.2.
Section 1.145
“Person” means any corporation, limited or general partnership, limited liability company, joint venture, trust, unincorporated association, governmental body, authority, bureau or agency, any other entity or body, or an individual.
Section 1.146
“Personal Data” means (a) all information identifying, or in combination with other information, identifiable to an individual, including pseudonymized (key-coded) clinical data containing such information, and (b) any other information that is governed, regulated, or protected by one or more Data Security and Privacy Laws.
Section 1.147
“Phase 3 Clinical Trial” means a human clinical trial of a pharmaceutical product (whether a standalone trial or a stage of a “Phase 2/3” clinical trial described in the protocol as the “Phase 3 portion”): (a) (1) with a defined dose or a set of defined doses of such product designed to establish statistically significant efficacy and the safety of such product for the purpose of enabling the preparation and submission of an MAA to the competent Regulatory Authorities in a country or jurisdiction, or (2) where the results of such clinical trial are intended (if successful) to be used to establish both safety and efficacy of such product in patients which are the subject of such trial and serve as the basis for initial or supplemental Regulatory Approval of such product, and (b) that satisfies the requirements of 21 CFR § 312.21(c) or its non-U.S. equivalents.
Section 1.148
“PRC” means the People’s Republic of China, excluding, for purposes of this Agreement only, Taiwan and the Special Administrative Regions of Hong Kong and Macao.
Section 1.149
“Pre-Commercial Milestone Event” means achievement of [***].
Section 1.150
“Pricing Authority” means any Governmental Authority with the authority to control, approve, recommend or otherwise determine pricing and of pharmaceutical products, including those with authority to enter into risk sharing schemes and/or to impose retroactive price reductions, discounts, or rebates.

Section 1.151
“Pricing and Reimbursement Approval” means with respect to a Licensed Product or Option Product (after Option Exercise Effective Date), as applicable, either: (a) the approval, agreement, determination or decision establishing prices that can be charged for such product in national-level regulatory jurisdictions where the applicable Governmental Authorities (including Pricing Authorities) approve or determine the price of pharmaceutical products, or (b) the approval, agreement, determination or decision establishing the prices at which such product will be reimbursed at the national-level in regulatory jurisdictions where the applicable Governmental Authority (including Pricing Authority) approves, determines or recommends the reimbursement of pharmaceutical products.
Section 1.152
“Processing” (or its conjugates) means any operation or set of operations that is performed upon Personal Data, whether or not by automatic means, such as collection, recording, organization, storage, adaptation or alternation, retrieval, consultation, use, disclosure by transmission, dissemination, or otherwise making available, alignment or combination, blocking, erasure, or destruction.
Section 1.153
“Proposed Global Study” has the meaning set forth in Section 4.6.1.
Section 1.154
“Proposing Party” has the meaning set forth in Section 4.6.1.
Section 1.155
“Publication” has the meaning set forth in Section 13.3.
Section 1.156
“Publication Strategy” has the meaning set forth in Section 3.2.2(g).
Section 1.157
“Publishing Party” has the meaning set forth in Section 13.3.
Section 1.158
“Receiving Party” has the meaning set forth in Section 13.1.1.
Section 1.159
“Regulatory Approval” means, with respect to a country or other jurisdiction, any and all approvals, licenses, registrations or authorizations of any Regulatory Authority (including such approvals, licenses, registrations or authorizations obtained through the Centralized Approval Procedure for the European Union), necessary to manufacture, use, storage, import, commercially distribute, sell or market a pharmaceutical product in such country, including, where applicable, (a) Pricing and Reimbursement Approval in such country or jurisdiction if such Pricing and Reimbursement Approval is required to market in such country or jurisdiction, and (b) pre-approval marketing authorizations (including any prerequisite Manufacturing approval or authorization related thereto).
Section 1.160
“Regulatory Authority” means any Governmental Authority or other authority responsible for granting Regulatory Approvals for a pharmaceutical product, including the FDA, EMA, NMPA, MHLW and any corresponding national or regional regulatory authorities.
Section 1.161
“Regulatory Exclusivity” means, with respect to a pharmaceutical product in any country or other jurisdiction in the BIG Territory, a market protection (including any such rights that would satisfy the requirements of Article 10 of Directive 2001/83/EC, Article 14(11) of Parliament and Council Regulation (EC) No. 726/2004, Parliament and Council Regulation (EC) No. 141/2000 on orphan medicines, Parliament and Council Regulation (EC) No. 1901/2006 on

medicinal products for pediatric use and all international equivalents of any of the foregoing), other than Patent-related protection, granted by a Regulatory Authority in such country or other jurisdiction that (a) confers an exclusive Commercialization period during which BIG or its Affiliates or Sublicensees have the exclusive right to market and sell such pharmaceutical product in such country or other jurisdiction, or (b) prohibits a Person from (i) relying on safety or efficacy data generated by or on behalf of a Party with respect to such pharmaceutical product in an application for Regulatory Approval of a Generic Product or (ii) otherwise submitting such an application or obtaining such Regulatory Approval.
Section 1.162
“Regulatory Filing” means any documentation comprising or relating to or supporting any filing or application with any Regulatory Authority with respect to a pharmaceutical product, including any documents submitted to any Regulatory Authority, including CTAs, MAAs, Labeling changes, any submission to a regulatory advisory board, and any supplement or amendment thereto, and all correspondence with any Regulatory Authority with respect to any pharmaceutical product (including minutes of any meetings, telephone conferences or discussions with any Regulatory Authority).
Section 1.163
“Release” has the meaning set forth in Section 13.2.2.
Section 1.164
“Reversion Product” has the meaning set forth in Section 14.7.7.
Section 1.165
“Review Period” has the meaning set forth in Section 13.3.2.
Section 1.166
“Reviewing Party” has the meaning set forth in Section 13.2.2.
Section 1.167
“Royalty Term” means, with respect to each Licensed Product or Option Product (after Option Exercise Effective Date) in each country in the BIG Territory, the period beginning on the date of the First Commercial Sale of such Licensed Product or Option Product in such country and ending on the latest to occur of: (a) the expiration of the last-to-expire Valid Claim of the Licensed Patent Rights or Option Patent Rights, as applicable, in such country that Covers the composition of matter of the active pharmaceutical ingredient of such Licensed Product or Option Product, (b) the expiration of the last-to-expire Valid Claim of the Licensed Patent Rights or Option Patent Rights, as applicable, in such country that Covers the method of use of such Licensed Product or Option Product as indicated on the approved label for such Licensed Product or Option Product in such country, (c) the [***] anniversary of the First Commercial Sale of such Licensed Product or Option Product in such country, and (d) the expiration of Regulatory Exclusivity for such Licensed Product or Option Product in such country.
Section 1.168
“Sales Milestone” has the meaning set forth in Section 8.3.3.
Section 1.169
“Sale Transaction” has the meaning set forth in Section 15.10.
Section 1.170
“SCN1A” means sodium voltage-gated channel alpha subunit 1, which encodes a sodium channel alpha subunit.
Section 1.171
“Segregates” has the meaning set forth in Section 2.7.2.
Section 1.172
“Selling Party” has the meaning set forth in Section 1.114.

Section 1.173
“Shared Global Development Costs” has the meaning set forth in Section 4.5.1.
Section 1.174
“Stoke” has the meaning set forth in the Preamble.
Section 1.175
[***].
Section 1.176
“Stoke Indemnified Parties” has the meaning set forth in Section 11.2.
Section 1.177
“Stoke Platform” means [***].
Section 1.178
“Stoke Platform Improvement Know-How” means all Arising Know-How discovered, invented, developed or otherwise made by or on behalf of either Party or its Affiliates or its or their licensees or Sublicensees (whether solely or jointly with the other Party or its Affiliates or its or their Sublicensees) in the performance of activities or exercise of rights under this Agreement that relates to the Stoke Platform and is not specific to a Licensed Product or Option Product (after the Option Exercise Effective Date).
Section 1.179
“Stoke Platform Improvement Patent Rights” means all Patent Rights that Cover Stoke Platform Improvement Know-How.
Section 1.180
“Stoke Platform Know-How” means all (a) with respect to Licensed Products, all Licensed Know-How, or with respect to Option Products (if the Option is exercised), all Option Know-How, in each case that relates to or has general applicability to the Stoke Platform, or otherwise has general applicability, and is not specific to a Licensed Product or Option Product (if the Option is exercised), as applicable, and (b) Stoke Platform Improvement Know-How.
Section 1.181
“Stoke Platform Patent Rights” means all Licensed Patent Rights (with respect to Licensed Products) or Option Patent Rights (with respect to Option Products if the Option is exercised) that Cover Stoke Platform Know-How for the Licensed Products or Option Products, respectively, including Stoke Platform Improvement Patent Rights. All Stoke Platform Patent Rights existing as of the Effective Date are set forth in Exhibit 1.104(a).
Section 1.182
“Stoke Privacy and Security Obligations” has the meaning set forth in Section 10.2.19.
Section 1.183
“Stoke Territory” means the U.S., Canada and Mexico.
Section 1.184
“Stoke Territory Development Plan” has the meaning set forth in Section 4.2.
Section 1.185
“Sublicensee(s)” means a Third Party, other than a Third Party subcontractor or distributor, that has been granted a sublicense under the rights granted to a Party pursuant to Sections 2.1.1, 2.1.2 or 2.2.4, in accordance with Section 2.3. Notwithstanding the foregoing, for the purpose of the Net Sales definition, the term “Sublicensee” will not include distributors.

Section 1.186
“Term” has the meaning set forth in Section 14.1.
Section 1.187
“Territory Development Plan” has the meaning set forth in Section 4.2.
Section 1.188
“Third Party” means a Person other than (a) BIG or any of its Affiliates or (b) Stoke or any of its Affiliates.
Section 1.189
“Third Party Claim” has the meaning set forth in Section 11.1.
Section 1.190
“Third Party Infringement Claim” has the meaning set forth in Section 9.4.1.
Section 1.191
“Third Party IP” has the meaning set forth in Section 8.5.
Section 1.192
“Third Party Payments” has the meaning set forth in Section 8.4.2(c).
Section 1.193
“Trademark” means any mark, word, name, symbol, color, shape, designation or any combination thereof, including any trademark, service mark, trade name, brand name, sub-brand name, trade dress, product configuration, program name, delivery form name, certification mark, collective mark, logo, tagline, slogan, design or business symbol, that functions as an identifier of source or origin, whether or not registered, and all statutory and common law rights therein, and all registrations and applications therefor, together with all goodwill associated with, or symbolized by, any of the foregoing.
Section 1.194
“U.S.” means the United States of America and its territories and possessions.
Section 1.195
“Valid Claim” means a claim of (a) any issued and unexpired Patent Right whose validity, enforceability or patentability has not been affected by (i) irretrievable lapse, abandonment, revocation, dedication to the public or disclaimer, or (ii) a holding, finding, or decision of invalidity, unenforceability or non-patentability by a court, governmental agency, national or regional patent office or other appropriate body that has competent jurisdiction, such holding, finding or decision being final and unappealable or unappealed within the time allowed for appeal, or (b) a pending patent application that has not been finally cancelled, finally rejected, withdrawn, expired, or abandoned, without the opportunity for appeal, provided that Valid Claim shall exclude any such pending claim that (A) has not been granted within [***] after the earliest priority filing date for such application, or (B) has not been or is not being prosecuted in good faith.
Section 1.196
“VAT” means any value added tax imposed under Council Directive 2006/112/EC (or under any rules, regulation, orders or instruments authorized by that Directive) and any similar value added tax pursuant to the laws of any jurisdiction which is not a member of the European Union.
Article 2
LICENSE GRANT
Section 2.1
Licensed Product.

2.1.1
Licenses to BIG. Subject to the terms and conditions of this Agreement, Stoke hereby grants to BIG and its Affiliates:
(a)
an exclusive (even as to Stoke and its Affiliates), royalty-bearing, sublicensable (through multiple tiers in accordance with Section 2.3), transferable (in accordance with Section 15.10) license under the Licensed IP to Exploit any and all Licensed Products in the Field in the BIG Territory; and
(b)
a non-exclusive, royalty-free, sublicensable (through multiple tiers in accordance with Section 2.3), transferable (in accordance with Section 15.10) license under the Licensed IP to Develop (solely in accordance with the Global Development Plan as set forth in Section 4.1 or BIG Territory Development Plan and subject to and solely in accordance with Section 4.3.2), Manufacture, have Manufactured and export (but for clarity, not Commercialize) any and all Licensed Products in the Field in the Stoke Territory, solely for the purposes of Exploiting such Licensed Products in the Field in the BIG Territory.

For clarity, the foregoing license grant excludes a license or right to Intellectual Property Rights owned or controlled by Stoke or its Affiliates to Exploit a [***]. Notwithstanding the exclusive license grant under clause (a) above, Stoke retains the right under the Licensed IP to Develop (subject to and solely in accordance with Section 4.3.2), Manufacture, have Manufactured and export (but for clarity, not Commercialize) any and all Licensed Products in the Field in the BIG Territory, solely for the purposes of performing its obligations under a Global Development Plan or Exploiting such Licensed Products in the Field in the Stoke Territory.

2.1.2
Licenses to Stoke. Subject to the terms and conditions of this Agreement, BIG hereby grants to Stoke and its Affiliates:
(a)
an exclusive (even as to BIG and its Affiliates), royalty-free, sublicensable (through multiple tiers in accordance with Section 2.3), transferable (in accordance with Section 15.10) license under the BIG Collaboration IP to Exploit any and all Licensed Products in the Field in the Stoke Territory; and
(b)
a non-exclusive, royalty-free, sublicensable (through multiple tiers in accordance with Section 2.3), transferable (in accordance with Section 15.10) license under the BIG Collaboration IP to (i) perform Stoke’s obligations or rights under the Global Development Plan or Stoke Territory Development Plan for any and all Licensed Products anywhere in the world, or (ii) Manufacture, have Manufactured and export (but for clarity, not Commercialize) any and all Licensed Products in the Field in the BIG Territory solely for the purposes of Exploiting such Licensed Products in the Field in the Stoke Territory.

Notwithstanding the exclusive license grant under clause (a) above, BIG retains the right under the BIG Collaboration IP to Develop (subject to and solely in accordance with Section 4.3.2), Manufacture, have Manufactured and export (but for clarity, not Commercialize) any and all Licensed Products in the Field in the Stoke Territory, solely for the purposes of performing its obligations under a Global Development Plan or Exploiting such Licensed Products in the Field in the BIG Territory.

Section 2.2
Option Product.

2.2.1
Option. Subject to the terms and conditions of this Agreement, Stoke hereby grants to BIG, a fully paid-up, irrevocable and exclusive (even as to Stoke and its Affiliates), transferable (in accordance with Section 15.10) option (“Option”) during the Option Period to obtain the Option Product License.
2.2.2
Option Data Package. [***].
2.2.3
Option Exercise. BIG shall have the right, but not the obligation, to exercise the Option by giving Stoke a written notice of BIG’s exercise of the Option (“Option Exercise Notice”) within [***] after receipt of the Option Data Package (such period, the “Option Period”). With the exercise of the Option, BIG shall pay Stoke a one-time Option Exercise Fee in accordance with Section 8.2. If an Option Product Third Party Agreement is applicable to such Option, any upfront, royalty or milestone payments that have been or would be payable under an Option Product Third Party Agreement will be [***]. The terms and provisions (other than this Section 2.2) relating to Option Products, including the Option Product License and the exclusivity provisions of Section 2.7 as applicable to an Option Product, shall not become effective until the later of (a) the date on which BIG pays the Option Exercise Fee and (b) completion of the Antitrust Clearance (“Option Exercise Effective Date”). [***]
2.2.4
Option Product Licenses.
(a)
Subject to the terms and conditions of this Agreement, upon the Option Exercise Effective Date, Stoke hereby grants to BIG and its Affiliates:
(i)
an exclusive (even as to Stoke and its Affiliates), royalty-bearing, sublicensable (through multiple tiers in accordance with Section 2.3), transferable (in accordance with Section 15.10) license under the Option IP to Exploit any and all Option Products in the Field in the BIG Territory; and
(ii)
a non-exclusive, royalty-free, sublicensable (through multiple tiers in accordance with Section 2.3), transferable (in accordance with Section 15.10) license under the Option IP to Develop (solely in accordance with the Global Development Plan as set forth in Section 4.1 or BIG Territory Development Plan and subject to and in accordance with Section 4.3.2), Manufacture, have Manufactured and export (but for clarity, not Commercialize) any and all Option Products in the Field in the Stoke Territory, solely for the purposes of Exploiting such Option Products in the Field in the BIG Territory (such licenses in clauses (a) and (b) of this Section 2.2.4 together, an “Option Product License”).

For clarity, the foregoing license grant excludes a license or right to Intellectual Property Rights owned or controlled by Stoke or its Affiliates to Exploit any [***]. Notwithstanding the exclusive license grant under clause (a) above, Stoke retains the right under the Option IP to Develop (subject to and solely in accordance with Section 4.3.2), Manufacture, have Manufactured and export (but for clarity, not Commercialize) any and all Option Products in the Field in the BIG Territory, solely for the purposes of performing its obligations under a Global Development Plan or Exploiting such Option Products in the Field in the Stoke Territory.

(b)
Option Product Licenses to Stoke. Subject to the terms and conditions of this Agreement, upon the Option Exercise Effective Date, BIG hereby grants to Stoke and its Affiliates:
(i)
an exclusive (even as to BIG and its Affiliates), royalty-free, sublicensable (through multiple tiers in accordance with Section 2.3), transferable (in accordance with Section 15.10) license under the BIG Collaboration IP to Exploit any and all Option Products in the Field in the Stoke Territory; and
(ii)
a non-exclusive, royalty-free, sublicensable (through multiple tiers in accordance with Section 2.3), transferable (in accordance with Section 15.10) license under the BIG Collaboration IP to (i) perform Stoke’s obligations or rights under the Global Development Plan or Stoke Territory Development Plan for any and all Option Products in the world, or (ii) Manufacture, have Manufactured and export (but for clarity, not Commercialize) any and all Option Products in the Field in the BIG Territory solely for the purposes of Exploiting such Option Products in the Field in the Stoke Territory.

Notwithstanding the exclusive license grant under clause (a) above, BIG retains the right under the BIG Collaboration IP to Develop (subject to and solely in accordance with Section 4.3.2), Manufacture, have Manufactured and export (but for clarity, not Commercialize) any Option Product in the Field in the Stoke Territory, solely for the purposes of performing its obligations under a Global Development Plan or Exploiting such Option Product in the Field in the BIG Territory.

(c)
Antitrust Consents. Prior to BIG’s exercise of the Option, if either Party reasonably determines that a filing or consent with any Governmental Authority pursuant to applicable Antitrust Laws (the “Antitrust Consents”) is required before the licenses contemplated by an Option may become effective, then each Party shall cooperate with the other Party to prepare and submit any necessary filing(s) and obtain such consents from the applicable Governmental Authority. During the pendency of any waiting period or decision from a Governmental Authority with respect to an Antitrust Consent, the Option Period thus affected shall be tolled, provided that in no event shall the Option Period extend beyond [***] without Stoke’s written consent, such consent [***]. Notwithstanding the foregoing, either Party may terminate an Option if [***]. Each Party shall bear its own costs and expenses incurred in connection with this Section 2.2.4(c). The date on which all Antitrust Consents are obtained shall be the “Antitrust Clearance”.
(d)
Bring-Down of Representations, Warranties and Covenants. As part of the Option Data Package, Stoke shall provide BIG with an updated disclosure schedule of the representations and warranties in Section 10.2 with respect to the Option Product(s) only (the date of the Option Data Package the “Bring-Down Date”).
Section 2.3
Sublicenses. Each Party shall have the right to grant sublicenses through multiple tiers under the licenses granted to it under Sections 2.1.1, 2.1.2 or 2.2.4, by means of written agreement, to its Affiliates or Third Parties; provided, however, that as a condition precedent to and requirement of any such sublicense: (a) any such sublicense shall be consistent with and subject to the terms and conditions of this Agreement (including Article 9 and Article 13), and (b) such Party will continue to be responsible for full performance of its obligations under this Agreement and will be responsible for all actions of such Sublicensee as if such Sublicensee were the sublicensing Party hereunder. Notwithstanding the foregoing, neither Party nor its

Affiliates shall have the right to sublicense or delegate any of its rights or obligations under the Global Development Plan to a Third Party without the other Party’s prior written consent except that each Party may, without the other Party’s prior written consent, delegate any of its rights or obligations under the Global Development Plan to (i) any Third Party contractor specified in a Global Development Plan (such Third Party contractor list may be updated from time to time through the JSC or JDC, as applicable) and (ii) its Affiliates.
Section 2.4
Existing Agreement. [***].
Section 2.5
No Other Rights. No right or license under any Patent Rights or other Intellectual Property Rights of a Party is granted or shall be granted by implication to the other Party, and each Party covenants not to practice or use any Patent Rights or other Intellectual Property Rights of the other Party except pursuant to the licenses expressly granted in this Agreement. All such rights or licenses are or shall be granted only as expressly provided in this Agreement.
Section 2.6
Transfer of Know-How and Technical Assistance. Stoke shall, and shall cause its Affiliates to, [***] disclose and make available to BIG, in a form mutually agreed to by the Parties (e.g., by providing hard copies thereof or electronic access thereto), (a) with respect to each Licensed Product, (i) all necessary or reasonably useful (in Stoke’s reasonable judgment) Licensed Know-How that is in existence as of the Effective Date promptly (and in no event later than [***]), in each case to the extent not already provided to BIG, and (ii) subject to Section 4.4.2, all necessary or reasonably useful (in Stoke’s reasonable judgment) Licensed Know-How that comes into existence after the Effective Date reasonably promptly after the earliest of the conception, discovery, development or other making of such Licensed Know-How; and (b) with respect to each Option Product, (i) all necessary or reasonably useful (in Stoke’s reasonable judgment) Option Know-How that is in existence as of the Option Exercise Effective Date promptly (and in no event later than [***]), and (ii) subject to Section 4.4.2, all necessary or reasonably useful (in Stoke’s reasonable judgment) Option Know-How that comes into existence after the Option Exercise Effective Date promptly after the earliest of the conception, discovery, development or other making of such Option Know-How. Each Party shall reasonably cooperate with the other in connection with the transfers contemplated by this Section 2.6 so as not to delay the timelines set forth in the applicable Global Development Plan for such Licensed Product or Option Product. Stoke shall provide BIG with reasonable consultation and assistance regarding such initial transfer of Licensed Know-How and Option Know-How (i.e., the transfers under clauses (a)(i) and (b)(i)) for up to [***] FTE hours per month free-of-charge, and at Stoke’s FTE Rate thereafter, in each case for a maximum of [***]. Stoke shall invoice BIG for such FTE Costs on a Calendar Quarter basis, and BIG shall pay to Stoke the invoiced amount within [***] after the receipt of such invoice. During the Term, subject to Section 4.4.2, BIG shall, and shall cause its Affiliates to, at BIG’s cost and expense, disclose and make available to Stoke, in a form mutually agreed to by the Parties (e.g., by providing copies thereof or electronic access thereto), all necessary or reasonably useful (in BIG’s reasonable judgment) BIG Collaboration Know-How that comes into existence after the Effective Date reasonably promptly after the earliest of the conception, discovery, development or other making thereof. If either Party believes that Know-How Controlled by the other Party that is necessary or reasonably useful (in its own reasonable judgment) for the enjoyment of its rights or performance of its obligations under this Agreement has not been transferred in accordance with this Section 2.6, it shall promptly notify the other Party and the other Party shall promptly consider such request to transfer or initiate resolution of any disagreement in accordance with Section 15.5. All Know-How to be disclosed or made available by a Party pursuant to this Section 2.6 will be provided in the language in which it was created, provided that if such language is not English, then such Party shall, at its cost and expense, also provide a copy translated into English.
Section 2.7
Exclusivity.
2.7.1
Non-Compete.
(a)
Stoke.
(i)
Licensed Product. On and after the Effective Date and until the expiration or earlier termination of this Agreement, Stoke shall not and shall cause its Affiliates to not, (a) directly or indirectly, Exploit or (b) license, authorize, appoint or otherwise enable any Third Party to directly or indirectly, Exploit, in each case ((a) and (b)), any Intrathecal SCN1A Product in the Field anywhere in the world, except for activities permitted under this Agreement.
(ii)
Option Product. On and after the Option Exercise Effective Date and until the expiration or earlier termination of this Agreement, Stoke shall not and shall cause its Affiliates to not, (a) directly or indirectly, Exploit or (b) license, authorize, appoint or otherwise enable any Third Party to directly or indirectly, Exploit, in each case ((a) and (b)), any Non-Intrathecal SCN1A Product in the Field anywhere in the BIG Territory, except for activities permitted under this Agreement.
(b)
BIG.
(i)
Licensed Product. On and after the Effective Date and until the expiration or earlier termination of this Agreement, BIG shall not and shall cause its Affiliates to not, (a) directly or indirectly, Exploit or (b) license, authorize, appoint or otherwise enable any Third Party to directly or indirectly, Exploit, in each case ((a) and (b)), any Intrathecal SCN1A Product in the Field anywhere in the world, except for activities permitted under this Agreement.
(ii)
Option Product. On and after the Option Exercise Effective Date and until the expiration or earlier termination of this Agreement, BIG shall not and shall cause its Affiliates to not, (a) directly or indirectly, Exploit or (b) license, authorize, appoint or otherwise enable any Third Party to directly or indirectly, Exploit, in each case ((a) and (b)), any Non-Intrathecal SCN1A Product in the Field anywhere in the BIG Territory, except for activities permitted under this Agreement.
2.7.2
Exceptions.
(a)
In the event a Party (a) acquires any asset of a Third Party that is deemed a Competing Product, or (b) merges or consolidates with, or acquires a Third Party through a transaction or series of transactions whereby such Party does not undergo a Sale Transaction, and such Third Party or any of its Affiliates prior to such transaction or series of transactions is Exploiting any Competing Product as of the effective date of such transaction, then such Party will not be deemed in breach of its obligations under Section 2.7.1 so long as such Party [***].

(b)
In the event a Party undergoes a Sale Transaction in which the Third Party acquirer or any of its Affiliates prior to such Sale Transaction is Exploiting any Competing Product as of the effective date of such Sale Transaction or thereafter, then such Party will not be deemed in breach of its obligations under Section 2.7.1 so long as [***].
2.7.3
Acknowledgement. Each Party acknowledges and agrees that (x) this Section 2.7 has been negotiated by the Parties without duress, (y) the geographical and time limitations on activities set forth in this Section 2.7 are reasonable, valid and necessary in light of the Parties’ circumstances and necessary for the adequate protection of the business of the Licensed Products and Option Products (after the Option Exercise Effective Date), as applicable, in the Party’s respective territory, and (z) neither Party would have entered into this Agreement without the protection afforded it by this Section 2.7. If, notwithstanding the foregoing, a court of competent jurisdiction determines that the restrictions set forth in this Section 2.7 are too broad or otherwise unreasonable (for example, due to a change in circumstance) under applicable Law, including with respect to duration, geographic scope or space, the court is hereby requested and authorized by the Parties to revise this Section 2.7 to include the maximum restrictions allowable under applicable Law.
Article 3
GOVERNANCE
Section 3.1
Joint Steering Committee.
3.1.1
Formation. Within [***], the Parties shall establish a joint steering committee (the “Joint Steering Committee” or “JSC”) to serve as the oversight and decision-making body (as set forth herein) for the activities to be conducted by each Party pursuant to the Global Development Plans and Territory Development Plans and for coordinating and sharing information regarding the Parties’ activities in their respective territories with respect to the Licensed Product(s) and Option Product(s) (after the Option Exercise Effective Date).
3.1.2
Composition. Unless otherwise agreed to by the Parties, the JSC shall consist of three (3) representatives from each Party, each with the requisite experience and seniority to enable such representative to make decisions on behalf of the applicable Party with respect to the issues falling within the jurisdiction of the JSC. From time to time, each Party may substitute one (1) or more of its representatives to the JSC on written notice to the other Party, which notice may be given by e-mail sent to the other Party’s members of the JSC. Each Party shall select from its representatives a chairperson for the JSC to chair meetings on an alternating basis, with the Stoke representative acting as chairperson for the first meeting. From time to time, either Party may change the representative who will serve as chairperson on written notice to other Party.
3.1.3
Responsibilities. The JSC shall perform the following functions, subject to the final decision-making authority of the respective Parties as set forth in Section 3.3.
(a)
keep each Party reasonably informed as to the Development, Commercialization and other Exploitation of the Licensed Product(s) and Option Product(s) (after the Option Exercise Effective Date) in its respective territory;
(b)
review (but not approve) the initial Global Development Plan for each Licensed Product and Option Product (after the Option Exercise Effective Date), other than, for clarity, the Global Development Plan for zorevunersen attached hereto;
(c)
review and approve any updates or amendments to each Global Development Plan;
(d)
review (but not approve) each Party’s territory-specific Development and Commercialization strategies and activities (including each Party’s Territory Development Plan, and any updates thereto, pricing strategies and revenue forecasts, global branding strategies, and medical affairs) for the Licensed Product(s) and Option Product(s) (after the Option Exercise Effective Date) with respect to potential impact on the other Party’s territory; provided that this JSC review right is intended to be high level and shall not extend to cover review of day-to-day activities;
(e)
review (but not approve) the overall global strategy for Manufacturing of the Licensed Product(s) and Option Product(s) (after the Option Exercise Effective Date) for clinical and commercial uses, including plans for packaging, Labeling, supply chain and trade and distribution activities and risk mitigation strategies, subject to the provisions of the Clinical Supply Agreement;
(f)
discuss (but not approve) Know-How Controlled by BIG for potential application to the Licensed Products or Option Products (after the Option Exercise Effective Date);
(g)
establish subcommittees, as the JSC may deem necessary or appropriate for the advancement of the collaboration and delegate JSC’s authorities set forth herein, as described more fully in Section 3.2 below;
(h)
direct and oversee any subcommittee authorized by the JSC, including the JDC and JCC;
(i)
resolve disputed matters that may arise at the subcommittees;
(j)
perform any and all tasks and responsibilities that are otherwise expressly attributed to the JSC under the Agreement; and
(k)
perform such other functions as the Parties may mutually agree in writing.
3.1.4
Meetings and Minutes. The JSC shall meet quarterly or as otherwise agreed to by the Parties. The JSC shall hold its meetings via teleconference or video conferences unless the Parties agree, on a meeting-by-meeting basis, to hold a meeting in person at mutually agreed location (which location will not be in the U.S. without BIG’s prior written consent). Either Party may call meetings on no less than [***] notice. Each Party shall make all proposals for agenda items and shall provide all appropriate information to the other Party with respect to such proposed items at least [***] in advance of the applicable meeting; provided that under exigent circumstances requiring input by the JSC a party may provide its agenda items to the other Party within a shorter period of time in advance of the meeting, or may propose that there not be a specific agenda for a particular meeting, so long as the other Party consents to such later addition of such agenda items or the absence of a specific agenda for such meeting, such consent not to be unreasonably withheld, conditioned or delayed. The chairperson of the JSC shall prepare and circulate for review and approval of the Parties minutes of each meeting within [***] after each meeting, which minutes will include, at a minimum, a list of participants, agenda topics, decisions made, misalignments, and action items, and such other matters as may be agreed upon by the JSC. The Parties shall agree on the minutes of each meeting promptly, but in no event later than the next meeting of the JSC.
3.1.5
Procedural Rules. The JSC shall have the right to adopt such standing rules as shall be necessary for its work, to the extent that such rules are not inconsistent with this Agreement. JSC members may attend a meeting either in person or by telephone, video conference, or similar means in which each participant can hear what is said by, and be heard by, the other participants. Alliance Managers and other employees or Third-Party designees of either Party that are not JSC members may attend meetings of the JSC to the extent reasonably necessary to address matters on the agenda; provided that such attendees (a) shall not vote or otherwise participate in the decision-making process of the JSC, and (b) are bound by obligations of confidentiality and non-disclosure equivalent to those set forth in Article 13. Any such Third Parties must be notified to the other Party’s JSC members at least [***] in advance of the applicable meeting.
Section 3.2
Subcommittees.
3.2.1
General. The JSC may establish subcommittees as it deems necessary or appropriate for the advancement of the collaboration, including a subcommittee for joint development (“Joint Development Committee” or the “JDC”) as set forth in Section 3.2.2, and a subcommittee for joint commercialization (“Joint Commercialization Committee” or the “JCC”) as set forth in Section 3.2.3. The JSC may disband any subcommittees if the function of such subcommittee is no longer relevant. Each subcommittee shall be composed of an equal number of representatives of each Party, which number shall be mutually agreed by the Parties. Each Party shall be free to change its representatives on written notice to the other Party or to send a substitute representative to any subcommittee meeting. Each Party’s representatives and any substitute for a representative shall be bound by the obligations of confidentiality set forth in Article 13. Except as expressly provided in this Agreement, no subcommittee shall have the authority to bind the Parties hereunder (and, for clarity, no subcommittee authority shall exceed that of the JSC), and each subcommittee shall report to the JSC. Any matters arising within a subcommittee that are not resolved by members of such subcommittee shall be submitted to the JSC for resolution. All subcommittees shall hold meetings according to the meeting schedule of the JSC, unless the Parties mutually agree upon other schedules and procedures.
3.2.2
Joint Development Committee. The JDC shall oversee the Development of the Licensed Product(s) and Option Product(s) (after the Option Exercise Effective Date), and shall serve as a forum for the coordination of Development activities for the Licensed Products and Option Product(s) (after the Option Exercise Effective Date), including medical affairs, in each case subject to the oversight of the JSC. The JDC shall, consistent with the terms and conditions set forth in this Agreement:
(a)
prepare and submit for approval by the JSC any amendments

proposed by either Party to a Global Development Plan (and Global Development Budget) for each Licensed Product and Option Product (after the Option Exercise Effective Date);
(b)
review and oversee implementation of Development under the Global Development Plans, including monitoring progress of the Parties’ activities under such Global Development Plans;
(c)
serve as a forum to discuss any invention made, created or discovered as a result of activities performed under this Agreement;
(d)
discuss strategies for obtaining Regulatory Approval for each Licensed Product and Option Product (after the Option Exercise Effective Date) in any economically significant country or region (which, in the case of the BIG Territory, will consist of the EU5, Japan and PRC and the top five (5) other countries by anticipated Net Sales in the BIG Territory) (including whether or not to seek Regulatory Approval in such country or region);
(e)
review (but not approve) each Territory Development Plan and any updates thereto;
(f)
discuss and recommend to the JSC as to whether a Proposed Global Study should be included in a Global Development Plan;
(g)
develop a global publication strategy for the Licensed Products and Option Products, including a strategy for the publication of Data generated under this Agreement (“Publication Strategy”);
(h)
discuss and attempt to resolve any disputes between the Parties relating to the Development activities; and
(i)
such other responsibilities allocated to the JDC by the JSC under this Agreement.
3.2.3
Joint Commercialization Committee. The JCC shall serve as a forum between the Parties for overseeing and coordinating the Commercialization of the Licensed Product(s) and Option Product(s) (after the Option Exercise Effective Date), and shall perform such other functions as are set forth herein or assigned by the JSC or as the Parties may mutually agree in writing, in each case subject to the oversight of the JSC. The JCC shall, consistent with the terms and conditions set forth in this Agreement:
(a)
discuss the commercialization plan for each Licensed Product and Option Product (after the Option Exercise Effective Date), including any amendments thereto;
(b)
discuss and oversee global trademark and branding strategy with respect to Licensed Product(s); and
(c)
such other responsibilities allocated to the JCC by the JSC under this Agreement.

Section 3.3
Decision Making.
3.3.1
Process. Except as set forth herein, in order to make any decision required of it hereunder, the JSC and each subcommittee must have present (in person, by videoconference or telephonically) at least two (2) representatives appointed by each Party. Decisions of the JSC and each subcommittee shall be by consensus, with each Party having one (1) vote irrespective of the number of representatives of such Party in attendance.
3.3.2
Dispute Resolution. If a dispute arises for a matter under the purview of a subcommittee that cannot be resolved by such subcommittee, the Alliance Manager of either Party may refer such dispute to the JSC for resolution. If a dispute arises for a matter under the purview of the JSC that cannot be resolved by the JSC within [***] after such matter was first referred to or arose at the JSC, the JSC representatives of either Party may cause such dispute to be referred to the Executive Officers for resolution. Such Executive Officers (or their designees) will in good faith seek to resolve the matter. Any final decision agreed to by the Executive Officers in writing shall be conclusive and binding on the Parties. If the Executive Officers are not able to agree on the resolution of any such issue within [***] after such issue was first referred to them, then the following shall apply:
(a)
Stoke shall have final decision making authority with respect to [***];
(b)
BIG shall have final decision making authority with respect to [***];
(c)
[***].
(d)
for any other disputed matters under the purview of the JSC or a subcommittee and not otherwise covered by clauses (a)-(c) above, either Party shall have the right to bring such dispute for resolution pursuant to the mechanisms set forth in Section 15.5.
3.3.3
Notwithstanding any to the contrary in this Section 3.3, [***]. This Section 3.3.3 shall not apply to territory-specific Development activities such as territory-specific clinical trials.
3.3.4
For clarity, disputes arising between the Parties in connection with or relating to this Agreement or any document or instrument delivered in connection herewith, and that are outside of the jurisdiction of the JSC, shall be resolved pursuant to Section 15.5.
3.3.5
Day-to-Day Conduct. Each Party will be responsible for day-to-day implementation and operations of the activities for which it has or is otherwise assigned responsibility under a Global Development Plan, provided that such implementation is not inconsistent with such Global Development Plan.
Section 3.4
Limitation on Authority. The JSC and any subcommittee shall only have the powers assigned expressly to it in this Article 3 and elsewhere in this Agreement, and shall not have any power to amend, modify or waive compliance with this Agreement. In furtherance thereof, each Party shall retain the rights, powers and discretion granted to it under this Agreement and no such rights, powers or discretion shall be delegated or vested in the JSC or subcommittee unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing.
Section 3.5
Discontinuation of JSC and Subcommittees. The JSC and each subcommittee shall continue to exist until [***].
Section 3.6
Alliance Managers. Each Party shall promptly after the Effective Date appoint a senior representative of such Party having a general understanding of pharmaceutical Development and Commercialization issues who shall be the primary contacts between the Parties, and shall have such other responsibilities as the Parties may agree in writing after the Effective Date, which individual may be replaced at any time by notice in writing to the other Party (the “Alliance Managers”). The Alliance Managers shall (a) serve as the primary points of contact between the Parties under this Agreement, (b) take responsibility for providing that governance meetings and the production of meeting agendas and minutes occur as set forth in this Agreement (and the Alliance Managers shall facilitate such activities on behalf of the JSC or other relevant subcommittee), and that relevant action items resulting from such meetings are appropriately carried out or otherwise addressed, and (c) work together to manage and facilitate the communication between the Parties under this Agreement, including the resolution (in accordance with the terms of this Agreement) of issues between the Parties that arise in connection with this Agreement. The Alliance Managers shall not have final decision-making authority with respect to any matter under this Agreement. Each Alliance Manager shall attend meetings of the JSC and each subcommittee as an observer.
Section 3.7
Cooperation. Each Party shall provide the JSC and each subcommittee, as applicable, such information as reasonably required under this Agreement or as otherwise reasonably requested by the other Party and reasonably available to such Party, to enable the JSC and each subcommittee to perform its designated role hereunder.
Section 3.8
Expenses. Each Party shall be responsible for all travel and related Costs for its members and other representatives to attend meetings of, and otherwise participate on, the JSC and the subcommittees.
Article 4
DEVELOPMENT
Section 4.1
Global Development.
(a)
Development Plan. On a Licensed Product-by-Licensed Product and Option Product-by-Option Product (after the Option Exercise Effective Date) basis, the Parties shall conduct Development activities for each such Licensed Product and Option Product, as applicable, that are reasonably expected to generate Data necessary for, or otherwise in support of, Regulatory Approval of such Licensed Product or Option Product in both the BIG Territory and the Stoke Territory as set forth in a development plan, which initial plan must be mutually agreed to by the Parties in writing (each such initial plan, as may be updated or amended as provided herein, a “Global Development Plan”). [***] Each Global Development Plan shall include (i) a reasonably detailed description of each Development activity (collectively, “Global Development Activities”), (ii) a budget for such activities set out on an activity-by-activity basis for each Calendar Quarter of the term of such Global Development Plan (“Global Development Budget”),

(iii) an allocation of responsibilities between Stoke and BIG for each such activity (the responsible Party the “Lead Development Party”), and (iv) the anticipated timing and timelines for conducting and completing each such activity. The initial Global Development Plan mutually agreed to by the Parties for the Initial Licensed Product (as it exists on the Effective Date) is set forth in Exhibit 4.1. The Parties intend that each Global Development Plan to be designed to include such Development activities as the Parties may reasonably determine are necessary or appropriate for the Parties to obtain Regulatory Approval for the Licensed Product or Option Product (after the Option Exercise Effective Date), as applicable, in both the Stoke Territory and BIG Territory (other than territory-specific activities that may be required by a specific country’s Regulatory Authority, such as bridging studies).
(b)
Updates. On an annual basis (no later than [***]), or more often as the Parties deem appropriate, the Parties shall update or amend (via the JSC), as appropriate, each then-current Global Development Plan or Global Development Budget for the upcoming Calendar Year. Such update or amendment shall reflect any agreed changes, re-prioritization of, or additions to the agreed upon Global Development Activities set forth therein. The Parties shall, in preparing updates or amendments to a Global Development Plan or Global Development Budget, endeavor to: (i) maintain, to the extent reasonably practical and appropriate, continuity in functions and commitments of personnel and physical resources of the Parties, and (ii) promote the efficient and coordinated continued Development of the relevant Licensed Product or Option Product globally. Once approved by the JSC, each updated or amended Global Development Plan and Global Development Budget shall become effective and supersede the previous version of such Global Development Plan and Global Development Budget as of the date of such approval or at such other time as decided by the JSC.
Section 4.2
Territory Development Plans. On a Licensed Product-by-Licensed Product and Option Product-by-Option Product (after the Option Exercise Effective Date) basis, except for the activities allocated to a Party under a Global Development Plan, all Development of Licensed Product or Option Product by or on behalf of a Party or its Affiliates in its territory shall be conducted in accordance with a written development plan (each such plan, as updated and amended from time to time as permitted herein, a “Territory Development Plan” and, the Territory Development Plan for the BIG Territory, the “BIG Territory Development Plan” and the Territory Development Plan for the Stoke Territory, the “Stoke Territory Development Plan”). Each Party will prepare its initial Territory Development Plan and submit it to the JSC (or JDC, as appropriate) for review and discussion within [***] after the Effective Date for the Initial Licensed Product or, with respect to each other Licensed Product or Option Product (after the Option Exercise Effective Date), within [***] of the Parties’ agreement on a Global Development Plan for such Licensed Product or Option Product. Each Territory Development Plan shall include with respect to the relevant Licensed Product or Option Product, at an executive summary level of detail, (a) all clinical and non-clinical studies planned or being conducted by such Party, its Affiliates or Sublicensees for such Party’s territory, and anticipated timelines therefor, (b) an anticipated timeline for submitting MAAs in each country in such Party’s territory, and (c) an anticipated timeline for obtaining Regulatory Approval in each country in such Party’s territory, provided that notwithstanding any provision to the contrary, with respect to the foregoing subsections (b) and (c), the BIG Territory Development Plan is not required to contain information for countries in the BIG Territory other than EU5, Japan and PRC and the top five (5) other countries by anticipated Net Sales in the BIG Territory. On an annual basis (no later than [***]), or more often as the Parties deem appropriate, for each Territory Development Plan, each Party shall submit an updated or amended version of such Territory Development Plan for the upcoming Calendar Year to the JSC (or JDC, as appropriate) for review and discussion. Each Party shall consider in good faith any reasonable comments provided by the other Party thereon.
Section 4.3
Rights and Responsibilities of Development.
4.3.1
Performance. Each Party shall perform or cause to be performed, any and all of its Development activities for a Licensed Product or Option Product (after the Option Exercise Effective Date) in good scientific manner and in compliance with all applicable Laws and in accordance with the applicable Global Development Plan and Territory Development Plan.
4.3.2
Development Outside of Territory. Notwithstanding anything to the contrary in this Agreement, neither Party may conduct any Development activities for any Licensed Product or Option Product (after the Option Exercise Effective Date) in the other Party’s territory unless such activity in the other Party’s territory is either (a) an activity that is expressly set forth in the Global Development Plan and for which such Party is responsible, or (b) expressly authorized in writing by the other Party.
4.3.3
Subcontracting. Subject to Section 2.3, each Party shall have the right to subcontract its Development activities to a Third Party; provided that no such permitted subcontracting shall relieve the subcontracting Party of any obligation hereunder, and any act or omission of any such subcontractor shall constitute the act or omission of the subcontracting Party for all purposes hereunder.
4.3.4
Diligence.
(a)
Each Party shall use Commercially Reasonable Efforts to perform the Development activities allocated to it under the Global Development Plan in accordance with the timelines set forth therein.
(b)
BIG shall use Commercially Reasonable Efforts to [***].
Section 4.4
Development Records; Report; and Data Sharing.
4.4.1
Development Records. Each Party shall maintain, in good scientific manner and in compliance with applicable Laws, complete and accurate books and records with respect to its Development of each Licensed Product and Option Product (after the Option Exercise Effective Date), which books and records shall (a) be appropriate for patent and regulatory purposes, (b) properly reflect all work done and results achieved in the performance of such Development activities, and (c) record only such activities relevant to this Agreement and shall not include or be commingled with records of activities outside the scope of this Agreement. Such books and records shall be retained by such Party for at least [***] after the expiration or termination of this Agreement or for such longer period as may be required by applicable Law. Each Party shall have the right to inspect and copy all books and records of the other Party pertaining to Development activities conducted under a Global Development Plan during normal business hours and upon reasonable notice. The inspecting Party shall maintain the books and records of the other Party disclosed thereby in confidence in accordance with Article 13.

4.4.2
Development Reports; Data Sharing. Without limiting Section 2.6, within [***], such Party shall provide to the JSC (or the JDC, if applicable) (a) an update of such Development activities it has performed, or caused to be performed, since the preceding report, its Development activities (including medical affairs activities) in-process and the future Development activities it expects to initiate during the following twelve (12)-month period and (b) subject to Section 4.6, a summary of all Data from Development activities described in such update that are generated from Development activities under the purview of a Global Development Plan or applicable Territory Development Plan, with such detailed Data to be provided upon request. All Data to be disclosed or made available by a Party pursuant to this Section 4.4.2 will be provided in the language in which it was created, provided that if such language is not English, then such Party shall, at its cost and expense, also provide a copy translated into English.
Section 4.5
Costs of Development Activities.
4.5.1
Cost Sharing. Each Party shall bear all FTE Costs for all Development activities for each Licensed Product and Option Product (after Option Exercise Effective Date) that it or its Affiliates conducts, or is otherwise responsible for conducting under a Global Development Plan. With respect to Out-of-Pocket Expenses for Development activities in a Global Development Plan that do not exceed [***] of the applicable annual Global Development Budget (on an annual basis) as a result of cost overruns or Immaterial Changes (the “Shared Global Development Costs”), unless otherwise specified in a Global Development Plan, (a) BIG shall bear thirty percent (30%) of the Shared Global Development Costs; and (b) Stoke shall bear seventy percent (70%) of the amount set forth in the Global Development Budget; and, for any particular Development activity for which the cost of such activity exceeds [***] of the applicable annual Global Development Budget for such activity, unless otherwise agreed to by the Parties, the Lead Development Party for such activity shall be solely responsible for all Out-of-Pocket Expenses for such activity in excess of that [***] amount. By way of example, [***]. Shared Global Development Costs may include Out-of-Pocket Expenses for CMC activities; the conduct of clinical trials, including the cost of study sites, start-up fees and patient visit fees, laboratory services providers and contract research organizations, logistics costs (such as shipping, insurance and storage costs of clinical supply and placebo), advertising costs for recruitment of patients, and costs for branding, public relations, and communications plans, including publications and educational programs; the supply of the Licensed Product or Option Product, as applicable, for use in clinical trials (as well as the costs for placebo and any Third Party product); medical affairs activities; and pharmacovigilance, including establishing, updating, and maintaining a global safety database. Subject to Section 4.6, as between the Parties, each Party will be responsible for all costs and expenses (internal and external) incurred by or on behalf of it or its Affiliates in the course of performing Development activities for a Licensed Product or Option Product (after to Option Exercise Effective Date) that are outside the purview of a Global Development Plan.
4.5.2
Payments.
(a)
All Shared Global Development Costs to be paid by one Party to the other Party will be made in arrears pursuant to invoices submitted by the owing Party to the paying Party.
(b)
Within [***] after the end of each Calendar Quarter in which such

Shared Global Development Costs are incurred, each Party shall provide a report, in a mutually agreed upon format, to the finance officer of the other Party designated by such other Party. The reporting will include information regarding the total amount of the Shared Global Development Costs that it actually incurred in the preceding Calendar Quarter together with reasonable supporting documentation evidencing such Out-of-Pocket Expenses.
(c)
With respect to Shared Global Development Costs incurred by Stoke prior to the effective date of a Global Development Plan for activities that will be performed after the effective date of such Global Development Plan (e.g., in the case of pre-payment by Stoke to a contract research organization), then Stoke shall have the right to include such costs in its reports for purposes of reconciliation in the first Calendar Quarter report.
(d)
Based on such information, within [***] after the end of the applicable Calendar Quarter, Stoke will prepare and deliver to BIG a composite report that: (i) summarizes the Shared Global Development Costs incurred by each Party for such Calendar Quarter, (ii) calculates the portion of the total Shared Global Development Costs for which each Party is responsible for such Calendar Quarter in accordance with Section 4.5.1, and (iii) computes the amount in Dollars due to BIG or Stoke, as the case may be, for such Calendar Quarter based upon the Parties’ respective cost allocations in accordance with Section 4.5.1.
(e)
If a Party is owed any amount from the other Party for a particular Calendar Quarter, then (i) such Party shall send an invoice for such amount within [***] after delivery of the composite report to BIG, and (ii) the other Party shall make payment of such invoiced amount in Dollars to the other Party within [***] after its receipt of such invoice.
(f)
Each Party shall have the right to audit the records of the other Party with respect to any purported Shared Global Development Costs included in such reports, in accordance with Section 8.11 of this Agreement.
(g)
Subject to the foregoing, in no event will a Party be required to pay any amounts set forth in any invoice for Shared Global Development Costs for activities that were performed more than [***] prior to the issuance of such invoice.
Section 4.6
Additional Global Studies.
4.6.1
Proposal for New Global Studies. If either Party (the “Proposing Party”) intends to conduct any additional clinical or non-clinical studies (including expansions thereof) with respect to a Licensed Product or Option Product (after the Option Exercise Effective Date), the Proposing Party shall, prior to commencing such activity, first propose to the JSC (or the JDC, if applicable) to conduct such Development activity, study, experiment or clinical trial or expansion thereof as a global study (which proposal shall include a proposed budget of the reasonably anticipated Out-of-Pocket Costs for conducting the Proposed Global Study) under the Global Development Plan (each such activity, study, experiment or clinical trial or expansion thereof, a “Proposed Global Study”). If the other Party (the “Non-Proposing Party”) does not consent to the inclusion of such Proposed Global Study in the applicable Global Development Plan, then the Proposing Party may conduct such Proposed Global Study on its own accord (and such Proposed Global Study shall be added to the Proposing Party’s applicable Territory

Development Plan), provided that the Proposing Party may not conduct any part of such Proposed Global Study in the Non-Proposing Party’s territory unless the Non-Proposing Party’s provides advanced written consent; provided further that the Proposing Party shall not make material changes to the Proposed Global Study (e.g., removing any arm of any clinical trial, adding a new arm to any clinical trial, or making other material changes), without re-presenting the applicable Development activity in accordance with this Section 4.6.1. If a Proposed Global Study is not included in a Global Development Plan, (a) the Proposing Party shall bear all the FTE Costs and Out-of-Pocket Expenses of such Proposed Global Study, (b) the Proposing Party will make all Data generated from the Proposed Global Study available for viewing by the Non-Proposing Party as part of its quarterly reporting requirements under Section 4.4.2, and (c) the Non‑Proposing Party will not have the right to provide any input on Proposed Global Study (for clarity, subject to Section 3.3.2(a) and Section 3.3.2(b)) or use any Data generated from such Proposed Global Study except as set forth in Section 4.6.2 or to comply with safety reporting obligations or the Pharmacovigilance Agreement, or otherwise as necessary to support disclosure requirements under applicable Law.
4.6.2
If the Proposed Global Study is not included in the Global Development Plan, [***].
Section 4.7
Backup Products. If the Parties mutually agree in writing that further Development or Commercialization of the Initial Licensed Product is not commercially feasible (whether due to scientific, safety, efficacy, commercial, or other concerns), the Parties may agree in writing to pursue Development and Commercialization of an Additional Licensed Product pursuant to a mutually agreed upon Global Development Plan for such Additional Licensed Product. In no event shall either Party conduct Development of any Licensed Product or any Option Product (after the Option Exercise Effective Date) unless the Parties have mutually agreed to conduct Development of such Licensed Product or Option Product under a Global Development Plan hereunder.
Article 5
REGULATORY
Section 5.1
Regulatory Responsibilities.
5.1.1
Responsibilities of Stoke. Unless otherwise agreed by the Parties, Stoke shall be the Marketing Authorization Application and Regulatory Approval holder for each Licensed Product and Option Product in the Stoke Territory and shall be responsible for and have final decision making authority with respect to all Regulatory Filings and interactions with Regulatory Authorities relating thereto, and the maintenance of Regulatory Approval thereof. Without limiting the foregoing and to the extent permitted under applicable Laws, Stoke shall (a) provide BIG with an opportunity to review and comment on all material Regulatory Filings for each Licensed Product and Option Product (after Option Exercise Effective Date) in the Stoke Territory and consider in good faith any comments from BIG with respect thereto; and (b) if permitted under applicable Law, provide BIG with access for at least one (1) BIG employee or agent to attend as an observer any meeting, conference or discussion (including any advisory committee meeting) with a Regulatory Authority in respect of each Licensed Product and Option Product (after Option Exercise Effective Date), in the Stoke Territory, to the extent such meeting, conference or discussion is reasonably expected to have a material effect on BIG’s Exploitation of such Licensed Product and Option Product (after Option Exercise Effective Date), in the BIG Territory.
5.1.2
Responsibilities of BIG. Unless otherwise agreed by the Parties, BIG or its designated Affiliate shall be the Marketing Authorization Application and Regulatory Approval holder for each Licensed Product and Option Product (after Option Exercise Effective Date) in the BIG Territory and shall be responsible for and have final decision making authority with respect to all Regulatory Filings and interactions with Regulatory Authorities relating thereto, and the maintenance of Regulatory Approval thereof. Without limiting the foregoing and to the extent permitted under applicable Laws, BIG shall (a) provide Stoke with an opportunity to review and comment on all material Regulatory Filings for each Licensed Product and Option Product (after Option Exercise Effective Date) in [***] and consider in good faith any comments from Stoke with respect thereto; and (b) if permitted under applicable Law, provide Stoke with access for at least one (1) Stoke employee or agent to attend as an observer any meeting, conference or discussion (including any advisory committee meeting) with a Regulatory Authority in respect of each Licensed Product and Option Product (after Option Exercise Effective Date) in [***], to the extent such meeting, conference or discussion is reasonably expected to have a material effect on Stoke’s Exploitation of such Licensed Product and Option Product (after Option Exercise Effective Date) in the Stoke Territory.
Section 5.2
Right of Reference. Subject to the terms and conditions of this Agreement, and to the extent permissible under applicable Law, each Party hereby grants the other Party a right of reference to use and access all Regulatory Filings Controlled by such Party or its Affiliates and specific to a Licensed Product or Option Product (after Option Exercise Effective Date) and Data (including CMC‑related information) referenced therein solely for the purpose of and to the extent necessary or reasonably useful to support the other Party’s Regulatory Filings for Licensed Products and Option Products (after Option Exercise Effective Date) in a country or other jurisdiction in the other Party’s territory. Notwithstanding the foregoing, neither Party shall have a right of reference to use and access any portion of a Regulatory Filing and Data referenced therein Controlled by the other Party or its Affiliates to the extent specifically related to a study that is neither conducted under a Global Development Plan nor accessed through the opt-in mechanism of Section 4.6.2, unless such use and access is necessary for such Party (or its Affiliates) to comply with applicable Laws in a country or jurisdiction in its territory (e.g., for safety reporting purposes).
Section 5.3
Regulatory Updates. Each Party shall keep the other Party reasonably informed through the JSC (and the JDC, if applicable) and of all material regulatory developments relating to each Licensed Product and Option Product (after Option Exercise Effective Date) in its respective territory.
Section 5.4
Pharmacovigilance Agreement and Global Safety Database. Within [***] after the Effective Date with respect to the Initial Licensed Product and before commencement of dosing in a human for any new Licensed Product or Option Product (after Option Exercise Effective Date), the Parties shall negotiate and execute a reasonable and customary pharmacovigilance agreement setting forth the responsibilities of each Party with respect to pharmacovigilance matters relating to each Licensed Products and Option Product (after Option Exercise Effective Date) throughout the world, including which Party shall make determinations with respect to reporting any adverse drug experiences and monitoring of prescription events in the Parties’ respective territories. Each Party shall duly and punctually perform all of its obligations under such pharmacovigilance agreement. Stoke shall hold and maintain the global safety database for each Licensed Product and Option Product (after Option Exercise Effective Date), and the Out-of-Pocket Expenses for maintaining such global safety database shall be a Shared Global Development Cost under the relevant Global Development Plan. Stoke shall provide BIG with all information necessary or reasonably useful for BIG to comply with its pharmacovigilance responsibilities in the BIG Territory and BIG shall provide Stoke with all information necessary or reasonably useful for Stoke to comply with its pharmacovigilance responsibilities in the Stoke Territory, including, in each case and as applicable, any adverse drug experiences (including those events or experiences that are required to be reported to Regulatory Authorities under applicable Laws), from pre-clinical or clinical laboratory, animal toxicology and pharmacology studies, clinical studies and commercial experiences with a Licensed Product or Option Product (after Option Exercise Effective Date), in each case in the form specified in the pharmacovigilance agreement (or, until the pharmacovigilance agreement is executed, in the form reasonably requested by a Party).
Article 6
Manufacturing And Supply
Section 6.1
Technology Transfer. With respect to each Licensed Product and Option Product (after Option Exercise Effective Date), upon BIG’s request, Stoke shall transfer and, subject to the terms and conditions of its agreements with its applicable CMOs, shall use Commercially Reasonable Efforts to cause its applicable CMOs to transfer to BIG or its designee all Licensed Know-How and samples of proprietary Materials Controlled by Stoke and necessary or reasonably useful for the Manufacture of such Licensed Product and Option Product (after Option Exercise Effective Date) (including Manufacture of all intermediates (if any) and non-commercially available components thereof, in each case to the extent they are subject to a separate Manufacturing process Controlled by Stoke) pursuant to the then-current process for the Manufacture of such Licensed Product and Option Product (after Option Exercise Effective Date) (such process, the “Manufacturing Process”). If Stoke’s applicable CMO does not transfer to BIG the Licensed Know-How necessary or reasonably useful for the Manufacture of such Licensed Product and Option Product in accordance with the preceding sentence, Stoke shall independently make such transfer to BIG to the extent it is in possession and Control of the Licensed Know-How that the CMO should have transferred. Stoke shall provide reasonable technical support for a period of [***] after completion of such Manufacturing Process transfer to BIG or its designee as may be necessary or reasonably useful for BIG or its designee to use and practice the Manufacturing Process, such support not to exceed [***]. Upon BIG’s request, Stoke shall also reasonably facilitate BIG or its Affiliate with entering into agreements directly with Stoke’s or its Affiliates’ Third Party contract manufacturers. Each Party shall be responsible for its own internal Costs incurred in connection with performing the Manufacturing technology transfer set forth in this Section 6.1, provided that the parties shall share equally (on a 50:50 basis) all amounts payable to Third Party CMOs in connection with transfer of Manufacturing Process.
Section 6.2
Clinical Supply. Within [***] after the Effective Date, BIG and Stoke will enter into a separate, mutually-agreed upon clinical manufacturing and supply agreement on commercially reasonable terms (the “Clinical Supply Agreement”), pursuant to which Stoke or its designee shall Manufacture and supply to BIG all of BIG’s requirements for each Licensed Product and Option Product (after Option Exercise Effective Date) for purposes of BIG’s clinical

Development activities under this Agreement (including activities pursuant to the Global Development Plan and BIG’s other Development activities permitted under this Agreement as set forth in the BIG Territory Development Plan for each Licensed Product and Option Product (after Option Exercise Effective Date)). The Clinical Supply Agreement will include the terms set forth on Exhibit 6.2. [***].
Section 6.3
Commercial Supply.
6.3.1
BIG shall have the right to Manufacture or procure its own commercial supply of Licensed Product and Option Product (after Option Exercise Effective Date) for the BIG Territory. The Parties will cooperate to achieve a coordinated global supply of Licensed Product(s) and Option Product(s) (after Option Exercise Effective Date) by sharing, and requiring their respective CMOs to share (with respect to Stoke’s CMOs as of the Effective Date, to the extent permitted under Stoke’s agreement with such CMO), data from Manufacturing processes and trends, out-of-specification batches, and any proposed and actual process changes that may affect any attribute of the Licensed Product’s or Option Product’s (after Option Exercise Effective Date) quality or supply continuity.
6.3.2
[***].
6.3.3
[***].
Section 6.4
Stoke Manufacture. Notwithstanding anything to the contrary herein, to the extent that Stoke Manufactures any supply of Licensed Product or Option Product for distribution in the BIG Territory, BIG may elect, at its cost and expense, to perform certain activities in connection with such Manufacturing sufficient (in BIG’s reasonable judgment) to permit BIG’s activities hereunder to constitute “manufacturing” in the relevant non-U.S. jurisdiction for purposes of Section 954(d) of the Internal Revenue Code of 1986, as amended, and the U.S. Treasury regulations promulgated thereunder.
Article 7
Commercialization
Section 7.1
Commercialization Responsibilities. Subject to oversight of the JSC (or JCC if applicable), as between the Parties:
7.1.1
BIG (itself or through its Affiliates or its or their Sublicensees) shall have the sole right and decision-making authority to Commercialize Licensed Product(s) and Option Product(s) (after Option Exercise Effective Date)in the Field in the BIG Territory at its sole Costs [***]; and
7.1.2
Stoke (itself or through its Affiliates or its or their Sublicensees) shall have the sole right and decision-making authority to Commercialize Licensed Product(s) and Option Product(s) (after Option Exercise Effective Date) in the Field in the Stoke Territory at its sole Costs [***].
Section 7.2
Diligence. BIG shall use Commercially Reasonable Efforts to [***].
Section 7.3
Commercialization Updates. Each party shall keep the other Party reasonably informed through the JSC (or JCC if applicable) as to its Commercialization plans, strategies and activities in its territory, including [***]. During the Term, each Party shall update its Commercialization plan annually for the following Calendar Year and submit to the JSC (or JCC if applicable) for review no later than [***] prior to the beginning of the following Calendar Year. During the Term, to the extent permitted under applicable Laws, the Parties shall discuss through the JSC (or JCC if applicable) any global Commercialization activities (including associated Costs) that may benefit Licensed Product(s) and Option Product(s) (after Option Exercise Effective Date) globally. Notwithstanding anything to the contrary in this Agreement, the JSC and JCC shall be a forum for information exchange for Commercialization matters and shall not have any power to direct either Party with respect to its Commercialization activities under this Agreement.
Section 7.4
Pricing. [***].
7.4.1
Restrictions on BIG. BIG shall not, shall ensure that its Affiliates do not, and shall contractually require that its and their Sublicensees and distributors do not, distribute, market, promote, offer for sale or sell any Licensed Product or Option Product (after Option Exercise Effective Date) directly or indirectly (a) to any Person for use in the Stoke Territory, or (b) to any Person in the BIG Territory that BIG or any of its Affiliates or any of its or their Sublicensees or distributors knows is likely to distribute, market, promote, offer for sale or sell such Licensed Product or Option Product for use in the Stoke Territory or assist another Person to do so.
7.4.2
Restrictions on Stoke. Stoke shall not, shall ensure that its Affiliates do not, and shall contractually require that its and their (sub)licensees and distributors do not, distribute, market, promote, offer for sale or sell any Licensed Product or Option Product (after Option Exercise Effective Date) directly or indirectly (a) to any Person for use in the BIG Territory, or (b) to any Person in the Stoke Territory that Stoke or any of its Affiliates or any of its or their (sub)licensees or distributors knows is likely to distribute, market, promote, offer for sale or sell such Licensed Product or Option Product for use in the BIG Territory or assist another Person to do so.
7.4.3
Additional Procedures. Without limiting the foregoing, to the extent permitted by applicable Law, each Party shall, in connection with marketing, selling or otherwise distributing Licensed Product or Option Product (after Option Exercise Effective Date) in its territory, require each Selling Party and any distributor or wholesaler to (a) provide a bona fide estimate of the demand for the Licensed Product or Option Product (after Option Exercise Effective Date), as applicable, in their respective country(ies) in the territory, and (b) use reasonable efforts to include in the agreement between such Selling Party, distributor or wholesaler on the one hand, and each of their customers on the other hand, provisions that would prevent such customers from exporting, marketing, selling or otherwise distributing the Licensed Product or Option Product (after Option Exercise Effective Date), as applicable, outside such Party’s territory. If either Party or any of its Affiliates receives, or becomes aware of receipt by a licensee, sublicensee distributors and wholesalers of, any orders for a Licensed Product or Option Product (after Option Exercise Effective Date) from the other Party’s territory, such Party shall refer such orders to the other Party. To the extent permitted by applicable Laws, the Parties shall coordinate and agree on other measures to prevent diversion of any Licensed Product and Option Product

(after Option Exercise Effective Date) in its territory.
Article 8
PAYMENTS AND RECORDS
Section 8.1
Upfront Payment. As partial consideration for the licenses and other rights granted by Stoke to BIG under this Agreement, BIG will pay Stoke a non-refundable, non-creditable upfront payment of One Hundred and Sixty Five Million Dollars ($165,000,000) within [***] after BIG’s receipt of an invoice from Stoke for such amount on or after the Effective Date.
Section 8.2
Option Exercise Fee. Promptly after BIG delivers to Stoke an Option Exercise Notice, Stoke shall issue an invoice for [***] (“Option Exercise Fee”) to BIG and BIG shall pay to Stoke such invoiced amount within [***] after BIG’s receipt thereof.
Section 8.3
Milestone Payments.
8.3.1
Pre-Commercial Milestone.
(a)
Subject to the terms and conditions of this Agreement, BIG shall pay to Stoke a one-time payment of [***]. For avoidance of doubt, the Pre-Commercial Milestone Event payment is payable only once with respect to the first Licensed Product to achieve such milestone event, and shall not be payable if such milestone event is achieved again by the same or a different Licensed Product. Following such first achievement, Stoke shall promptly issue an invoice to BIG for the milestone payment contemplated by this Section 8.3.1(a), and BIG shall pay such invoice within [***] of its receipt thereof.
(b)
Subject to the terms and conditions of this Agreement, BIG shall pay to Stoke a one-time payment of [***]. For avoidance of doubt, the Pre-Commercial Milestone Event payment is payable only once with respect to the first Option Product to achieve such milestone event, and shall not be payable if such milestone event is achieved again by the same or a different Option Product. Following such first achievement, Stoke shall promptly issue an invoice to BIG for the milestone payment contemplated by this Section 8.3.1(b), and BIG shall pay such invoice within [***] of its receipt thereof.
(c)
[***].
8.3.2
First Commercial Sale Milestones. Subject to the terms and conditions of this Agreement, BIG shall pay to Stoke the following milestone payments following the first achievement by BIG, its Affiliates or Sublicensees of the milestone events set forth in the following table (i) by a Licensed Product and (ii) after the Option Exercise Effective Date, by an Option Product:

First Commercial Sale Milestone Events	First Commercial Sale Milestone Payments
[***]	[***]
[***]	[***]

For clarity, the maximum aggregate milestone payment payable for all Licensed Products under this Section 8.3.2 is [***], and the maximum aggregate milestone payment payable for all Option Products under this Section 8.3.2 is [***].

8.3.3
Sales Milestones. Subject to the terms and conditions of this Agreement, BIG shall pay to Stoke the following one (1)-time milestone payments (each a “Sales Milestone”) following the first achievement of the milestone events set forth in the following table:

Sales Milestone Events	Sales Milestone Payments
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

For clarity, the maximum aggregate sales milestone payments payable by BIG under this Section 8.3.3 for all Licensed Products is [***] and the maximum aggregate sales milestone payments payable by BIG under this Section 8.3.3 for all Option Products is [***]. If in a given Calendar Year, a milestone event for Licensed Products or Option Products, as applicable, in a lower row in the above table is achieved before the milestone event in the higher row(s) has been achieved by a Licensed Product or Option Product, as applicable, in a prior Calendar Year, then all the higher row(s) with lower dollar threshold shall be deemed achieved at the same time and the corresponding unpaid milestone payments shall become payable.

8.3.4
Milestone Payment Procedures. BIG shall send Stoke a written notice of the achievement of each of the milestone events set forth in Sections 8.3.1 and 8.3.2 within [***] following BIG becomes aware of such achievement. Following receipt of such notice, Stoke shall submit an invoice promptly to BIG for the amount of the corresponding milestone payment, and BIG shall pay to Stoke such invoiced amount within [***] after BIG’s receipt thereof.
Section 8.4
Royalties.
8.4.1
Royalty Rates. Subject to the terms and conditions of this Agreement, on a country-by-country basis, BIG shall pay to Stoke royalties on Net Sales of all Licensed Products and Option Products (after Option Exercise Effective Date) sold by BIG, its Affiliates or Sublicensees in the BIG Territory during each Calendar Quarter of the applicable Royalty Term at the following rates:

Aggregate Annual Net Sales of all Licensed Products	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Aggregate Annual Net Sales of all Option Products	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
8.4.2
Royalty Reductions. Notwithstanding Section 8.4.1, with respect to each Licensed Product or Option Product, as applicable, in a country:
(a)
upon (i) the expiration of the last-to-expire Valid Claim of Licensed Patent Rights or Option Patent Rights, as applicable, in such country that Covers [***], as applicable, in such country, and (ii) the expiration of the last-to-expire Valid Claim of the Licensed Patent Rights or Option Patent Rights, as applicable, in such country that Covers [***], as applicable, in such country, as applicable, the royalty rate set forth in Section 8.4.1 for such Licensed Product or Option Product in such country shall be reduced by [***];
(b)
if a Generic Product that competes with such Licensed Product or Option Product, as applicable, is launched in such country, and the Net Sales of such Licensed Product or Option Product in a given Calendar Quarter after the launch of such Generic Product is (a) [***], then the royalty rate set forth in Section 8.4.1 for such Licensed Product or Option Product with respect to such country shall be reduced by [***] and (b) [***], then the royalty rate set forth in Section 8.4.1 for such Licensed Product or Option Product with respect to such country shall be reduced by [***];
(c)
in the event that BIG obtains a license to any Third Party IP in a country in the BIG Territory pursuant to Section 8.5 that [***], BIG shall be entitled to deduct from any royalties payable under Section 8.4 for such Licensed Product or Option Product [***] actually paid to such Third Party in respect of such agreement for such Licensed Product or Option Product in such country (“Third Party Payments”), subject to Section 8.4.3; provided that credits for deductions pursuant to this Section 8.4.2(c) that are not exhausted in any Calendar Quarter may be carried into future Calendar Quarters, subject to the preceding sentence; and
(d)
if a court or a Governmental Authority requires BIG or any of its Affiliates or its or their respective Sublicensees to grant a compulsory license to a Third Party permitting such Third Party to make and sell such Licensed Product or Option Product, as applicable, in a country or other jurisdiction, then the Net Sales achieved by such Third Party in such country or other jurisdiction for such Licensed Product or Option Product for the purposes of calculating royalties under Section 8.4.1 shall be reduced by [***].
8.4.3
Mechanics of Adjustments; Floor. Any reductions set forth in Section 8.4.2 shall be applied to the royalty rate under Section 8.4.1 in the order in which the event triggering such reduction occurs; provided that the adjustments made pursuant to Section 8.4.2 shall not reduce by more than [***] the royalties that would otherwise be owed under Section 8.4.1. Any adjustments pursuant to Section 8.4.2 shall apply only to the relevant Licensed Product or Option Product, as applicable, in the relevant country and shall be allocated pro rata across each of the royalty tiers in the relevant Calendar Quarter.
8.4.4
Royalty Reports. Following the First Commercial Sale of any Licensed Product or Option Product (after the Option Exercise Effective Date), in any country in the BIG Territory, BIG shall furnish a written report to Stoke within [***] after the end of each Calendar Quarter showing the amounts payable to Stoke pursuant to this Section 8.4 for such Calendar Quarter, which amounts shall be converted to Dollars in accordance with Section 8.7. Each such report shall include, on a country-by-country basis for the BIG Territory, the total gross amount invoiced for each Licensed Product or Option Product sold, the Net Sales of each Licensed Product or Option Product, and the total royalties (in Dollars) payable for each Licensed Product or Option Product. Stoke shall submit an invoice to BIG promptly following receipt of such royalty report from BIG for the amount of the royalty payment, which invoiced amount shall be payable by BIG to Stoke within [***] after the receipt thereof.
Section 8.5
Third Party Licenses.
(a)
[***].
(b)
[***].
Section 8.6
Other Payment Procedures. For all amounts for which a Party (the “Owing Party”) is obligated to reimburse or pay the other Party (the “Owed Party”) pursuant to this Agreement for which no specific provision is made hereunder for the timing of such payment, the Owed Party shall send to the Owing Party an invoice for such amount within [***] after the Owed Party’s determination that such amount is payable by the Owing Party, which invoice shall include a reference to the Section of this Agreement under which the Owed Party is requesting reimbursement or payment and be accompanied by reasonable documentation of the incurrence or accrual of the amounts to be reimbursed. Payment with respect to each such invoice shall be due within [***] after receipt by the Owing Party thereof and shall be made in accordance with Section 8.7. With respect to any invoice provided under this Agreement, if the Owing Party in good faith disputes any portion of any such invoice, it shall pay the undisputed portion and shall provide the

Owed Party with written notice of the disputed portion and its reasons therefor, and the Owing Party shall not be obligated to pay such disputed portion unless and until such dispute is resolved in favor of the Owed Party. The Parties shall use good faith efforts to resolve any such disputes promptly.
Section 8.7
Mode of Payment; Foreign Exchange. All payments to a Party under this Agreement shall be made by deposit of Dollars in the requisite amount to such bank account as the receiving Party may from time to time designate by notice to the paying Party. For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, this Agreement (including the calculation of Net Sales expressed in currencies other than Dollars), a Party shall convert any amount expressed in a foreign currency into Dollar equivalent using its then-current standard exchange rate methodology employed for the translation of foreign currency sales into Dollars in accordance with Accounting Standards and consistently applied for the Calendar Quarter in which the Net Sales, or such other conversion standard as may be mutually agreed by the Parties.
Section 8.8
Taxes.
8.8.1
General. Stoke hereby represents and warrants that it is (a) the legal and beneficial owner for all tax purposes of all Payments made or to be made to it hereunder, (b) established and taxable (for VAT or other indirect tax purposes) solely in the United States (excluding possessions and territories), and (c) does not maintain any permanent establishment (within the meaning of any applicable tax treaty) or other fixed place of business in any jurisdiction outside of the United States (excluding possessions and territories).
8.8.2
Withholding. Any and all payments to a Party (the “Payee”) under this Agreement (each, a “Payment”) shall be paid free and clear of any and all taxes, except for any withholding taxes required by applicable Law. The paying Party (the “Payor”) will be entitled to deduct or withhold from the Payments otherwise payable under this Agreement any amounts that it is required by applicable Law to deduct or withhold. [***] If the Payee receives a refund or recognizes a credit or other cash tax savings as a result of such additional withholding taxes, the Payee shall pay to the Payor an amount equal to such refund, credit or cash tax savings (net of any taxes or reasonable out-of-pocket costs incurred as a result of such receipt or recognition). Without limiting the foregoing, if the Payee is entitled under any applicable tax treaty or other applicable Law to a reduction of the rate of, or the elimination of, applicable withholding tax, it may deliver to the Payor or the appropriate Governmental Authority (with the assistance of the Payor to the extent that this is reasonably required and requested by the Payee) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve the Payor of its obligation to withhold such tax and the Payor shall apply the reduced rate of withholding or dispense with withholding, as the case may be; provided that the Payor has received evidence, in a form reasonably satisfactory to the Payor, of the Payee’s delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least [***] prior to the time that the Payments are due or otherwise reasonably sufficiently in advance of the due date as will permit the Payor to make such payment at such reduced rate or free of withholding; provided, further, that the Payor and Payee shall reasonably cooperate in regard to the identification, preparation, execution and delivery of the applicable tax forms or certificates to reduce or eliminate applicable withholding taxes to the extent permitted by applicable tax Law. If, in accordance with the foregoing, the Payor withholds any amount, it shall pay to the Payee the balance when due, make timely payment to the proper taxing authority of the withheld amount, send to the receiving Party proof of such payment within [***] following such payment, and such withheld amounts will be treated hereunder as having been paid to the Person in respect of whom such deduction and withholding was made.
8.8.3
Value Added Tax.
(a)
All Payments are exclusive of VAT. If VAT becomes payable under applicable Law in respect of any Payment under this Agreement, then the Payor will pay such VAT at the applicable rate in respect of such Payment. In such case, VAT (if any) will become due and payable upon presentation of a valid VAT invoice (or, where there is no provision in the legislation for the jurisdiction concerned that a VAT invoice is required to be issued, a written demand containing such information as is customary in that jurisdiction). All Parties agree that they will reasonably cooperate to ensure the use of any VAT exemptions, zero ratings, reduced-ratings, suspensions or other reliefs.
(b)
In the event that Payments made to Stoke (or its assignee) as Payee become subject to VAT as a result of a determination by a tax authority or change in applicable tax Law after the date hereof or Stoke’s (or its assignee’s) becoming (or Stoke’s or Stoke’s assignee already being) established for VAT purposes outside of the United States after the Effective Date, then this Section 8.8.3(b) will apply notwithstanding anything to the contrary in Section 8.8.3(a). To the extent that any Payment is subject to a VAT reverse-charge mechanism under applicable Law, the Payor or its Affiliate, as applicable, will self-assess VAT and, subject to input VAT deduction of such self-assessed VAT, remit such amount to the applicable Governmental Authority. Where the prevailing legislation requires the recipient to self-account for VAT (for example, but not limited to, a reverse charge mechanism), then BIG covenants that it will correctly account for VAT in respect of the services received. Stoke (or its assignee) agrees that it will raise a tax invoice (or equivalent document) to support the charge to VAT. For the purposes of VAT, the Stoke (or its assignee) collaboration activities and rights and licenses provided by Stoke (or its assignee) under this Agreement will be considered to be taxed under Art 44 of Council Directive 2006/112/EC or any equivalent provision in the country of performance if performed outside the European Union and as such will be considered to be taxed for VAT purposes in the country of the recipient. Any supply of goods under this Agreement will be taxed in accordance with the prevailing VAT legislation. In the event that the local competent tax authority determines that additional VAT is chargeable, where Stoke (or its assignee) is the Payee, Stoke (or its assignee) in the first instance will undertake all reasonable steps to refute any such assertions by the local tax authority. Only once this process is completed may Stoke (or its assignee) raise valid tax invoices for the additional VAT liability. BIG, as the Payor, will take commercially reasonable steps to recover any such additional VAT liability from the same local tax authorities by submitting regular claims. Stoke (or its assignee) will provide all necessary assistance to facilitate the recovery of this tax. If the tax cannot be recovered, then BIG will be entitled to offset this tax against any and all future payments to Stoke (or its assignee) or, where necessary, invoice Stoke (or its assignee) directly for these amounts (and Stoke and/or its assignee shall pay to BIG such invoiced amounts). Each Party will be responsible for any penalties or interest accruing due to incorrect VAT treatment of the supplies of goods or services made by that Party or any failure to correctly account for VAT on any receipt of a supply of goods or services under this Agreement except where those penalties or interest arise as a result of the actions of the other Party, in which case that acting Party will be liable to reimburse the other Party for such penalties and interest. Each Party will be responsible for reporting its own transactions to the local tax authorities if required under applicable Law for VAT purposes. There will be no shared, mutual or otherwise collective VAT filings that may suggest that the Parties are anything other than separately operational entities for VAT purposes.
Section 8.9
Interest on Late Payments. Any undisputed amount owed by one Party to the other Party under this Agreement that is not paid on or before the date such payment is due shall bear interest at a rate per annum equal to [***] basis points above the prime rate as published by Bank of America, as adjusted from time to time, such interest to run from the date on which payment of such sum became due until payment thereof in full together with such interest.
Section 8.10
Financial Records. BIG shall, and shall cause its Affiliates to, keep complete and accurate books and records pertaining to (a) Out-of-Pocket Expenses relating to its conduct of activities under each Global Development Plan, and (b) Net Sales of Licensed Products or Option Products (after the Option Exercise Effective Date) and any other amounts due hereunder in each case ((a) and (b)) in sufficient detail for Stoke to reasonably determine the accuracy of all amounts payable by BIG or reimbursable by Stoke hereunder. Stoke shall, and shall cause its Affiliates to, keep complete and accurate books and records pertaining to Out-of-Pocket Expenses relating to its conduct of activities under each Global Development Plan in sufficient detail for BIG to reasonably determine the accuracy of all amounts of Shared Global Development Costs reimbursable by BIG hereunder. Such books and records shall be retained by each Party and its Affiliates until [***] after the end of the period to which such books and records pertain, or for such longer period as may be required by applicable Law.
Section 8.11
Audit.
8.11.1
Procedures. Stoke may request that BIG permit and cause its Affiliates to permit an independent auditor of international recognition designated by Stoke and reasonably acceptable to BIG, at reasonable times and upon reasonable notice, to audit the books and records maintained pursuant to Section 8.10 to ensure the accuracy of all royalty reports and payments made hereunder. BIG may request that Stoke permit and cause its Affiliates to permit an independent auditor of international recognition designated by BIG and reasonably acceptable to Stoke, at reasonable times and upon reasonable notice, to audit the books and records maintained pursuant to Section 8.10 to ensure the accuracy of all Shared Global Development Costs payments made by BIG hereunder. Such examinations may not [***]. Except as provided below, the Costs of this audit shall be borne by the auditing Party, unless the audit reveals a variance of more than [***] from the reported amounts in the auditing Party’s favor, in which case the audited Party shall bear the Costs of the audit. If such audit concludes that there is an undisputed underpayment or excess payment by one Party to the other Party, then within [***] after the date on which such audit is completed the Parties shall true up the payment discrepancy with interest from the date originally due as provided in 8.8.1. If the results of the audit are disputed, the audited Party will have [***] to invoke the dispute resolution provisions set forth in Section 15.5, and if the audited Party does not invoke the dispute resolution provisions set forth in Section 15.5 within such [***] period, the results of the audit will be deemed to be undisputed. The receiving Party of information subject to review under this Section 8.11 shall treat such information in accordance with the confidentiality provisions of Article 9, and the Parties shall cause the auditor to enter into a reasonably acceptable confidentiality agreement with BIG obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement.
Section 8.12
Right to Offset. Unless prohibited by applicable Law, each Party shall have the right to offset any overdue, undisputed payment that is owed by the other Party but not paid against any payments owed by such Party under this Agreement.
Section 8.13
Stoke Third Party Obligations. [***]
Article 9
Intellectual property
Section 9.1
Intellectual Property Ownership.
9.1.1
Ownership of IP Arising Under This Agreement. Except as set forth in Section 9.1.3, the determination of ownership of Arising Know‑How shall, for purposes of this Agreement, be made in accordance with United States patent law and other applicable Law in the United States without regard to conflicts of law, irrespective of where or when such conception, reduction to practice, generation, discovery, development, or making occurs. The Parties shall jointly own all rights, title and interest in and to all Joint IP. Each Party shall have a one-half undivided interest in all of the rights, title and interests in and to any and all Joint IP without a duty of accounting to the other Party, but subject, in all cases, to all terms and conditions of this Agreement. Each Party shall, and does hereby, assign a one-half undivided interest in all of its rights, title and interests in and to any and all Joint IP to the other Party.
9.1.2
Disclosure and Assistance Regarding Joint IP. Each Party shall promptly disclose to the other Party in writing and shall cause its Affiliates, and its and their Sublicensees to so disclose, the conception, discovery, development, or making of any Joint Know-How. Each Party will also promptly respond to reasonable requests from the other Party for additional information related thereto.
9.1.3
Exceptions. Notwithstanding Section 9.1.1, Stoke shall exclusively own all rights, title and interests in and to any and all Stoke Platform Improvement Know-How (and all intellectual property rights therein), regardless of inventorship. BIG shall (and shall cause its Affiliates and its and their Sublicensees to), and does hereby, assign all of its rights, title and interests in and to any and all Stoke Platform Improvement Know-How to Stoke. BIG shall (and shall cause its Affiliates and its and their Sublicensees to) promptly disclose to Stoke the conception, discovery, development, or making of any Stoke Platform Improvement Know-How. BIG shall (and shall cause its Affiliates and its and their Sublicensees to), promptly respond to reasonable requests from Stoke for additional information related thereto. All Stoke Platform Improvement Know-How shall be deemed the Confidential Information of Stoke.
9.1.4
Assignment Obligation. Each Party shall (and shall cause its Affiliates to) cause all Persons (including Third Parties) who perform activities for such Party or Affiliate under this Agreement to assign (or if such Party or Affiliate is unable to cause such Person to assign despite such Party’s using reasonable efforts to negotiate such assignment, then provide a license under) their rights in any Arising Know-How (including all inventions resulting from such activities) to such Party. Each Party shall cause all of its Sublicensees to comply with the foregoing.

Section 9.2
Maintenance and Prosecution of Patent Rights.
9.2.1
Stoke Platform Patent Rights. Stoke shall have the sole right, but not the obligation, at its sole Costs, to prepare, file, prosecute, and maintain the Stoke Platform Patent Rights anywhere in the world, and to conduct any proceeding regarding the validity and enforceability thereof, including any opposition, re-issuance, post-grant review, inter-partes review, reexamination request, nullity action, interference, or other similar post-grant proceedings and any appeals therefrom, before or in any patent office (each, a “Defense Proceeding”) relating thereto, in each case using counsel of its choice. Stoke shall (a) reasonably consult with BIG prior to filing any Patent application that constitute Stoke Platform Patent Rights if such Patent application contains one or more claims that Cover (at the time of filing) a Licensed Product or Option Product (after the Option Exercise Effective Date), and (b) use reasonable efforts to file, at BIG’s Cost and in consultation with BIG, one or more corresponding Patent applications in the BIG Territory (e.g., continuations or divisionals of such Patent application) that would be Licensed Product-Specific Patent Rights or Option Product-Specific Patent Rights, as applicable. Stoke shall keep BIG reasonably informed as to all material developments in connection with the preparation, filing, prosecution, maintenance of the Stoke Platform Patent Rights (including Defense Proceedings related thereto), and, with respect to any Stoke Platform Patent Right that Covers a Licensed Product or Option Product (after the Option Exercise Effective Date), Stoke will provide BIG with copies of all material filings or responses to be made to the Governmental Authorities with respect thereto and all other material submissions and correspondence with any Governmental Authorities regarding any such Stoke Platform Patent Rights, in each case, in sufficient time to allow for review and comment by BIG. BIG shall offer its comments or proposals, if any, promptly, and Stoke shall consider in good faith such comments and proposals.
9.2.2
Other Patent Rights.
(a)
BIG Territory. From and after the Effective Date for the Licensed Products and the Option Exercise Effective Date for the Option Products, BIG shall have the first right, but not the obligation (subject to the next sentence), at its sole Costs, to prepare, file, prosecute and maintain all Licensed Product-Specific Patent Rights (in Stoke’s name), Option Product-Specific Patent Rights (in Stoke’s name), BIG Collaboration Patent Rights and Joint Patent Rights (in both Parties’ names) in all countries and jurisdictions in the BIG Territory and to conduct any Defense Proceeding for such Patent Rights in the BIG Territory relating thereto, using counsel of its own choice. Reasonably promptly after the Effective Date, Stoke shall transfer to BIG (and BIG shall assume) the prosecution and maintenance of the Licensed Product-Specific Patent Rights in the BIG Territory, and promptly after the Option Exercise Effective Date, Stoke shall transfer to BIG (and BIG shall assume) the prosecution and maintenance of the Option Product-Specific Patent Rights in the BIG Territory. BIG shall notify Stoke of all material developments and all steps to be taken in connection with the preparation, filing, prosecution, maintenance of all such Patent Rights (including Defense Proceedings related thereto) and provide Stoke with copies of all material filings or responses to be made to the Governmental Authorities with respect thereto and all other material submissions and correspondence with any Governmental Authorities regarding any such Patent Rights, in each case, in sufficient time to allow for review and comment by Stoke. Stoke shall offer its comments or proposals, if any, promptly, and BIG shall consider in good faith such comments and proposals and shall implement any such comments or proposals in good faith, taking into consideration Stoke’s global patent strategy for the applicable Licensed Product or Option Product, provided that in the event any Patent Rights owned or controlled by Stoke are cited against any Licensed Product-Specific Patent Right or Option Product-Specific Patent Right (after the Option Exercise Effective Date) in any communication from any Governmental Authority in the BIG Territory, then BIG shall implement any comments from Stoke in any related filings or responses to be made to such Governmental Authorities. If BIG elects not to prepare, file, prosecute or maintain, or not to initiate or continue any Defense Proceeding related to, any Licensed Product-Specific Patent Rights, Option Product-Specific Patent Rights, BIG Collaboration Patent Rights or Joint Patent Rights in a particular country or other jurisdiction in the BIG Territory, BIG shall timely notify Stoke (in each case at least [***] in advance of any lapse of rights), and, at Stoke’s request, the Parties shall promptly discuss such election by BIG. Subject to BIG’s prior written consent with respect to the BIG Collaboration Patent Rights or Joint Patent Rights, such consent not to be unreasonably withheld, delayed or conditioned, (for clarity, BIG’s prior written consent shall not be required for any Licensed Product-Specific Patent Rights or Option Product-Specific Patent Rights), Stoke may elect, upon written notice to BIG, to make such payment or take or continue such action, at Stoke’s Costs using counsel of its own choice and BIG shall reasonably cooperate with Stoke in connection with such activities. If Stoke elects to prepare, file, prosecute or maintain any such Licensed Product-Specific Patent Rights, Option Product-Specific Patent Rights, BIG Collaboration Patent Rights or Joint Patent Rights in a particular country or other jurisdiction in the BIG Territory (including Defense Proceedings related thereto), then Stoke shall notify BIG of all material developments and all steps to be taken in connection with the prosecution of such Patent Rights (including Defense Proceedings related thereto) and provide BIG with copies of all material filings or responses to be made to Governmental Authorities with respect thereto and all other material submissions and correspondence with any patent authorities regarding any such Patent Rights, in each case, in sufficient time to allow for review and comment by BIG. BIG shall offer its comments or proposals, if any, promptly, and Stoke shall consider in good faith such comments and proposals and shall implement any such comments or proposals in good faith, taking into consideration BIG’s patent strategy for the applicable Licensed Product or Option Product in the BIG Territory.
(b)
Stoke Territory. Stoke shall have the sole right, but not the obligation, at its sole Costs, to prepare, file, prosecute, and maintain all Licensed Product-Specific Patent Rights and Option Product-Specific Patent Rights in all countries and jurisdictions in the Stoke Territory, and to conduct any Defense Proceeding relating thereto, in each case using counsel of its choice. With respect to BIG Collaboration Patent Rights and Joint Patent Rights, Stoke shall have the first right, but not the obligation, at its sole Costs, to prepare, file, prosecute, and maintain such Patent Rights in all countries and jurisdictions in the Stoke Territory, and to conduct any Defense Proceeding relating thereto, in either case, using counsel of its choice. Stoke shall reasonably notify BIG of all material developments and all steps to be taken in connection with the preparation, filing, prosecution and maintenance of all such Patent Rights (including Defense Proceedings related thereto) for which it has responsibility pursuant to the foregoing to the extent such development or steps is reasonably likely to materially impact the preparation, filing, prosecution, maintenance of any Patent Rights (including Defense Proceedings related thereto) Controlled by BIG (including licensed to BIG by Stoke hereunder) in the BIG Territory. If Stoke elects not to prepare, file, prosecute or maintain, or not to initiate or continue any Defense Proceeding related to, any BIG Collaboration Patent Rights or Joint Patent Rights in a particular country or other jurisdiction in the Stoke Territory, Stoke shall timely notify BIG, and BIG may elect, upon written notice to Stoke, to make such payment or continue such action with respect to such BIG Collaboration Patent Rights or Joint Patent Rights, at BIG’s Costs using counsel of its own choice and Stoke shall reasonably cooperate with BIG in connection with such activities. If BIG elects to prepare, file, prosecute or maintain any such BIG Collaboration Patent Rights or Joint Patent Rights in a particular country or other jurisdiction in the Stoke Territory (including Defense Proceedings related thereto), then BIG shall notify Stoke of all material developments and all steps to be taken in connection with the prosecution of such Patent Rights (including Defense Proceedings related thereto) and provide Stoke with copies of all material filings or responses to be made to Governmental Authorities with respect thereto and all other material submissions and correspondence with any patent authorities regarding any such Patent Rights, in each case, in sufficient time to allow for review and comment by Stoke. Stoke shall offer its comments or proposals, if any, promptly, and BIG shall consider in good faith such comments and proposals.
9.2.3
Settlement of Defense Proceedings. Neither Party may settle any Defense Proceeding without the other Party’s written consent (such consent not to be unreasonably withheld, conditioned or delayed) if such settlement (a) is reasonably likely to diminish or have a material adverse effect on the rights or interest of the other Party, including any admission of fault, payment of damages or implementation of injunctive relief, or (b) admits the invalidity or unenforceability of, or otherwise impairs or materially adversely affects the scope of Patent Rights owned or controlled by the other Party in the other Party’s territory.
9.2.4
Patent Term Extensions. To the extent applicable, the Parties will develop a strategy in order to avoid the loss of any rights that may otherwise be available to the Parties with respect to the Licensed Products or Option Products (after the Option Exercise Effective Date) under the Hatch-Waxman Act, the Supplementary Certificate of Protection of the member states of the European Union and other similar measures in any other country or jurisdiction with respect to patent term extensions, adjustments or restorations (any such right, a “Patent Term Extension”). Each Party shall cooperate in good faith with the other to implement such strategy. The Parties will discuss and decide which, if any, of the Licensed Product-Specific Patent Rights, Option Product-Specific Patent Rights, BIG Collaboration Patent Rights and Joint Patent Rights the Parties should seek Patent Term Extensions for with respect to any country or jurisdiction in each Party’s territory (and a Party will be responsible for the costs of any such Patent Term Extension in its territory) in connection with a Licensed Product or Option Product (after the Option Exercise Effective Date), as applicable, provided that (a) Stoke shall have the final decision-making authority with respect to any Patent Term Extension for any such Patent Rights in the Stoke Territory, and (b) BIG shall have the final decision-making authority with respect to any such Patent Rights in the BIG Territory. The Parties shall cooperate with each other to the extent necessary to effectuate the intent of this Section 9.2.4.
9.2.5
Orange Book Listings. To the extent applicable, the Parties will develop a strategy as to which Licensed Product-Specific Patent Rights, Option Product-Specific Patent Rights, BIG Collaboration Patent Rights and Joint Patent Rights will be listed in the FDA’s “Orange Book” and equivalents thereto in countries or jurisdictions outside the U.S. (and each Party will be responsible for the costs of any such listings in its territory) in connection with the Licensed Products and Option Products (after the Option Exercise Effective Date), provided that(a) Stoke shall have the final decision-making authority with respect to listing any such Patent Rights in the Stoke Territory, and (b) BIG shall have the final decision-making authority with respect to listing any such Patent Rights in the BIG Territory. The Parties shall cooperate with each other to the extent necessary to effectuate the intent of this Section 9.2.5.
9.2.6
Common Interest Disclosures. With regard to any information or opinions disclosed pursuant to this Agreement by one Party to the other Party regarding intellectual property or technology owned by Third Parties, the Parties agree that they have a common legal interest in determining whether, and to what extent, Third Party intellectual property rights may affect the conduct of the Development, Manufacture or Commercialization of a Licensed Product or Option Product (after the Option Exercise Effective Date), and have a further common legal interest in defending against any actual or prospective Third Party claims based on allegations of misuse or infringement of intellectual property rights relating thereto. Accordingly, the Parties agree that all such information and materials obtained by a Party from the other Party will be used solely for purposes of the Parties’ common legal interests with respect to the conduct of the Agreement. All information and materials will be treated as protected by the attorney-client privilege, the work product privilege, and any other privilege or immunity that may otherwise be applicable. By sharing any such information and materials, neither Party waives or limits any privilege or immunity that may apply to the shared information and materials. Neither Party shall have the authority to waive any privilege or immunity on behalf of the other Party without such other Party’s prior written consent, nor shall the waiver of privilege or immunity resulting from the conduct of one Party be deemed to apply against the other Party.
9.2.7
Cooperation. The Parties recognize that they will prepare, file, prosecute, maintain, and conduct Defense Proceedings in countries and regions in their respective territories with respect to the same families of Patent Rights. Each Party acknowledges that the actions they take or fail to take, and the statements that they make to a Governmental Authority with respect to a Patent Right in its territory could adversely impact the patentability, scope, validity or enforceability of a Patent Right in the same patent family in the other Party’s territory. As such, the Parties agree to cooperate in good faith to coordinate their strategies and tactics with respect to the Patent Rights for which they have prosecution responsibility. Further, Stoke agrees that it will not take or fail to take any actions in the Stoke Territory that, in BIG’s reasonable judgment, would be expected to adversely impact the patentability, scope, validity or enforceability of the BIG Collaboration Patent Rights or Joint Patent Rights in the BIG territory; and, BIG agrees that it will not take or fail to take any actions in the BIG Territory that, in Stoke’s reasonable judgment, would be expected to adversely impact the patentability, scope, validity or enforceability of the Licensed Patent Rights or Option Patent Rights in the Stoke Territory.
Section 9.3
Enforcement.
9.3.1
Notice. Each Party shall promptly notify the other Party in writing if it becomes aware of any actual, alleged, threatened or suspected infringement of one or more granted claim(s) of the (a) Stoke Platform Patent Rights, Licensed Product-Specific Patent Rights, Option Product-Specific Patent Rights, BIG Collaboration Patent Rights or Joint Patent Rights, or any equivalent action (such as a declaratory judgment) alleging the invalidity, unenforceability or non-infringement of any such Patent Rights, or misappropriation or other violation of any Licensed Product-Specific Know-How, Option Product-Specific Know-How, BIG Collaboration Know-How or Joint Know-How, in each case in any country or jurisdiction in the BIG Territory, or (b) BIG Collaboration Patent Rights or Joint Patent Rights, or any equivalent action (such as a declaratory judgment) alleging the invalidity, unenforceability or non-infringement of any such Patent Rights, or misappropriation or other violation of any BIG Collaboration Know-How or Joint Know-How, in each case in any country or jurisdiction in the Stoke Territory (each an “Infringement”).
9.3.2
Stoke Platform Patent Rights. Stoke shall have the first right, but not the obligation, to pursue any Infringement claims against Third Parties with respect to Stoke Platform Patent Rights in the BIG Territory, at its sole expense. Stoke shall: (a) keep BIG fully informed of any material development in such claim, suit, or proceeding in the BIG Territory; (b) reasonably consider BIG’s comments on such claim, suit, or proceeding in the BIG Territory; and (c) when applicable, allow BIG the opportunity to participate in the preparation of witnesses and other participants in such claim, suit, or proceeding in the BIG Territory. If Stoke decides not to take steps to abate or pursue an Infringement claim with respect to any Stoke Platform Patent Right in the BIG Territory within a commercially reasonable period of time (but not less than [***]) after the notice provided pursuant to Section 9.3.1, and such Infringement claim adversely affects or is expected to adversely affect the Exploitation of any Licensed Product or Option Product (after the Option Exercise Effective Date) in the Field in the BIG Territory (a “Competitive Infringement”), then Stoke shall timely inform BIG and BIG may pursue such Competitive Infringement claim against Third Parties with respect to Stoke Platform Patent Rights in the BIG Territory at its own expense (and in such case, Stoke may be represented in any such action by counsel of its own choice with respect to such action), provided that if Stoke provides a reasonable, objective rationale for not pursuing or continuing to pursue such Competitive Infringement claim (including a substantive concern regarding counter-claims by the infringing Third Party with respect to Patent Rights owned or Controlled by Stoke that relate to TANGO), then the Parties shall consider and discuss in good faith Stoke’s reasonable comments and concerns and BIG shall not have the right to pursue such Competitive Infringement claim in the BIG Territory without Stoke’s consent, such consent not to be unreasonably withheld, conditioned or delayed. Subject to the foregoing, if BIG elects to pursue such Competitive Infringement claim in the BIG Territory, BIG shall: (a) keep Stoke fully informed of any material developments in such claim, suit, or proceeding in the BIG Territory; (b) incorporate Stoke’s reasonable comments on such claim, suit, or proceeding in the BIG Territory in good faith; and (c) when applicable, allow Stoke the opportunity to participate in the preparation of witnesses and other participants in such claim, suit, or proceeding; and (d) not settle any such claim, suit, or proceeding in the BIG Territory without Stoke’s written consent (such consent not to be unreasonably withheld, conditioned or delayed) if such settlement is reasonably likely to materially diminish or have a material adverse effect on the rights or interest of Stoke.
9.3.3
Other Patent Rights. Subject to Section 9.3.4, BIG shall have the first right, but not the obligation, to pursue Infringement claims against Third Parties in the BIG Territory with respect to Licensed Product-Specific Patent Rights, Option Product-Specific Patent Rights, BIG Collaboration Patent Rights and Joint Patent Rights (for clarity, excluding any Stoke Platform Patent Rights), including subject to Section 9.4.2 as a defense or counterclaim or other related invalidity proceeding in connection with any Third Party Infringement Claim in the BIG Territory, at its sole expense. BIG shall retain control of the applicable claim, suit or proceeding with respect to such Infringement. If BIG pursues any such Infringement claim in accordance with this Section 9.3.3, then Stoke shall have the right to join as a party to such claim, suit, or proceeding in the BIG Territory and participate with its own counsel at its own expense; provided that BIG shall retain control of such claim, suit, or proceeding. BIG shall: (a) keep Stoke reasonably informed of any material development in such claim, suit, or proceeding in the BIG Territory; (b) reasonably consider taking action to incorporate Stoke’s comments on such claim, suit, or proceeding in the BIG Territory; (c) when applicable, allow Stoke the opportunity to participate in the preparation of witnesses and other participants in such claim, suit, or proceeding; and (d) not settle any such claim, suit, or proceeding except in a manner that it believes in good faith is in the best interests of the applicable Licensed Product or Option Product and that is consistent with Section 9.3.7. If BIG decides not to pursue an Infringement claim with respect to any Licensed Product-Specific Patent Right or Option Product-Specific Patent Right, as applicable, in the BIG Territory, BIG shall timely inform Stoke and Stoke may pursue such Infringement claim in the BIG Territory at its own expense, provided that if BIG provides a reasonable, objective rationale for not pursuing or continuing to pursue such Infringement claim (including a substantive concern regarding counter-claims by the infringing Third Party with respect to Licensed Product-Specific Patent Rights, Option Product-Specific Patent Rights, BIG Collaboration Patent Rights and Joint Patent Rights in the BIG Territory), then the Parties shall consider and discuss in good faith BIG’s reasonable comments and concerns and Stoke shall not have the right to pursue such Infringement claim in the BIG Territory without BIG’s consent, such consent not to be unreasonably withheld, conditioned or delayed. If Stoke elects to pursue such Infringement claim in the BIG Territory, Stoke shall: (a) keep BIG fully informed of any material development in such claim, suit, or proceeding in the BIG Territory; (b) reasonably consider taking action to incorporate BIG’s comments on such claim, suit, or proceeding in the BIG Territory; and (c) when applicable, allow BIG the opportunity to participate in the preparation of witnesses and other participants in such claim, suit, or proceeding; and (d) not settle any such claim, suit, or proceeding in the BIG Territory without BIG’s written consent (such consent not to be unreasonably withheld, conditioned or delayed) if such settlement is reasonably likely to materially diminish or have a material adverse effect on the rights or interest of BIG.
9.3.4
Generic Competition. BIG shall have the first right, but not the obligation, to pursue, manage and settle any litigation with respect to Generic Products (as used in this Section 9.3.4, Generic Product includes a generic product for which a generic or abbreviated Regulatory Approval application referencing a Licensed Product or Option Product (after the Option Exercise Effective Date) has been or is expected to be filed but has not been filed or approved) in the BIG Territory in connection with any Licensed Product-Specific Patent Rights or Option Product-Specific Patent Rights and any proceedings associated therewith in the BIG Territory, including any invalidity, unpatentability or unenforceability challenges, oppositions and post-grant proceedings in connection therewith in the BIG Territory. Stoke shall reasonably cooperate in any such action, at BIG’s cost. If Stoke (a) reasonably believes that a Third Party may be filing or preparing or seeking to file a generic or abbreviated Regulatory Approval application in the BIG Territory that refers or relies on Regulatory Filings submitted by either Party to any Regulatory Authority, whether or not such filing may infringe a granted Valid Claim of Licensed Product-Specific Patent Rights or Option Product-Specific Patent Rights or (b) receives any notice of certification or similar in the BIG Territory regarding the Licensed Product-Specific Patent Rights or Option Product-Specific Patent Rights pursuant to applicable Laws claiming that any such Patent Rights are invalid or unenforceable or claiming that any such Patent Rights will not be infringed by the Manufacture or Commercialization of a Generic Product, it shall (i) immediately notify BIG in writing identifying the alleged applicant or potential applicant and furnishing the information upon which determination is based and (ii) provide BIG with a copy of any such notice of certification or similar within [***] after the date of receipt thereof. Notwithstanding anything to the contrary in this Section 9.3.4, if, following good faith consultation between the Parties, the Parties reasonably believe a Stoke Platform Patent Right is the only type of Licensed Patent Right or Option Patent Right that a Generic Product in the BIG Territory is believed to infringe, then the procedures of Section 9.3.2 shall apply with respect to the enforcement of such Stoke Platform Patent Right against the Person(s) that own or control such Generic Product, provided that the time period referenced therein for Stoke to pursue an Infringement claim shall be shortened to [***] or such lesser period of time so as to avoid a loss of rights under applicable Law.
9.3.5
Stoke Territory. Stoke shall have the first right, but not the obligation, to pursue Infringement claims against Third Parties in the Stoke Territory with respect to BIG Collaboration Patent Rights and Joint Patent Rights, at its sole expense. Stoke shall retain control of the applicable claim, suit or proceeding with respect to such Infringement. If Stoke pursues any such Infringement claim in accordance with this Section 9.3.5, then BIG shall have the right to join as a party to such claim, suit, or proceeding in the Stoke Territory and participate with its own counsel at its own expense; provided that Stoke shall retain control of such claim, suit, or proceeding. Stoke shall: (a) keep BIG reasonably informed of any material development in such claim, suit, or proceeding in the Stoke Territory; (b) reasonably consider taking action to incorporate BIG’s comments on such claim, suit, or proceeding in the Stoke Territory; (c) when applicable, allow BIG the opportunity to participate in the preparation of witnesses and other participants in such claim, suit, or proceeding; and (d) not settle any such claim, suit, or proceeding except in a manner that it believes in good faith is in the best interests of the applicable Licensed Product or Option Product and that is consistent with Section 9.3.7. If Stoke decides not to pursue an Infringement claim with respect to any BIG Collaboration Patent Right or Joint Patent Right in the Stoke Territory, Stoke shall timely inform BIG and BIG may pursue such Infringement claim in the Stoke Territory at its own expense, provided that if Stoke provides a reasonable, objective rationale for not pursuing or continuing to pursue such Infringement claim (including a substantive concern regarding counter-claims by the infringing Third Party with respect to Licensed Product-Specific Patent Rights, Option Product-Specific Patent Rights, BIG Collaboration Patent Rights and Joint Patent Rights in the Stoke Territory), then the Parties shall consider and discuss in good faith Stoke’s reasonable comments and concerns and BIG shall not have the right to pursue such Infringement claim in the Stoke Territory without Stoke’s consent, such consent not to be unreasonably withheld, conditioned or delayed. If BIG elects to pursue such Infringement claim in the Stoke Territory, BIG shall: (a) keep Stoke fully informed of any material development in such claim, suit, or proceeding in the Stoke Territory; (b) reasonably consider taking action to incorporate Stoke’s comments on such claim, suit, or proceeding in the Stoke Territory; and (c) when applicable, allow Stoke the opportunity to participate in the preparation of witnesses and other participants in such claim, suit, or proceeding; and (d) not settle any such claim, suit, or proceeding in the Stoke Territory without Stoke’s written consent (such consent not to be unreasonably withheld, conditioned or delayed) if such settlement is reasonably likely to materially diminish or have a material adverse effect on the rights or interest of Stoke.
9.3.6
Recovery. Except as otherwise agreed by the Parties in connection with a cost sharing arrangement, any recovery realized as a result of Infringement litigation described above in this Section 9.3 shall be first allocated to reimburse the Parties for their Costs incurred in connection with such Infringement litigation. Any remainder after such reimbursement is made shall be [***].

9.3.7
Cooperation. The Parties agree to cooperate reasonably in any Infringement action pursuant to this Section 9.3. If a Party brings such an action, then the other Party shall, if necessary, join in, or be named as a necessary party to, such action at the enforcing Party’s cost. The enforcing Party shall have the right to settle such claim; provided that neither Party shall have the right to settle any action under this Section 9.3 in a manner that imposes any costs or liability on, or involves any admission by, the other Party, without the express written consent of such other Party. Additionally, the Parties recognize that in an action pursuant to this Section 9.3, they may enforce Patent Rights in countries and regions in their respective territories with respect to the same families of Patent Rights. Each Party acknowledges that the actions they take or fail to take, and the statements that they make in an action pursuant to this Section 9.3 with respect to a Patent Right in its territory could adversely impact the patentability, scope, validity or enforceability of a Patent Right in the other Party’s territory. As such, the Parties agree to cooperate in good faith to coordinate their enforcement strategies and tactics with respect to the Patent Rights for which they have enforcement rights under this Agreement. Further, Stoke agrees that it will not take or fail to take any actions with respect to the Patent Rights for which it has enforcement rights under this Agreement that, in BIG’s reasonable judgment, would be expected to, and to minimize any potential adverse impact of their actions or inactions and statements, on the patentability, scope, validity or enforceability of the Patent Rights in the same or related patent families in the BIG Territory; and, BIG agrees that it will not take or fail to take any actions with respect to the Patent Rights for which it has enforcement rights under this Agreement that, in Stoke’s reasonable judgment, would be expected to, and to minimize any potential adverse impact of their actions or inactions and statements, on the patentability, scope, validity or enforceability of the Patent Rights in the same or related patent families in the Stoke Territory. For clarity, the foregoing cooperation obligations shall not apply to an Infringement action pursuant to Section 9.3.2 that is not a Competitive Infringement.
Section 9.4
Infringement Claims by Third Parties.
9.4.1
Notice. If the Exploitation of a Licensed Product or Option Product (after the Option Exercise Effective Date) in the BIG Territory pursuant to this Agreement results in, or may result in, any claim, suit or proceeding by a Third Party alleging patent infringement by BIG (or its Affiliates or Sublicensees) (a “Third Party Infringement Claim”), the Party first becoming aware of such Third Party Infringement Claim shall promptly notify the other Party thereof in writing.
9.4.2
Control. Unless BIG seeks indemnification for such Third Party Infringement Claim pursuant to Article 11 (provided, however, that in all instances Stoke shall control a Third Party Claim of Section 11.1(c)), BIG shall have the sole right, but not the obligation, to defend and control the defense and settlement of any Third Party Infringement Claim at its own expense (but subject to deduction as provided below), using counsel of its own choice. Stoke may participate in any such Third Party Infringement Claim with counsel of its choice at its own expense whether or not it is a named defendant. BIG shall keep Stoke reasonably informed of all material developments in connection with any Third Party Infringement Claim. BIG shall have the right to settle any Third Party Infringement Claim in its reasonable discretion; provided that BIG shall not have the right to settle any Third Party Infringement Claim in a manner that imposes any costs or liability on, or involves any admission by, Stoke, without the express written consent of Stoke. Notwithstanding anything to the contrary herein, BIG shall not have the right to enforce, defend, license, or otherwise utilize any Stoke Platform Patent Right, Licensed Patent Right or Option Patent Right in such defense or settlement of a Third Party Infringement Claim without Stoke’s prior written consent. If Stoke is named as a defendant in a Third Party Infringement Claim, BIG agrees to allow Stoke reasonable opportunity to participate in the defense of the Third Party Infringement Claim.
9.4.3
Recovery. Any recoveries by a Party of any sanctions awarded to such Party and against a party asserting a claim being defended under this Section 9.4 shall be applied as follows: such recovery shall be applied first to (a) reimburse each Party for its Costs incurred in connection with defending such Third Party Infringement Claim and (b) the balance of any such recoveries shall be [***].
Section 9.5
Product Trademarks. As between the Parties, each Party shall have the sole right to determine, develop, prosecute, use, grant licenses or other rights to, enforce and defend, and shall own all right, title and interest in and to and all goodwill associated with, the Trademarks that are used in connection with the Development or Commercialization of the Licensed Products and Option Products in such Party’s territory. The Parties shall discuss through the JSC (or JCC, if applicable) their selection of the Trademark(s) to be used for the Licensed Products and Option Products in their respective territories in advance of such use and consider the other Party’s comments in good faith. Further, the Parties may mutually agree to coordinate their use of a single Trademark for a Licensed Product or Option Product. Each Party shall not, and shall cause its Affiliates and Sublicensees not to, (a) subject to the foregoing sentence, use any Trademark that is confusingly similar to, misleading or deceptive with respect to or that dilutes any (or any part) of the Trademarks owned by the other Party pursuant to this Section 9.5 or (b) do any act that endangers, destroys or similarly affects, in any material respect, the value of the goodwill pertaining to the Trademarks owned by the other Party pursuant to this Section 9.5.
Section 9.6
International Nonproprietary Name. The Parties shall cooperate in good faith to select an International Nonproprietary Name or other name or identifier for each Licensed Product and Option Product. Stoke shall have the sole responsibility to apply for submission to the World Health Organization for the International Nonproprietary Name, and submission to the United States Adopted Names Council for the United States Adopted Name.
Article 10
REPRESENTATIONS, WARRANTIES AND COVENANTS
Section 10.1
Mutual Representations and Warranties. Each Party represents and warrants to the other Party as of the Effective Date that:
10.1.1
It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Agreement.
10.1.2
The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and do not violate: (a) such Party’s charter documents, bylaws or other organizational documents; (b) in any material respect, any agreement, instrument or contractual obligation to which such Party is bound; (c) any requirement of any applicable Law; or (d) any order, writ, judgment, injunction, decree, determination or award of any court or governmental agency presently in effect applicable to such Party.
10.1.3
This Agreement is a legal, valid and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance and general principles of equity (whether enforceability is considered a proceeding at law or in equity).
10.1.4
It is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder.
Section 10.2
Additional Representations, Warranties and Covenants of Stoke. Stoke additionally represents, warrants and covenants to BIG as of (a) the Effective Date, except as set forth in the disclosure schedules delivered by Stoke on the Effective Date (the “Initial Disclosure Schedule”) and (b) the Bring-Down Date with respect to the Option Products only, except as set forth in the disclosure schedules delivered by Stoke on the Bring-Down Date (the “Bring-Down Disclosure Schedule”):
10.2.1
All Licensed Patent Rights and Option Patent Rights existing in the BIG Territory as of the Effective Date and Bring-Down Date, as applicable, are listed completely and accurately on Exhibit 10.2.1 (the “Existing Patent Rights”) and, except for Existing Patent Rights in-licensed by Stoke under the Existing Agreement, Stoke or its Affiliates are the sole and exclusive owner of the entire right, title and interest in the Existing Patent Rights free of any encumbrance, lien or claim of ownership by any Third Party. All Existing Patent Rights (a) are properly assigned to Stoke or the applicable licensor under an Existing Agreement; (b) inventorship has been properly identified; (c) are subsisting and are not invalid or unenforceable, in whole or in part, (d) are being diligently prosecuted in the respective patent offices in the BIG Territory in accordance with applicable Law and (e) have been filed and maintained properly and correctly and all applicable fees have been paid on or before the due date for payment. To Stoke’s knowledge, (i) all relevant references, documents, and information have been provided to the relevant patent examiner at the relevant patent offices in connection with the prosecution of the Existing Patent Rights, and (ii) there are no prior art references or prior use or other information that, in Stoke’s reasonable opinion, would render any pending Patent application within the Existing Patent Rights not patentable, or invalid or unenforceable if issued. Each of the Existing Patent Rights properly identifies each and every inventor of the claims thereof as determined in accordance with the Laws of the jurisdiction in which such Existing Patent Right is issued, or such application is pending.
10.2.2
The Existing Patent Rights represent all Patent Rights within Stoke’s or its Affiliates’ ownership or Control relating to the Licensed Products and Option Products, or the Exploitation thereof, as of the Effective Date or Bring-Down Date, as applicable.
10.2.3
There are no claims, judgments, or settlements against, or amounts with respect thereto, owed by Stoke or any of its Affiliates relating to the Existing Patent Rights or the existing Licensed Know-How or Option Know-How. No claim or litigation has been brought or threatened by any Person alleging, and Stoke has no knowledge of any claim, whether or not asserted, that (a) the Existing Patent Rights are invalid or unenforceable or (b) the Existing Patent Rights or the existing Licensed Know-How or Option Know-How, or the disclosing, copying, making, assigning, or licensing of the Existing Patent Rights or the existing Licensed Know-How or Option Know-How, or the Exploitation of the Licensed Products or Option Products as contemplated herein, does or will violate, infringe, misappropriate, or otherwise conflict or interfere with, any Patent Right or other Intellectual Property Right of any Person (including trade secrets). There are no pending, alleged or, to the knowledge of Stoke, threatened (i) inter partes reviews, post-grant reviews, interferences, re-examinations or oppositions involving the Existing Patent Rights that are in or before any patent authority (or other Governmental Authority performing similar functions) or (ii) inventorship challenges involving the Existing Patent Rights that are in or before any patent or other Governmental Authority.
10.2.4
To Stoke’s knowledge, no Person (a) has infringed or is infringing or threatening to infringe any Existing Patent Right or (b) has misappropriated or is misappropriating or threatening to misappropriate the existing Licensed Know-How or Option Know-How.
10.2.5
To Stoke’s knowledge, Stoke’s Development and BIG’s Exploitation of the Licensed Products and Option Products as contemplated herein will not violate, infringe, misappropriate or otherwise conflict or interfere with any Patent Right or other intellectual property or proprietary right of any Third Party.
10.2.6
The conception, development, and reduction to practice of the Existing Patent Rights and Licensed Know-How or Option Know-How existing as of the Effective Date or Bring-Down Date, as applicable, have not constituted or involved the misappropriation of trade secrets or other rights or property of any Person.
10.2.7
All agreements existing as of the Effective Date by and between Stoke or any of its Affiliates, on the one hand, and one (1) or more Third Parties, on the other hand, pursuant to which Stoke Controls any material (including all exclusively in-licensed) Licensed IP existing in the BIG Territory are listed on Exhibit 10.2.7 (such listed agreement the “Existing Agreement”). The rights and obligations of the Parties hereunder are consistent with the Existing Agreements. None of Stoke or its Affiliates (a) is in breach of any Existing Agreement or (b) has received any written notice of breach or termination under any Existing Agreement from the counterparty thereto. To the knowledge of Stoke, (x) no facts or circumstances exist that would reasonably be expected to give rise to any such breach or termination and (y) no counterparty is in breach of any Existing Agreement. Stoke has provided BIG true, complete, and correct copies of all such agreements; provided that such copies may have been redacted with respect to financial and other sensitive terms that are not applicable to Stoke’s obligations or BIG’s rights or obligations hereunder.
10.2.8
To Stoke’s knowledge, Stoke has all rights in and to, and Controls, all Know-How and Patent Rights necessary to Exploit the Licensed Product and Option Products as contemplated herein and as licensed to BIG hereunder, and such Know-How and Patent Rights are not subject to any other license or agreement to which Stoke or any of its Affiliates is a party (other than the Existing Agreements) that would conflict with the rights granted to BIG hereunder.

10.2.9
Neither Stoke nor any of its Affiliates has, directly or indirectly, sold, assigned, transferred, encumbered, licensed, conveyed, or otherwise disposed of any of its rights, title or interest in or to, or granted any license, option or other right to a Third Party in, to or under, any Licensed Product or Option Product or any Know-How or Patent Rights with respect thereto in the BIG Territory. Neither Stoke nor any of its Affiliates will enter into any agreement, whether written or oral, with respect to the assignment, transfer, license, conveyance, or encumbrance of, or otherwise assign, transfer, license, convey, or encumber its right, title, or interest in or to the Licensed Patent Rights, Option Patent Rights, Licensed Know-How or Option Know-How (including by granting any covenant not to sue with respect thereto) or any Patent Rights, Know-How or other Intellectual Property Right that would be Licensed Patent Rights, Option Patent Rights, Licensed Know-How or Option Know-How but for such assignment, transfer, license, conveyance, or encumbrance that is inconsistent with the rights and licenses granted to BIG under this Agreement.
10.2.10
All material existing Licensed Know-How and Option Know-How have been kept confidential or have been disclosed to Third Parties only under terms of confidentiality or in a patent filing. To the knowledge of Stoke, no breach of such confidentiality has been committed by any Third Party.
10.2.11
Each Person who has or has had any rights in or to any Licensed Patent Rights, Option Patent Rights, Licensed Know-How or Option Know-How owned or purported to be owned by Stoke has assigned and has executed an agreement assigning its entire right, title, and interest in and to such Licensed Patent Rights, Option Patent Rights, Licensed Know-How or Option Know-How to Stoke. All current and former officers, employees, agents, and consultants of Stoke or any of its Affiliates who are inventors of or have otherwise contributed (or will so contribute during the Term) in a material manner to the creation or development of any Licensed Patent Rights, Option Patent Rights, Licensed Know-How or Option Know-How owned or purported to be owned by Stoke have executed and delivered to Stoke or such Affiliate an assignment or other agreement regarding the protection of proprietary information and the assignment to Stoke or such Affiliate of any Licensed Patent Rights, Option Patent Rights, Licensed Know-How or Option Know-How, the current form of which has been made available for review by BIG. To Stoke’s knowledge, no current officer, employee, agent, or consultant of Stoke or any of its Affiliates is in violation of any term of any assignment or other agreement regarding the protection of Patent Rights or other intellectual property or proprietary information of Stoke or such Affiliate or of any employment contract or any other contractual obligation relating to the relationship of any such Person with Stoke.
10.2.12
No employee of Stoke who is an inventor of any Existing Patent Right is or was employed outside of the U.S. at the time such invention was conceived or reduced to practice. To the extent applicable, each of Stoke and its Affiliates will pay all required inventor reward and remuneration to its or their employees, contractors or other Persons who perform Development activities for the Licensed Products or Option Products or who conceive, discover, develop or otherwise make any invention under or in connection with this Agreement.
10.2.13
Neither Stoke nor any of its Affiliates, nor any of its or their respective officers, employees, or agents (including (sub)licensees) has made an untrue statement of material fact or fraudulent statement to the FDA or any other Regulatory Authority with respect to the Stoke Platform or Exploitation of any Licensed Product or Option Product, failed to disclose a material fact required to be disclosed to the FDA or any other Regulatory Authority with respect to the Stoke Platform or Exploitation of any Licensed Product or Option Product, or committed an act, made a statement, or failed to make a statement with respect to (i) the Exploitation of the Stoke Platform or (ii) the Exploitation of any Licensed Product or Option Product, in each case, that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto or any analogous laws or policies in the BIG Territory.
10.2.14
Stoke and its Affiliates and its and their (sub)licensees have conducted, and their respective contractors and consultants have conducted (i) all Development of the Stoke Platform and (ii) all Exploitation of the Licensed Products and Option Products (including the generation, preparation, maintenance and retention of all regulatory documentation), in each case, that they have conducted prior to the Effective Date or Bring-Down Date, as applicable, in accordance with good laboratory practices and GCP where applicable, and all other applicable Law.
10.2.15
The inventions claimed by the Existing Patent Rights or included in the existing Licensed Know-How or Option Know-How (a) were not conceived, discovered, developed or otherwise made in connection with any research activities funded, in whole or in part, by the federal government of the United States or any agency thereof, (b) are not a “subject invention” as that term is described in 35 U.S.C. Section § 201(e), (c) are not otherwise subject to the provisions of the Patent and Trademark Law Amendments Act of 1980, as amended, codified at 35 U.S.C. §§ 200-212, as amended, as well as any regulations promulgated pursuant thereto, including in 37 C.F.R. part 401 and (d) are not the subject of any licenses, options or other rights of any other Governmental Authority or any Third Party, within or outside the United States.
10.2.16
Stoke and its Affiliate will not, and will not affirmatively assist or enable any Third Party to, assert a claim against BIG or any of its Affiliates for patent infringement in connection with the Exploitation of any Licensed Product or Option Product in the BIG Territory.
10.2.17
Stoke and its Affiliates have not ever been, are not currently, nor are they the subject of a proceeding that could lead to it becoming a Debarred Entity, Excluded Entity, or Convicted Entity and it will not use in any capacity, in connection with the obligations to be performed under this Agreement, any person who is a Debarred Individual, Excluded Individual, or a Convicted Individual.
10.2.18
Stoke and its Affiliates and its and their (sub)licensees have complied with all Anti-Corruption Laws in all material respects. Stoke and its Affiliates have in place, and undertake that they shall continue to update and maintain during the Term, an internal compliance program under which Stoke (or its Affiliates’) employees and agents are required to comply with all Anti-Corruption Laws. Stoke’s and its Affiliates’ respective employees and agents are regularly trained on the requirements of its compliance program and compliance with applicable Anti-Corruption Laws.

10.2.19
The Processing of Personal Data by Stoke (including any transfer of Personal Data across national borders) in connection with the Licensed Products and Option Products is and has been in material compliance with Data Security and Privacy Laws in all countries and jurisdictions in the world, all privacy related consents and notices that apply to the Licensed Products and Option Products, and the requirements of any contract or codes of conduct to which Stoke is a party (“Stoke Privacy and Security Obligations”). Stoke has provided all necessary privacy notices related to research participants and has an appropriate legal basis under Data Security and Privacy Laws to Process all Personal Data in connection with the Licensed Products and Option Products. Stoke has developed, implemented, and maintains a compliance program, policies and procedures, and training programs to ensure ongoing compliance with the Stoke Privacy and Security Obligations. Stoke has commercially reasonable physical, technical, organizational, and administrative security measures and policies in place to protect all Personal Data collected by it or on its behalf from and against unauthorized Processing. Stoke is and has complied in all material respects with the Stoke Privacy and Security Obligations relating data breach reporting and notification obligations.
10.2.20
In the last five (5) years, Stoke has not received written notice of any alleged material violation from a Regulatory Authority or other Third Party of any Stoke Privacy and Security Obligations and has no knowledge of facts that would give rise to such a violation. Stoke is not under investigation by any Regulatory Authority for a violation of Data Security and Privacy Laws.
10.2.21
The execution, delivery, and performance of this Agreement and the other agreements and instruments contemplated hereby, and the consummation of the transactions contemplated hereunder complies with the Stoke Privacy and Security Obligations. Stoke has and will have the full right and authority to provide to BIG the Personal Data Processed by Stoke in connection with the Licensed Products and Option Products for the purposes contemplated in this Agreement. In the event the consummation of this Agreement and the transactions contemplated herein require Stoke to transfer Personal Data across national borders, Stoke shall ensure the lawful export of Personal Data, the terms of which may be outlined in a separate agreement between BIG and Stoke.
10.2.22
Stoke has made available to BIG: (a) the file wrapper and other documents and materials relating to the prosecution, defense, maintenance, validity, and enforceability of the Existing Patent Rights, (b) the Existing Agreements, and (c) existing Know-How in its possession or Control regarding or related to the Stoke Platform or Licensed Products or Option Products, including information regarding the safety and efficacy of the Licensed Products and Option Products identified or generated using the Stoke Platform, and in each case ((a), (b) and (c)), all such materials, documents, Existing Agreements and Know-How are true, complete and correct.
10.2.23
From and after the Effective Date and until the expiration or earlier termination of this Agreement in its entirety or with respect to a Licensed Product or an Option Product, as applicable, Stoke shall not, and shall cause its Affiliates not to, (a) knowingly misappropriate, infringe or use without authorization any intellectual property rights of a Third Party in connection with the performance of its activities under this Agreement, (b) enter into any agreement, whether written or oral, with respect to, or otherwise assign, transfer, license, convey or otherwise encumber (including by granting any covenant not to sue with respect to) any Licensed Product and Option Product in a manner that is inconsistent with or otherwise diminishes the rights and licenses granted to BIG and its Affiliates hereunder (including the licenses to be granted to BIG upon exercise of an Option).
Section 10.3
Additional Representations, Warranties and Covenants of BIG. BIG represents, warrants and covenants to Stoke as of the Effective Date (except as specifically stated otherwise) that:
10.3.1
BIG has all rights, authorizations and consents necessary to grant all rights and licenses it purports to grant to Stoke under Section 2.1.2.
10.3.2
neither BIG nor any of its Affiliates has granted any right or license to any Third Party that would conflict with or limit the scope of any of the rights or licenses granted to Stoke under Section 2.1.2.
10.3.3
there are no claims, judgments, settlements, litigations, suits, actions, disputes, arbitration, judicial or legal, administrative, or other proceedings or governmental investigations pending or, to BIG’s knowledge, threatened against BIG (or any of its Affiliates) which would be reasonably expected to adversely affect or restrict the ability of BIG to consummate the transactions contemplated under this Agreement or to perform its obligations under this Agreement.
10.3.4
BIG and its Affiliates will not, and will not affirmatively assist or enable any Third Party to, to assert a claim against Stoke or any of its Affiliates for patent infringement in connection with the Exploitation of any Licensed Product or Option Product in the Stoke Territory.
10.3.5
BIG and its Affiliates have not ever been, are not currently, nor are they the subject of a proceeding that could lead to it becoming a Debarred Entity, Excluded Entity, or Convicted Entity and it will not use in any capacity, in connection with the obligations to be performed under this Agreement, any person who is a Debarred Individual, Excluded Individual, or a Convicted Individual.
10.3.6
BIG and its Affiliates have in place, and undertake that they shall continue to update and maintain during the Term an internal compliance program under which BIG (or its Affiliates’) employees and agents are required to comply with all Anti-Corruption Laws. BIG’s and its Affiliates’ respective employees and agents are regularly trained on the requirements of its compliance program and compliance with applicable Anti-Corruption Laws.
10.3.7
The Processing of Personal Data by BIG (including any transfer of Personal Data across national borders) in connection with the Licensed Products and Option Products will be in material compliance with Data Security and Privacy Laws in all countries and jurisdictions in the world, all privacy related consents and notices that apply to the Licensed Products and Option Products, and the requirements of any contract or codes of conduct to which BIG is a party (“BIG Privacy and Security Obligations”). BIG will provide all necessary privacy notices related to research participants and will have an appropriate legal basis under Data Security and Privacy Laws to Process all Personal Data in connection with the Licensed Products and Option

Products. BIG has developed, implemented, and maintains a compliance program, policies and procedures, and training programs to ensure ongoing compliance with the BIG Privacy and Security Obligations. BIG has commercially reasonable physical, technical, organizational, and administrative security measures and policies in place to protect all Personal Data collected by it or on its behalf from and against unauthorized Processing. BIG will comply in all material respects with the BIG Privacy and Security Obligations relating data breach reporting and notification obligations.
10.3.8
In the last five (5) years, BIG has not received written notice of any alleged material violation from a Regulatory Authority or other Third Party of any BIG Privacy and Security Obligations and has no knowledge of facts that would give rise to such a violation. BIG is not under investigation by any Regulatory Authority for a violation of Data Security and Privacy Laws.
10.3.9
BIG will have the full right and authority to provide to Stoke the Personal Data Processed by BIG in connection with the Licensed Products and Option Products for the purposes contemplated in this Agreement. In the event the consummation of this Agreement and the transactions contemplated herein require BIG to transfer Personal Data across national borders, BIG shall ensure the lawful export of Personal Data, the terms of which may be outlined in a separate agreement between Stoke and BIG.
10.3.10
From and after the Effective Date and until the expiration or earlier termination of this Agreement in its entirety or with respect to a Licensed Product or an Option Product, as applicable, BIG shall not, and shall cause its Affiliates not to, knowingly misappropriate, infringe or use without authorization any intellectual property rights of a Third Party in connection with the performance of its activities under this Agreement.
10.3.11
BIG and its Affiliates and its and their Sublicensees will comply with all Anti-Corruption Laws in all material respects. BIG and its Affiliates have in place, and undertake that they shall continue to update and maintain during the Term, an internal compliance program under which BIG (or its Affiliates’) employees and agents are required to comply with all Anti-Corruption Laws. BIG’s and its Affiliates’ respective employees and agents are regularly trained on the requirements of its compliance program and compliance with applicable Anti-Corruption Laws.
Section 10.4
Mutual Covenants. BIG covenants to Stoke that as of the Effective Date (except as specifically stated otherwise), and Stoke covenants to BIG that (i) as of the Effective Date (except as specifically stated otherwise) and (ii) as of each applicable Bring-Down Date, as applicable (except as specifically stated otherwise) that:
10.4.1
Each Party shall not, and shall cause its Affiliates not to, use in any capacity, in connection with the obligations to be performed under this Agreement, any Person who is a Debarred Individual, Excluded Individual, or a Convicted Individual. Each Party covenants that if, during the Term, it or its Affiliates become a Debarred Entity, Excluded Entity, or Convicted Entity, or listed on the FDA’s Disqualified/Restricted List, or if any employee or agent performing any of its obligations hereunder becomes a Debarred Individual, Excluded Individual, or a Convicted Individual, or added to the FDA’s Disqualified/Restricted List, such Party shall promptly notify the other Party in writing and such Party shall prohibit such Person from performing work under this Agreement. If Stoke or its Affiliates become a Debarred Entity, Excluded Entity, or Convicted Entity, or listed on the FDA’s Disqualified/Restricted List, BIG shall have the right to terminate this Agreement effective immediately upon written notice to Stoke.
10.4.2
Each Party shall, and shall cause its Affiliates and its and their Sublicensees to, (a) comply with all Anti-Corruption Laws and (b) not, directly or indirectly, offer, give, pay, promise to pay, or authorize the payment of any bribes, kickbacks, influence payments, or other unlawful or improper inducements to any Person in whatever form (including gifts, travel, entertainment, contributions, or anything else of value).
Section 10.5
Bring-Down Disclosure Schedule. The Parties agree that any disclosure made by Stoke pursuant to the Bring-Down Disclosure Schedule shall not be deemed to amend or supplement the Initial Disclosure Schedule for purposes of the representations and warranties under Section 10.2 and the indemnification provisions Section 11.2. For clarity, an exception made by Stoke in the Bring-Down Disclosure Schedule may not cure a deficiency in the Initial Disclosure Schedule, and cannot cure a breach of any covenant or obligation of Stoke hereunder.
Section 10.6
DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 10, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, QUALITY, OR FITNESS FOR A PARTICULAR PURPOSE. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY EITHER PARTY THAT EITHER PARTY WILL BE SUCCESSFUL IN OBTAINING ANY PATENT RIGHTS, OR THAT ANY PATENT RIGHTS WILL ISSUE BASED ON A PENDING APPLICATION. WITHOUT LIMITING THE RESPECTIVE RIGHTS AND OBLIGATIONS OF THE PARTIES EXPRESSLY SET FORTH HEREIN, EACH PARTY SPECIFICALLY DISCLAIMS ANY GUARANTEE THAT THE LICENSED PRODUCTS OR OPTION PRODUCTS WILL BE SUCCESSFUL, IN WHOLE OR IN PART.
Article 11
INDEMNIFICATION
Section 11.1
By Stoke. Stoke shall defend BIG, its Affiliates, and each of their respective directors, officers, employees and agents (the “BIG Indemnified Parties”), at Stoke’s Costs, and will indemnify and hold BIG and the other BIG Indemnified Parties harmless from and against any claims, losses, costs, damages, fees or expenses (including reasonable legal fees and expenses) (collectively, “Losses”) to the extent resulting from any claims, actions, suits or proceedings brought by a Third Party (including product liability claims) (a “Third Party Claim”) arising out of (a) the gross negligence or willful misconduct of Stoke, its Affiliates or their respective Sublicensees in connection with its activities under this Agreement; (b) the material breach of this Agreement or the representations, warranties and covenants made hereunder by Stoke; (c) [***]; or (d) the Development, Manufacture, Commercialization or other Exploitation of a Licensed Product or Option Product by or on behalf of Stoke or its Affiliates or their respective Sublicensees prior to the Effective Date or during the Term, except, in each case ((a), (b), (c) and (d)) for (i) Losses indemnifiable by BIG in whole or in part under Section 11.2, as to which Losses each Party shall indemnify the other Party and the BIG Indemnified Parties or Stoke Indemnified Parties, as applicable, to the extent of its respective liability for such Losses; and (ii) Losses arising from the Clinical Supply Agreement, which shall be governed solely by the Clinical Supply Agreement.
Section 11.2
By BIG. BIG shall defend Stoke, its Affiliates and their respective directors, officers, employees and agents (the “Stoke Indemnified Parties”), at BIG’s Costs, and will indemnify and hold Stoke and the other Stoke Indemnified Parties harmless from and against any Losses to the extent resulting from any Third Party Claims arising out of (a) the gross negligence or willful misconduct of BIG, its Affiliates, or their respective Sublicensees in connection with its activities under this Agreement; (b) the material breach of this Agreement or the representations, warranties and covenants made hereunder by BIG; or (c) the Development, Commercialization or other Exploitation of a Licensed Product or Option Product by or on behalf of BIG, its Affiliates, or their respective Sublicensees during the Term; except, in each case of ((a), (b), and (c)) for (i) Losses indemnifiable by Stoke in whole or in part under Section 11.1, as to which Losses each Party shall indemnify the other Party and the BIG Indemnified Parties or Stoke Indemnified Parties, as applicable, to the extent of its respective liability for such Losses; and (ii) Losses arising from the Clinical Supply Agreement, which shall be governed solely by the Clinical Supply Agreement.
Section 11.3
Procedure. The foregoing indemnity obligations shall be conditioned upon (a) the indemnified Party (“Indemnitee”) promptly notifying the indemnifying Party (“Indemnitor”) in writing of the assertion or the commencement of the relevant Third Party Claim (provided, however, that any failure or delay to notify shall not excuse any obligation of the Indemnitor, except to the extent the Indemnitor is actually prejudiced thereby), (b) the Indemnitee granting the Indemnitor sole management and control, at the Indemnitor’s sole expense, of the defense of such Third Party Claim and its settlement, provided, however, that the Indemnitor shall not settle any such Third Party Claim without the prior written consent of the Indemnitee if such settlement does not include a complete release from liability or if such settlement would involve the Indemnitee undertaking an obligation (including the payment of money by the Indemnitee), would bind or impair the Indemnitee, or includes any admission of wrongdoing by the Indemnitee or that any Intellectual Property Rights of Indemnitee or this Agreement is invalid, narrowed in scope or unenforceable, provided, further, that the assumption of the defense of a Third Party Claim by the Indemnitor shall not be construed as an acknowledgment that the Indemnitor is liable to indemnify the Indemnitee in respect of the Third Party Claim, nor shall it constitute a waiver by the Indemnitor of any defenses it may assert against the Indemnitee’s claim for indemnification, and (c) the Indemnitee reasonably cooperating with the Indemnitor (at the Indemnitee’s expense). The Indemnitee shall have the right (at its own expense) to be present in person or through counsel at all legal proceedings giving rise to the right of indemnification. Notwithstanding the foregoing, Indemnitee shall be entitled to participate in, but not control, the defense of such Third Party Claim and to engage counsel of its choice for such purpose; provided, however, that such engagement shall be at the Indemnitee’s sole Costs unless (i) the engagement thereof has been specifically authorized in writing by the indemnifying Party in writing, (ii) Indemnitor has failed to assume the defense and engage counsel in accordance with Section 11.3 (in which case the Indemnitee shall control the defense) or (iii) the interests of the Indemnitee and Indemnitor with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under applicable Law, ethical rules or equitable principles. In such event, the Indemnitee shall not settle or compromise such Third Party claim without the prior written consent of the Indemnitor, such consent not to be unreasonably withheld, conditioned or delayed. The Indemnitee shall furnish promptly to the Indemnitor copies of all papers and official documents received in respect of any Losses and Third Party Claims.
Article 12
LIMITATIONS OF LIABILITY; INSURANCE
Section 12.1
LIMITATION OF DAMAGES. IN NO EVENT SHALL A PARTY BE LIABLE HEREUNDER TO THE OTHER PARTY FOR ANY PUNITIVE, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST REVENUE, LOST PROFITS, OR LOST SAVINGS) HOWEVER CAUSED AND UNDER ANY THEORY, EVEN IF IT HAS NOTICE OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED THAT THE LIMITATIONS SET FORTH IN THIS SECTION 12.1 SHALL NOT APPLY WITH RESPECT TO ANY BREACH OF ARTICLE 9, BREACH OF ARTICLE 13 or fraud, willful misconduct or gross negligence of a Party. ADDITIONALLY, NOTHING IN THIS SECTION 12.1 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF A PARTY UNDER ARTICLE 11 WITH RESPECT TO ANY DAMAGES PAID TO A THIRD PARTY IN CONNECTION WITH A THIRD PARTY CLAIM.
Section 12.2
Insurance. Each Party will, at their own respective expense procure and maintain insurance policies adequate to cover their obligations hereunder as such obligations arise during the Term and consistent with the normal business practices of prudent biopharmaceutical companies of similar size and scope. Such insurance will not create a limit to either Party’s liability hereunder. Without limiting the foregoing, each Party shall, from and after such time as it commences any clinical trials of Licensed Products or Option Products during the Term, obtain and keep in force and for a period of not less than (a) three (3) years after termination or expiration of this Agreement, or (b) the date that all statutes of limitation covering claims or suits that may be instituted for personal injury based on the sale or use of the Licensed Product or Option Products have expired, commercial general liability insurance from a minimum “A-” AM Best rated insurance company, including contractual liability and product liability or clinical trials, if applicable, with coverage limits of not less than Five Million Dollars ($5,000,000) per occurrence and Ten Million Dollars ($10,000,000) in the aggregate, taking into account any applicable umbrella coverage. Such policies shall be primary and non-contributing with respect to any other similar insurance policies available to each Party or its Affiliates. Upon the other Party’s request thereafter, each Party shall furnish the other with a certificate of insurance signed by an authorized representative of such Party’s insurance underwriter evidencing the insurance coverage required by this Agreement and providing for at least [***] prior written notice to the other Party of any cancellation, termination or reduction of such insurance coverage. Notwithstanding any provision to the contrary in this Agreement, BIG may self-insure, in whole or in part, the insurance requirements described in this Section 12.2.
Article 13
CONFIDENTIALITY
Section 13.1
Confidential Information.
13.1.1
Confidential Information. Each Party (the “Receiving Party”) may receive during the course and conduct of activities under this Agreement, proprietary or confidential information of the other Party (the “Disclosing Party”) as furnished to the Receiving Party by or on behalf of the Disclosing Party. The term “Confidential Information” means all non-public information or materials of any kind, whether in written, oral, graphical, machine-readable or other form, whether or not marked as confidential or proprietary, which are transferred, disclosed or made available by Disclosing Party or at the request of Receiving Party, including any of the foregoing of Affiliates or Third Parties.
13.1.2
Restrictions. Starting from the Effective Date and lasting until [***], Receiving Party will keep all Disclosing Party’s Confidential Information in confidence with the same degree of care with which Receiving Party holds its own confidential information (but in no event less than a commercially reasonable degree of care). Receiving Party will not use Disclosing Party’s Confidential Information except in connection with the performance of its obligations and exercise of its rights under this Agreement. Receiving Party may disclose Disclosing Party’s Confidential Information without Disclosing Party’s prior written consent to Receiving Party’s Affiliates and their employees, subcontractors, consultants or agents who have a need to know such Confidential Information in order to perform its obligations and exercise its rights under this Agreement and who are bound by written confidentiality obligations and restrictions on use and disclosure substantially similar to this Article 13. Receiving Party will use diligent efforts to cause those entities and persons to comply with the restrictions on use and disclosure in this Section 13.1.2. Receiving Party assumes responsibility for those entities and persons maintaining Disclosing Party’s Confidential Information in confidence and using same only for the purposes described herein.
13.1.3
Exceptions. Receiving Party’s obligation of nondisclosure and the limitations upon the right to use the Disclosing Party’s Confidential Information will not apply to the extent that Receiving Party can demonstrate that the Disclosing Party’s Confidential Information: (a) was known to Receiving Party or any of its Affiliates, without any obligation to keep it confidential or any restriction on its use, prior to the time of disclosure; (b) is or becomes public knowledge through no fault or omission of Receiving Party or any of its Affiliates; (c) is obtained by Receiving Party or any of its Affiliates from a Third Party lawfully in possession thereof and without any obligation to keep it confidential or restriction on its use; (d) has been independently discovered or developed by employees, subcontractors, consultants or agents of Receiving Party or any of its Affiliates without the aid, application, use or reference of Disclosing Party’s Confidential Information, as evidenced by contemporaneous written records; or (e) was released from the restrictions set forth in this Agreement by express prior written consent of the Disclosing Party. Confidential Information disclosed to the Receiving Party hereunder shall not be deemed to fall within the foregoing exceptions merely because it is embraced by more general information that falls within such exceptions.
13.1.4
Permitted Disclosures. Receiving Party may disclose Disclosing Party’s Confidential Information to the extent (and only to the extent) such disclosure is reasonably necessary in the following instances:
(a)
in order to comply with applicable Law (including any securities law or regulation or the rules of a securities exchange) or with a legal or administrative proceeding, or in connection with prosecuting or defending litigation;

(b)
in connection with preparing, filing or seeking Regulatory Approvals and other Regulatory Filings for any Licensed Product or Option Product;
(c)
in connection with filing, prosecuting, maintaining and enforcing Patent Rights in connection with Receiving Party’s rights and obligations pursuant to this Agreement; and
(d)
in connection with exercising its rights hereunder, to its Affiliates, potential and future collaborators (including Sublicensees) or independent contractors; permitted acquirers or assignees; and investment bankers, investors and lenders;

provided, however, that (i) with respect to Sections 13.1.4(a) or 13.1.4(b), unless prohibited by applicable Laws, Receiving Party will notify Disclosing Party of Receiving Party’s intent to make any disclosure pursuant thereto sufficiently prior to making such disclosure so as to allow Disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information to be disclosed; and (ii) with respect to Section 13.1.4(d), each of those named people and entities are bound by written confidentiality obligations and restrictions on use substantially similar to this Article 13, provided that financial terms shall not be disclosed to any such potential acquirer or investor who, at the time of such disclosure, is involved or has invested in a program related to a Competing Product.

Section 13.2
Terms of this Agreement; Publicity.
13.2.1
Restrictions. The Parties agree that the terms of this Agreement will be treated as Confidential Information of both Parties, and thus may be disclosed only as permitted by Section 13.1.4. Except as required by Law or as permitted under Section 13.1.4, each Party agrees not to issue any press release or public statement disclosing information relating to this Agreement or the transactions contemplated hereby or the terms hereof without the prior written consent of the other Party, not to be unreasonably withheld, conditioned or delayed (or as such consent may need to be obtained in accordance with Section 13.3). Notwithstanding the foregoing, a press release substantially in the form attached hereto as Exhibit 13.2.1 shall be issued by the Parties on or as promptly as practicable after the Effective Date upon coordination of the Parties. Neither Party shall be required to seek the permission of the other Party to disclose any information regarding the terms of this Agreement or any amendment hereto that has already been publicly disclosed by such Party or by the other Party, in accordance with this Section 13.2.1, provided that such information remains accurate as of such time and provided the frequency and form of such disclosure are reasonable.
13.2.2
Review. Subject to Section 13.2.1, to the extent required by Law or as permitted under Section 13.1.4, if either Party (the “Issuing Party”) desires to issue a press release (other than as set forth on Exhibit 13.2.1) or other public statement disclosing information relating to this Agreement or the transactions contemplated hereby or the terms hereof, the Issuing Party will provide the other Party (the “Reviewing Party”) with a copy of the proposed press release or public statement (the “Release”). The Issuing Party will specify with each such Release, taking into account the urgency of the matter being disclosed, a reasonable period of time within which the Reviewing Party may provide any comments on such Release (but in no event less than [***] unless earlier disclosure is required by Law). If the Reviewing Party notifies in writing that it does not have any comments or fails to respond within the period notified by the Issuing Party, then it shall be deemed that the Reviewing Party has agreed that the Issuing Party may issue such the proposed press release or public statement in the form provided to the Reviewing Party. If the Reviewing Party provides any comments, the Parties will consult on such Release and the Issuing Party shall consider the Reviewing Party’s comments in good faith.
Section 13.3
Publication. Each Party (in such capacity the “Publishing Party”) agrees that, except as required by applicable Laws, it shall not issue or make any academic, scientific and medical publication or public presentation disclosing any results generated under this Agreement at any time following the Effective Date, whether in the Stoke Territory or the BIG Territory, with respect to the Development, Manufacturing or Commercialization of any Licensed Product or Option Product, including studies relating to medical affairs activities conducted under this Agreement with respect to any Licensed Product or Option Product (any such publication or presentation, “Publication” and such results, “Covered Results”)in each case without the JDC’s prior approval, in accordance with the following:
13.3.1
The Publishing Party shall submit to the JDC any proposed Publication that contains Covered Results or otherwise contains any Confidential Information of the other Party (the “Non-Publishing Party”).
13.3.2
The JDC shall review any such Publication for consistency with the Publication Strategy, and shall determine whether any portion of such Publication containing the Non-Publishing Party’s Confidential Information (other than Covered Results) should be modified or deleted. Written copies of such proposed Publication required to be submitted hereunder shall be submitted to the JDC no later than [***] before submission for publication or presentation (the “Review Period”). The JDC shall provide its written comments with respect to such publications and presentations within [***] (or such longer period determined by the JDC) after its receipt of such written copy, and the Publishing Party shall delete any Confidential Information of the Non-Publishing Party identified by the JDC.
13.3.3
To the extent the non-Publishing Party has made a material contribution to the generation of Covered Results, it shall have the right to co-author or otherwise join the Publishing Party in such publication or presentation. The Parties will each comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of other parties in any publication under this Agreement.
Section 13.4
Relationship to the Confidentiality Agreement. This Agreement supersedes the Confidential Disclosure Agreement; provided, however, that all “Confidential Information” disclosed or received by the Parties thereunder will be deemed “Confidential Information” hereunder and will be subject to the terms and conditions of this Agreement.
Section 13.5
Attorney-Client Privilege. Neither Party is waiving, nor will be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges recognized under the applicable Law of any jurisdiction as a result of disclosing information pursuant to this Agreement, or any of its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party, regardless of whether the Disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The Parties may become joint defendants in proceedings to which the information covered by such protections and privileges relates and may determine that they share a common legal interest in disclosure between them that is subject to such privileges and protections, and in such event, may enter into a joint defense agreement setting forth, among other things, the foregoing principles but are not obligated to do so.
Article 14
TERM & TERMINATION
Section 14.1
Term of this Agreement. The term of this Agreement shall commence on the Effective Date, and unless terminated earlier as provided in this Article 14, shall continue in full force and effect until expiration of the last-to-expire Royalty Term with respect to all Licensed Product(s) and Option Product(s) in the BIG Territory (the “Term”). Upon the expiration of the Royalty Term on a Licensed Product-by-Licensed Product or Option Product-by-Option Product and country-by-country basis, the licenses granted by Stoke to BIG and the licenses granted from BIG to Stoke with respect to such Licensed Product or Option Product in such country shall become fully paid-up, royalty-free, perpetual and irrevocable.
Section 14.2
Termination by Mutual Agreement. The Parties shall have the right to terminate this Agreement in its entirety (or in part) upon mutual written agreement. In such case, the Parties shall agree in writing on the effects of such termination (including the costs of transition or wind-down of activities).
Section 14.3
Termination by Either Party.
14.3.1
Material Breach. Each Party will have the right to terminate this Agreement upon written notice to the other Party if such other Party materially breaches this Agreement and has not cured such breach or such breach is not curable within [***] after notice of such breach from the non-breaching Party, provided that, if such breach [***] is not reasonably capable of cure within such [***] period but is capable of cure if given additional time, the breaching Party may submit a reasonable cure plan prior to the end of such [***] period, in which case, if the other Party agrees to such plan (such agreement not to be unreasonably withheld, conditioned or delayed), the other Party will not have the right to terminate this Agreement during an additional [***] period, so long as the breaching Party is using best efforts to implement such cure plan throughout such additional [***] period. Notwithstanding the foregoing in this Section 14.3.1, in the event of a good faith dispute as to whether a material breach by the breaching Party has occurred, the foregoing cure period with respect thereto will be tolled pending final resolution of such dispute in accordance with the terms of this Agreement; provided, however, if such dispute relates to payment, such tolling of the cure period will only apply with respect to payment of the disputed amounts, and not with respect to any undisputed amount. It is understood that termination pursuant to this Section 14.3.1 shall be a remedy of last resort and may be invoked only in the case where the breach cannot be reasonably remedied by the payment of money damages.
14.3.2
Termination for Anti‑Corruption Non‑Compliance. Notwithstanding the cure periods and the right to cure in Section 14.3.1, each Party may terminate this Agreement in its entirety with [***] notice to the other Party for breach of the representations, warranties and covenants of Section 10.2.18 and Section 10.4.2, subject to the other Party’s right to dispute whether such breach has occurred, which right the other Party may exercise by providing written notice of such dispute to the first Party within [***] after the other Party’s receipt of the applicable notice of termination.
14.3.3
Insolvency. Each Party will have the right to terminate this Agreement if, at any time, the other Party: (a) files in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the other Party or of its assets; (b) proposes a written agreement of composition or extension of its debts; (c) is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition will not be dismissed within [***] after the filing thereof; (d) passes a resolution for its winding up or proposes to be or is a party to any dissolution or liquidation; or (e) makes an assignment for the benefit of its creditors.
Section 14.4
Termination by BIG.
14.4.1
Without Cause. Beginning on the date that is [***] after the Effective Date, BIG, in its sole discretion for any reason or no reason, may terminate this Agreement and the respective rights and obligations thereunder in whole, or in part on a country-by-country or Licensed Product-by-Licensed Product or Option Product-by-Option Product basis by providing to Stoke at least [***] prior written notice.
14.4.2
Safety. BIG may terminate this Agreement and the respective rights and obligations thereunder in whole, or in part on a Licensed Product-by-Licensed Product or Option Product-by-Option Product basis immediately upon written notice to Stoke [***].
Section 14.5
Termination by Stoke.
(a)
If there has not been a First Commercial Sale of a Licensed Product in at least [***] of the [***] within [***] after the first Regulatory Approval (using Centralized Approval Procedure) for a Licensed Product in the European Union, then Stoke shall have the right to terminate the license to the Licensed Product in the European Union.
(b)
If there has not been a First Commercial Sale of a Licensed Product in Japan within [***] after the first Regulatory Approval for a Licensed Product in Japan, then Stoke shall have the right to terminate the license to the Licensed Product in Japan.
(c)
If there has not been a First Commercial Sale of a Licensed Product in the PRC within [***] after the first Regulatory Approval for a Licensed Product in the PRC, then Stoke shall have the right to terminate the license to the Licensed Product in the PRC.
(d)
Any termination of a license pursuant to Section 14.5(a)-(c) must be in writing and must be made within not later than [***] after the date on which such termination right accrued (i.e., not later than [***] of the date of the first Regulatory Approval in the applicable country or region).
Section 14.6
[***].
Section 14.7
Effects of Termination. Upon termination of this Agreement in its entirety,

the following shall apply (and if this Agreement is terminated in part on a country-by-country or Licensed Product-by-Licensed Product or Option Product-by-Option Product basis, the following shall also apply to the terminated Licensed Product or Option Product or country, mutatis mutandis):
14.7.1
Termination of Licenses. Except as set forth elsewhere in this Article 14, all licenses and other rights granted hereunder by one Party to the other Party shall terminate and all obligations imposed hereunder upon a Party shall terminate.
14.7.2
Non-Cancellable Costs. If termination is by BIG pursuant to Section 14.4.1 or by Stoke pursuant to Section 14.3, Section 14.5 or Section 14.6, then with respect to each Global Development Plan in effect as of the effective date of such termination, BIG shall be liable for and shall pay its share (as set forth in the Global Development Plan and this Agreement) of all Shared Global Development Costs in connection with activities under such Global Development Plan ongoing as of the date of the applicable notice of termination and in accordance with the relevant Global Development Budget; provided that such Shared Global Development Costs are incurred by either Party no later than [***] after the date of the applicable notice of termination. For clarity, BIG shall not be liable for any cancelable Shared Global Development Costs in connection with new activities under such Global Development Plan that commence after the date of the applicable notice of termination.
14.7.3
Inventory. BIG shall have the right for a period of [***] to sell off its then-existing inventory of all Licensed Product(s) and Option Product(s) (with any such sales being subject to the milestone payments of Sections 8.3.2 and 8.3.3 and the royalty payment obligations under Section 8.4).
14.7.4
Confidential Information. Except to the extent a Party requires the use of the other Party’s Confidential Information to perform its obligations or exercise its rights under this Section 14.7, each Party shall at the other Party’s written request, destroy all Confidential Information of the other Party that is in its possession as of the effective date of termination (with the exception of one copy of such Confidential Information, which may be retained by the legal department of the Party that received such Confidential Information to confirm compliance with the non‑use and non‑disclosure provisions of this Agreement), provided that each Party may retain and continue to use such Confidential Information of the other Party to the extent necessary to exercise any surviving rights, licenses or obligations under this Agreement. Notwithstanding the foregoing, a Party shall not be required to destroy any of the other Party’s Confidential Information stored in computer files created during automatic system back up that are subsequently stored securely by it.
14.7.5
Clinical Trials. BIG shall with respect to any ongoing clinical trials of the Licensed Product(s) or Option Product(s) that BIG or its Affiliates or Sublicensees is conducting as of the effective date of termination (a) subject to (b), wind-down and terminate any such ongoing clinical trials in accordance with accepted biopharmaceutical industry norms and appropriate professional and ethical standards and applicable Laws, at BIG’s costs and expense; or (b) to the extent Stoke elects to invoke reversion of Licensed Product(s) or Option Product(s) pursuant to Section 14.7.7 and if permitted by applicable Law and not reasonably expected to have a material adverse effect on patient safety, and at Stoke’s request, transfer such ongoing clinical trials of the

Licensed Product(s) or Option Product(s) to Stoke, in which case Stoke shall assume all responsibilities for such clinical trial upon completion of transfer thereof (including transfer of the relevant IND or CTA to Stoke). Upon Stoke’s request to assume responsibilities for an ongoing clinical trial, BIG shall promptly, at BIG’s own costs (unless this Agreement is terminated by BIG pursuant to Section 14.3.1 or Section 14.3.2, in which case Stoke shall bear the Costs of such transfer), (a) transfer to Stoke all Regulatory Filings and Data (including safety data) held by BIG with respect to all ongoing clinical trials, (b) assign, novate or transfer to Stoke all ongoing contracts with contract research organizations and clinical trial sites that relate to ongoing clinical trials including any master services agreements and clinical trial agreements, or to the extent such assignment, novation or transfer is not permissible under such contract or applicable Law, facilitate Stoke’s engagement with such subcontractors, (c) continue to support such Clinical Trial until transfer thereof to Stoke is complete, and (d) provide Stoke with reasonable assistance required for the forgoing transfer to Stoke. For clarity, after such assumption of responsibilities by Stoke, Stoke shall have sole discretion on whether to wind-down, in accordance with accepted biopharmaceutical industry norms and appropriate professional and ethical standards and applicable Laws, any on-going clinical trials or whether to continue such clinical trials.
14.7.6
Sublicense Survival. Notwithstanding anything to the contrary in Section 14.7, upon a termination of this Agreement by Stoke pursuant to Section 14.3, Section 14.5 or Section 14.6, (a) BIG may provide written notice to Stoke within [***] following the notice of termination that it desires to have any relevant Sublicensee become a direct licensee of Stoke under this Agreement, (b) during a period of [***] following the date of delivery of notice of termination of this Agreement pursuant to Section 14.3, Section 14.5 or Section 14.6, BIG shall respond, or shall cause such Sublicensee to respond to Stoke’s reasonable requests for true and correct information and documentation to enable Stoke to confirm the compliance of such Sublicensee with all applicable Laws and the terms of the applicable sublicense agreement, and (c) if such Sublicensee was not in material breach of the terms of this Agreement in regard to such sublicense agreement, and was in compliance with all applicable Laws at the date of delivery of the applicable notice of termination of this Agreement, then Stoke shall be deemed to have entered into a direct license, effective from the effective date of termination of this Agreement, with such Sublicensee and in such license: (i) the scope shall be the same as the scope of such Sublicensee’s sublicense agreement (which shall not exceed the scope of the rights granted under Section 2.1.1 or Section 2.2.4(a), as applicable, of this Agreement); and (ii) except with respect to scope, all terms of such direct license shall be identical to the terms of such sublicense agreement (provided that such sublicense agreement is consistent with and the applicable Sublicensee agrees to be subject to the terms of this Agreement and subject to any necessary adjustments to make the sublicense function as a direct license with Stoke).
14.7.7
Reversion of Products. Upon termination of this Agreement by BIG pursuant to Section 14.4.1 or by Stoke pursuant to Section 14.3.1, Section 14.3.2, Section 14.5 or Section 14.6, each terminated Licensed Product and Option Product shall become a “Reversion Product” upon Stoke’s request, which request shall be made within [***] after the effective date of termination. Upon such request, the following shall apply to the extent applicable:
(a)
Subject to Section 14.7.5, to the extent that BIG, its Affiliates or Sublicensees (who have not become direct licensee pursuant to Section 14.7.6) holds any Regulatory Filings or Regulatory Approvals for a Reversion Product, at Stoke’s request, all of

BIG’s and its Affiliates’ rights, title and interests therein shall be assigned and transferred to Stoke or its designee, and BIG shall cause each such Sublicensee to assign or transfer its rights, title and interests therein to Stoke or its designee. BIG shall (or shall cause it Affiliates and such Sublicensees to) notify the applicable Regulatory Authorities and take any other action reasonably necessary to effect the transfer. At Stoke’s request, all material documents necessary to further Exploit a Reversion Product and all Data generated for a Reversion Product, to the extent Controlled by BIG, it Affiliates or such Sublicensees, and all its or their right, title and interest therein and thereto, shall be assigned and transferred to Stoke or its designee as promptly as reasonably practicable thereafter.
(b)
At Stoke’s request, any existing agreements between BIG or its Affiliates and any Third Party that are solely related to the Exploitation of a Reversion Product, and all of BIG’s and its Affiliates’ right, title and interest therein and thereto, shall at Stoke’s option be terminated, or assigned and transferred to Stoke or its designee, to the extent permissible pursuant to the terms thereof (and for any such agreement that by its terms cannot be so assigned, BIG shall reasonably cooperate with Stoke to provide to Stoke the benefits of such agreement).
(c)
At Stoke’s request, should BIG, its Affiliates or Sublicensees (who have not become direct licensee pursuant to Section 14.7.6) own or control any inventory of the Reversion Product suitable for use or sale in the BIG Territory or Stoke Territory, and subject to BIG’s right to sell off inventory under Section 14.7.3, Stoke shall have the right (but not the obligation) to purchase such Reversion Product from BIG at a price equal to the actual costs (excluding FTE Costs) of procuring such Reversion Product.
(d)
At Stoke’s request, BIG shall assign (or, if applicable, cause its Affiliates or Sublicensees (who have not become direct licensee pursuant to Section 14.7.6) to assign) to Stoke all of its or their right, title and interest in and to any trademark (including goodwill) or internet domain name or social media accounts that are specifically related to the Reversion Product and used by BIG or any of its Affiliates or such Sublicensees in the Exploitation of the Reversion Product prior to the effective date of termination.
(e)
Upon the effectiveness of such termination, BIG shall and hereby does grant to Stoke a royalty-free, fully paid up, non-exclusive, perpetual, transferable, worldwide license, with the right to grant sublicenses through multiple tiers of sublicensees, under any BIG Collaboration IP existing as of the date of such termination that is necessary to Exploit such Reversion Product anywhere in the terminated territory.
(f)
Without limiting the foregoing, at Stoke’s request and to the extent permissible pursuant to applicable Laws, BIG shall transition all ongoing material Exploitation activities and contracts (other than as related to clinical trials), including with respect to Development and Commercialization, undertaken by BIG and its Affiliates hereunder to Stoke or Stoke’s designee and shall use good faith, diligent efforts to cause to be transitioned any such activities undertaken by any of BIG’s Sublicensees (who have not become direct licensee pursuant to Section 14.7.6).
(g)
At Stoke’s request and discretion, BIG shall return to Stoke or destroy all Reversion Product literature, samples and other sales or sales training materials in the possession of BIG, its Affiliates and shall use good faith, diligent efforts to cause Sublicensees (who have not become direct licensee pursuant to Section 14.7.6) as promptly as practical after the date of such termination (to the extent then existing).
(h)
The Parties will use Commercially Reasonable Efforts to complete all transfer and transition activities required in this Section 14.7.7 as promptly as practicable following the effective date of such termination, and in any event until such transfer and transition is complete. As between the Parties, BIG shall be responsible for all costs and expenses in connection with the activities under this Section 14.7.7 (unless this Agreement is terminated by BIG pursuant to Section 14.3.1 or Section 14.3.2, in which case Stoke shall bear the Costs).
Section 14.8
BIG Rights in Lieu of Termination.
14.8.1
On a Licensed Product-by-Licensed Product and Option Product-by-Option Product basis, if, at any time during after the completion of Global Development Activities under the Global Development Plan applicable to such Licensed Product or Option Product, as applicable, BIG has the right to terminate this Agreement pursuant to Section 14.3.1 due to Stoke’s material breach of (i) [***] or (ii) [***], provided that [***], then BIG may, by written notice to Stoke (which notice Stoke may dispute in accordance with Section 15.5), elect to continue this Agreement as modified by this Section 14.8, in which case, effective as of the date BIG delivers such notice of such election to Stoke (or if such notice is disputed, the date that such dispute is finally resolved in BIG’s favor):
(a)
All payments payable by BIG to Stoke pursuant to Section 8.3 and Section 8.4 with respect to any affected Licensed Product(s) and Option Product(s) thereafter shall be reduced by [***] relative to the amount calculated in accordance with Section 8.3 and Section 8.4 (including application of any royalty floor) before application of the reduction in this Section 14.8.1(a); and
(b)
All other provisions of this Agreement shall remain in full force and effect without change.

On a Licensed Product-by-Licensed Product and Option Product-by-Option Product basis, if BIG exercises its rights under this Section 14.8.1, then BIG may not seek any other monetary remedy with respect to the same material breach of Stoke that gives rise to BIG’s rights under this Section 14.8.1.

14.8.2
If, at any time during the Term, BIG has the right to terminate this Agreement pursuant to Section 14.3.1 due to Stoke’s failure to fulfill its obligations under the Global Development Plan, then as an alternative to exercising its right of termination, BIG will have the right to elect, at BIG’s sole discretion, to conduct the activities allocated to Stoke under the applicable Global Development Plan to which such failure relates by notifying Stoke of such election, in which event such activities under such Global Development Plan will be deemed to be allocated to BIG for the purposes of this Agreement. Stoke will promptly take all actions, including by transferring relevant Regulatory Filings, Data and assign or transfer CRO contracts, necessary for BIG to conduct such activities that were previously allocated to Stoke. BIG shall be entitled to deduct all Costs that it incurs in performing such activities that were originally allocated to Stoke against milestone payments and royalties payable to Stoke.
Section 14.9
Survival. The following provisions will survive termination or expiration of this Agreement: Article 1, Section 4.4.1 (as set forth therein), Section 4.5 (solely with respect to amounts accrued prior to the effective date of termination or expiration), Section 8.1 through 8.4.4 (solely with respect to amounts accrued prior to the effective date of termination or expiration), Section 8.7 through Section 8.11, Section 8.12 through Section 8.13 (solely with respect to amounts accrued prior to the effective date of termination or expiration), Section 9.1, Article 11, Section 12.1, Section 12.2 (as set forth therein), Article 13, Section 14.7, Section 14.9 and Article 15. Termination or expiration of this Agreement are neither Party’s exclusive remedy and will not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination or expiration nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation. All other rights and obligations will terminate upon termination or expiration of this Agreement.
Article 15
MISCELLANEOUS
Section 15.1
Entire Agreement; Amendment. This Agreement, the letter by and between Biogen Inc., BIG and Stoke, dated February 14, 2025, and all exhibits and schedules attached hereto or thereto, constitute the entire agreement between the Parties as to the subject matter hereof. All prior negotiations, representations, warranties, agreements, statements, promises and understandings with respect to the subject matter of this Agreement, including the Confidential Disclosure Agreement, are hereby superseded by this Agreement. No amendment, supplement or other modification to any provision of this Agreement shall be binding unless in writing and signed by authorized representatives of BIG and Stoke.
Section 15.2
Rights in Bankruptcy. All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or any analogous Laws in any other country or jurisdiction, licenses of rights to “intellectual property” as defined under Section 101(35A) of the U.S. Bankruptcy Code, or the analogous provisions in any other country or jurisdiction. The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, the Party hereto that is not a Party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party’s possession, shall be promptly delivered to it (i) upon any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under clause (i) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.
Section 15.3
Independent Contractors. The relationship between BIG and Stoke created by this Agreement is solely that of independent contractors. This Agreement does not create any agency, distributorship, employee-employer, partnership, joint venture or similar business relationship between the Parties, including for all tax purposes. No such Party is a legal representative of the other Party, and no such Party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever. Each such Party shall use its own discretion and shall have complete and authoritative control over its employees. The Parties agree and acknowledge that neither owes any fiduciary duties to the other.
Section 15.4
Governing Law; Service. This Agreement shall be governed by and construed in accordance with the laws of the state of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction, except that any issue which depends upon the validity, scope or enforceability of any Patent Rights shall be determined in accordance with the laws of the country in which such Patent Right was issued or was pending. The Parties agree to exclude the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods. Each Party further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 15.6 shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in the applicable court.
Section 15.5
Dispute Resolution.
15.5.1
Procedures.
(a)
Except as provided in Section 3.3 and Section 15.7, any disputes arising out of or in connection with this Agreement, including any questions regarding its existence, validity, interpretation, breach or termination (a “Dispute”) shall first be referred to the Executive Officers of the Parties, who shall confer in good faith on the resolution of such Dispute. Any final decision mutually agreed to by the Executive Officers, which shall be reflected in a written document executed by the Parties, shall be conclusive and binding on the Parties. If the Executive Officers are not able to agree on the resolution of any such Dispute within [***] (or such other period of time as mutually agreed by the Executive Officers) after such Dispute was first referred to them in writing, then, except as set forth in clause (b) of this Section 15.5.1, such Dispute shall be resolved through binding arbitration in accordance with Section 15.5.2.
(b)
Nothing contained in this Agreement shall deny either Party the right to seek injunctive or other equitable relief from a court of competent jurisdiction in the context of a bona fide emergency or prospective irreparable harm, and such an action may be filed and maintained notwithstanding any ongoing arbitration proceeding or other procedures set forth herein.
15.5.2
Any Dispute not resolved by the Executive Officers shall be submitted to the International Chamber of Commerce (the “ICC”) for resolution by arbitration before three (3) arbitrators, under the Arbitration Rules of the ICC as of the Effective Date, and the following shall apply:

(a)
Each Party shall select one (1) arbitrator, and the two (2) Party-selected arbitrators shall then together select the third arbitrator.
(b)
The place of arbitration shall be Toronto, Canada (unless another location is otherwise agreed to by the Parties). The proceedings and related communications shall be in English.
(c)
The decision and award of the arbitration panel shall be made by majority decision and shall be final, non-appealable and binding on the Parties hereto and their successors and assigns. Judgment may be entered thereon in a court of competent jurisdiction. The arbitral award shall be accompanied by a reasoned opinion.
(d)
Except as expressly permitted in this Agreement or required by applicable Law, no Party nor arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Parties. Any documents submitted to or issued by the arbitration panel shall be kept confidential and shall not be disclosed, except that any such documents may be disclosed (i) as reasonably necessary in connection with any action to enforce or collect the award or (ii) to the extent discoverable or admissible in any action arising out of or in connection with this Agreement.
(e)
The fees and expenses of the arbitrators and any administrative fees associated with the arbitration will be shared equally by the Parties. Unless otherwise set forth in the arbitration award, the Parties will otherwise bear their respective expenses (including their respective legal, expert and other fees and costs) of the arbitration.
(f)
Nothing in this Agreement will preclude either Party from applying to any court of competent jurisdiction at any time during the pendency of an arbitration hereunder or otherwise to (i) enforce the arbitration provisions in this section of this Agreement (including with respect to maintaining the confidentiality of any arbitration proceedings and non-public information) or (ii) seek equitable relief, including interim, provisional or similar relief (including a temporary restraining order or a preliminary injunction).
Section 15.6
Language for Communications; Notice.
(a)
All communications, meetings (including meeting materials) and notices to be made or given by one Party to the other Party pursuant to this Agreement will be in the English language.
(b)
Any notice required or permitted to be given by this Agreement shall be in writing, in English and refer specifically to this Agreement. Any and all notices or other communications (other than day-to-day business or operational communications between the Parties) or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective if (a) delivered by hand or by overnight courier with tracking capabilities, (b) mailed postage prepaid by registered, or certified mail with receipt confirmation or (c) delivered electronically via email with the notice in the body of the email or attached as a PDF or other electronic file and with receipt acknowledged by the recipient (excluding automatic replies) and followed up by delivery via clauses (a) or (b) within five (5) Business Days, and addressed or sent as set forth below unless changed by notice so given:

If to Stoke:

Stoke Therapeutics, Inc.
45 Wiggins Avenue
Bedford, MA 01730
Email: [***]
Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Stoke Therapeutics, Inc.
45 Wiggins Avenue
Bedford, MA 01730
Email: [***]
Attention: Legal

If to BIG: Biogen International GmbH

Neuhofstrasse 30

Address: 6340 Baar

Switzerland

Attention: President, European Region

with a copy (which shall not constitute notice) to:

Biogen Inc.

Address: 225 Binney Street

Cambridge, MA 02142

Email: [***]

Attention: Chief Legal Officer

Any such notice delivered via method (a) or (b) shall be deemed given on the date received. Any such notice delivered via method (c) shall be deemed given on the date that the recipient acknowledges receipt of the electronic notice by replying to the sender a message confirming receipt, such acknowledgement and confirmation shall not be unreasonably delayed, withheld, or conditions. A Party may add, delete, or change the Person or address or email address to which notices should be sent at any time upon written notice delivered to the Party’s notices in accordance with this Section 15.6. Each Party providing notice under methods (a) or (b) above shall concurrently with the physical delivery of such notice send each recipient an email with a courtesy PDF copy of the notice, which shall not constitute notice.

Section 15.7
Specific Performance. The Parties agree that irreparable damage may occur in the event any provision hereof was not performed in accordance with the terms hereof and that the Parties will be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or in equity.

Section 15.8
Compliance with Law; Severability. Nothing in this Agreement shall be construed to require the commission of any act contrary to Law. If any one or more provisions of this Agreement is held to be invalid, illegal or unenforceable under any present or future Law and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties.
Section 15.9
Non-Use of Names. Neither Party shall not use the name, trademark, logo, or physical likeness of the other Party or any of its respective officers, directors or employees, or any adaptation of any of them, in any advertising, promotional or sales literature, without the other Party’s prior written consent, not to be unreasonably withheld, delayed or conditioned. Each Party shall require its Affiliates and Sublicensees to comply with the foregoing.
Section 15.10
Successors and Assigns. Neither this Agreement nor any of the rights or obligations created herein may be assigned by either Party, in whole or in part, without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed, except that (a) either Party shall be free to assign this Agreement without the other Party’s consent (i) in whole or in part to an Affiliate of such Party, provided that such Party shall remain liable and responsible to the other Party for the performance and observance of all duties and obligations by such Affiliate, or (ii) in whole in connection with any sale of all or substantially all of the assets of the Party to a Third Party, whether by merger, consolidation, divestiture, restructure, sale of stock, sale of assets or otherwise (a “Sale Transaction”), provided that the Person to which this Agreement is assigned expressly agrees in writing to assume and be bound by all obligations of the assigning Party under this Agreement; (b) with respect to all Licensed Products or with respect to all Option Products, on and after the First Commercial Sale of the first Licensed Product or the first Option Product, as applicable, BIG shall have the right to assign this Agreement without Stoke’s consent in connection with any sale of all or substantially all of the assets of BIG that relate to the Licensed Products or the Option Products, as applicable, to a Third Party, whether by divestiture or asset sale, provided that the Person to which this Agreement is partially assigned expressly agrees in writing to assume and be bound by all obligations of BIG under this Agreement that has been so assigned, and (c) on a Licensed Product-by-Licensed Product and Option Product-by-Option Product basis after the First Commercial Sale of such Licensed Product or Option Product, Stoke shall have the right to assign its right to receive royalty payments for such Licensed Product or Option Product hereunder without BIG’s consent to a bona fide Third Party engaged in the business of royalty monetization; provided that such Party shall remain liable and responsible to the other Party for the performance and observance of all duties and obligations by such Third Party, provided further, that for the avoidance of doubt, BIG will not be obligated to provide any information or assistance to such Third Party other than as expressly provided in this Agreement, provided, further, that such Third Party expressly agrees in writing to be bound by Section 8.8.3 hereof. A copy of a written agreement by an assignee described above shall be provided to the non-assigning Party within [***] (or as soon as practicable) of execution of such written agreement. This Agreement shall bind and inure to the benefit of the successors and permitted assigns of the Parties hereto. Any attempted assignment of this Agreement in contravention of this Section 15.10 shall be null and void.
Section 15.11
Waivers. A Party’s consent to or waiver, express or implied, of the other Party’s breach of any of its obligations hereunder shall not be deemed to be or construed as a consent to or waiver of any other breach of the same or any other obligations of such other Party. A Party’s failure to complain of any act, or failure to act, by the other Party, to declare the other Party in default, to insist upon the strict performance of any obligation or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof, no matter how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder, of any such breach, or of any other obligation or condition. A Party’s consent in any one instance shall not limit or waive the necessity to obtain such Party’s consent in any future instance and in any event no consent or waiver shall be effective for any purpose hereunder unless such consent or waiver is in writing and signed by the Party granting such consent or waiver.
Section 15.12
No Third Party Beneficiaries. Nothing in this Agreement shall be construed as giving any Person, other than the Parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof, except for the provisions of Article 11 (with respect to which the persons to which Article 11 applies shall be Third Party beneficiaries for Article 11 only in accordance with the terms and conditions of Article 11).
Section 15.13
Force Majeure. Except with respect to delays or nonperformance by a Party caused by the negligent or intentional act or omission of such Party, any delay or nonperformance by such Party (other than a delay or failure to make payment) will not be considered a breach of this Agreement to the extent such delay or nonperformance is caused by acts of God, natural disasters, acts or failures to act of the government (including any Regulatory Authority or other Governmental Authority or civil or military authority), fire, floods, epidemics, pandemic, quarantine, energy crises, war or riots or other similar cause outside of the reasonable control of such Party arising after the Effective Date (each, a “Force Majeure Event”), provided that the Party affected by such Force Majeure Event will promptly begin or resume performance as soon as reasonably practicable after the event has abated.
Section 15.14
Headings; Exhibits; Appendices. Article and Section headings used herein are for convenient reference only, and are not a part of this Agreement. All Exhibits are incorporated herein by this reference.
Section 15.15
Interpretation. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders. The term “including” as used herein means including, without limiting the generality of any description preceding such term. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “herein”, “hereof” and “hereunder” and words of similar import will be construed to refer to this Agreement in its entirety and not to any particular provision hereof. The word “or” has the inclusive meaning represented by the phrase “and/or”. This Agreement was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this Agreement. The Parties and their counsel have cooperated in the drafting and preparation of this Agreement, and this Agreement therefore shall not be construed against any Party by virtue of its role as the drafter thereof.
Section 15.16
Counterparts Electronic or Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed and delivered electronically or by facsimile and upon such delivery such electronic or facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other Party.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

STOKE THERAPEUTICS, INC.

By: /s/ Edward M. Kaye, MD

Name: Edward M. Kaye

Title: Chief Executive Officer

By: /s/ Eric Olson

Name: Eric Olson

Title: Chief Business Officer

Biogen International GmbH

By: /s/ Wolfram Schmidt

Name: Wolfram Schmidt

Title: President, Europe

[Signature Page to License and Collaboration Agreement]

Exhibit 6.2

Principal Terms of Clinical Supply Agreement

Summary

This Term Sheet summarizes the key terms for the Clinical Supply Agreement described in Section 6.2 of the Agreement. Any capitalized terms used herein that are not defined shall have the meanings assigned to them in the Agreement.

Manufacture and Supply

Stoke shall Manufacture (or have Manufactured) and supply to BIG, BIG’s requirements of the Licensed Product in the form of fully released bulk labeled vials (“Finished Drug Product”) and placebo (the Finished Drug Product and placebo collectively the “Product”) for use by BIG to conduct its Development activities, including clinical Development activities under the Agreement, in the BIG Territory. All products Manufactured and delivered under the Clinical Supply Agreement will conform to the applicable specifications, certificate of analysis, and certificate of conformance for such products, and will have been Manufactured in accordance with cGMP, the Quality Agreement, any applicable Regulatory Approval, and applicable Law.

Subcontracting

Stoke may not subcontract any of its obligations under the Clinical Supply Agreement to a Third Party without BIG’s prior written consent, provided that Stoke may use the any subcontractors identified in the Global Development Plan in conducting its obligations under the Clinical Supply Agreement (each such approved Third Party a “Stoke CMO”). In the event Stoke intends to enter into any new agreement (or amendment any material provision of an existing agreement) with a Stoke CMO, it shall notify BIG of such proposed new agreement or amendment and provide BIG the reasonably opportunity to review and comment on such proposed agreement or amendment.

Stoke, BIG, and each Stoke CMO (including existing Stoke CMOs) will enter into a three -way confidentiality agreement to permit the exchange of information relating to the manufacture of product under the Clinical Supply Agreement, provided that all communications with any Stoke CMO shall be managed by Stoke.

If Stoke desires to change the facility used by Stoke to manufacture Product to be supplied to BIG or qualify a new source for Product to be supplied by Stoke to BIG, then Stoke will seek approval for

[Signature Page to License and Collaboration Agreement]

such facility change or qualification of such new source from BIG, which consent will not be unreasonably withheld, conditioned or delayed.

Stoke shall remain solely responsible for the acts, omissions and performance of any Stoke CMO as if such act, omissions and performance had been performed by Stoke itself under the Clinical Supply Agreement and applicable Quality Agreement.

Forecast; KPIs; Order Mechanics.	The Clinical Supply Agreement will include commercially reasonable terms for forecast, key performance indicators, and order mechanics.
Delivery Terms	Stoke will deliver the Product to BIG to a destination specified by BIG, FCA at the CMOs facility (Incoterms 2020) (“Delivery”).
Supply Price

BIG shall pay Stoke for conforming Product at a price equal to [***] (as defined in more detail in the Clinical Supply Agreement, the “Supply Price”). At the time of Delivery, Stoke will invoice BIG at the estimated Supply Price for the Product. BIG shall pay such invoice within [***] after receipt thereof (subject to BIG’s acceptance of such Product). The Clinical Supply Agreement will include a mechanism for quarterly true ups to reflect the actual Supply Price.

BIG will have the right to audit such costs as set forth in the License Agreement.

Quality & Documentation

The Parties shall enter into one or more quality agreements for the Product (“Quality Agreements”). In the event of any inconsistency between the Quality Agreements and the Clinical Supply Agreement, the Quality Agreements shall govern with respect to quality assurance matters, and the Clinical Supply Agreement shall govern with respect to all other matters. Delivery of the Product will be accompanied by a Certificate of Analysis and other such documents as may be required pursuant to the Clinical Supply Agreement, Quality Agreements and applicable Law.

BIG will have the right to perform quality audits with Stoke on Stoke’s CMO under terms to be set forth in the Quality Agreement and the Clinical Supply Agreement.

Manufacturing Representations and Warranties

The Clinical Supply Agreement will contain a representation, warranty and covenant by Licensee that it has obtained (or will obtain) as of the effective date and will maintain during the term of the Clinical Supply Agreement (or, in the event Licensee delegates the importation activities to a Third Party or an Affiliate, will cause the applicable Third Party or Affiliate to obtain and maintain during the term of the Clinical Supply Agreement) the necessary customs clearance and/or import permits) of the applicable Governmental Authority in the BIG Territory for the import of the Finished Drug Product into the BIG Territory, as well as other customary manufacturing and supply related representations and warranties.

Inspection, Acceptance and Rejection

The Clinical Supply Agreement shall contain customary terms regarding BIG’s acceptance and rejection of Product for defects. For patent defects, BIG shall have up to [***] following the Delivery of Product to inspect such product and notify Stoke if any such Product fails to meet the warranties or if the quantity of such Product Delivered is short (“Non-Conforming Product”). In the event of any Non-Conforming Product, Stoke shall, at BIG’s option, (a) promptly replace (or supply in the event of a shortage) such Non-Conforming Product, or (b) refund any amounts paid by BIG for such Non-Conforming Product. Without limiting the foregoing, in all cases (except for a shortage), to the extent Stoke has Delivered any Non-Conforming Product, Stoke shall also reimburse BIG for any shipping costs and other out-of-pocket costs (such costs to be defined in the Clinical Supply Agreement) incurred by BIG for such Non-Conforming Product. The Clinical Supply Agreement shall also contain customary terms regarding BIG’s acceptance and rejection of Product for latent defects.

Governing Law	State of New York.
Limitation of Liability and Other Customary Provisions

The Clinical Supply Agreement shall provide that Stoke’s liability under the Clinical Supply Agreement to BIG, its Affiliates and Sublicensees, in the aggregate, shall be limited to the extent Stoke may recover from the Stoke CMO under the relevant Stoke CMO agreement; provided, however, that this limitation will not apply to Losses arising from Stoke’s breach of contract, negligence, or willful misconduct.

The Clinical Supply Agreement will additionally contain other customary provisions, including indemnification, audit and inspection provisions, confidentiality, record-keeping, tax and insurance provisions.